As filed with the Securities and Exchange Commission on June 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARK-OHIO INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	3460	34-6520107
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6065 Parkland Blvd.

Cleveland, Ohio 44124

(440) 947-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Vilsack

Secretary and General Counsel

6065 Parkland Blvd.

Cleveland, Ohio 44124

(440) 947-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
6.625% Senior Notes due 2027	$350,000,000	100%	$350,000,000	$40,565.00
Guarantees of 6.625% Senior Notes due 2027	—	—	—	— (2)

(1)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Ajax Tocco Magnethermic Corporation	Ohio	3567	74-3062212
Apollo Aerospace Components LLC	Ohio	5085	11-3727316
ATBD, Inc.	Ohio	3460	34-1447432
Autoform Tool & Manufacturing, LLC	Indiana	3714	35-1978983
Bates Rubber, Inc.	Ohio	3061	90-0967326
Blue Falcon Travel, Inc.	Alabama	3460	63-1154367
Control Transformer, Inc.	Ohio	3612	34-1834375
Elastomeros Tecnicos Moldeados, Inc.	Texas	3061	20-2811933
EP Cleveland Holdings, Inc.	Delaware	3061	27-1311742
EP Realty Holdings, Inc.	Delaware	3061	27-1311691
Feco, Inc.	Illinois	3567	36-3738441
Fluid Routing Solutions, LLC	Delaware	3714	26-4196381
Gateway Industrial Supply LLC	Ohio	3469	34-1862827
General Aluminum Mfg. Company	Ohio	3365	34-0641582
Induction Management Services, LLC	Michigan	3567	35-2304890
Integrated Holding Company	Ohio	5085	34-1862827
Integrated Logistics Holding Company	Ohio	5072	34-1862827
Integrated Logistics Solutions, Inc.	Ohio	5085	34-1820111
Lewis & Park Screw & Bolt Company	Ohio	3460	34-1875683
Park-Ohio Forged & Machined Products LLC	Ohio	3720	34-6520107
Park-Ohio Products, Inc.	Ohio	3061	34-1799215
Pharmaceutical Logistics, Inc.	Ohio	8741	34-1878255
Pharmacy Wholesale Logistics, Inc.	Ohio	5122	34-1782668
P-O Realty LLC	Ohio	3460	34-6520187
POVI L.L.C.	Ohio	3460	34-1921968
Precision Machining Connection LLC	Ohio	3541	34-1447432
RB&W Ltd.	Ohio	3460	34-1862827
RB&W Manufacturing LLC	Ohio	3452	34-1862827
Red Bird, Inc.	Ohio	3460	34-1797914
Snow Dragon LLC	Ohio	3569	03-0562114
ST Holding Corp.	Ohio	5085	30-0459958
STMX, Inc.	Ohio	5085	80-0143260
Summerspace, Inc.	Ohio	3460	34-1820113
Supply Technologies LLC	Ohio	5085	34-1862827
Supply Technologies Procurement Company, Inc.	Delaware	5085	37-1797564
The Ajax Manufacturing Company	Ohio	3542	34-1808659
The Clancy Bing Company	Pennsylvania	3460	25-1645335
Tocco, Inc.	Alabama	3567	63-0677577
TW Manufacturing Co.	Ohio	3365	80-0167669
WB&R Acquisition Company, Inc.	Pennsylvania	3460	25-1781418

(1)	The address and phone number of each Registrant Guarantor is c/o Park Ohio-Industries, Inc., 6065 Parkland Blvd., Cleveland, Ohio 44124, (440) 947-2000.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 27, 2017

$350,000,000

PARK-OHIO INDUSTRIES, INC.

OFFER TO EXCHANGE

UP TO $350,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF NEWLY ISSUED 6.625%

SENIOR NOTES DUE 2027

FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING RESTRICTED

6.625% NOTES DUE 2027 ISSUED ON APRIL 17, 2017

On April 17, 2017, we issued $350,000,000 aggregate principal amount of restricted 6.625% Notes due 2027, which we refer to as the “Original Notes,” in a private placement.

We are offering to exchange up to $350,000,000 aggregate principal amount of new 6.625% Notes due 2027, which we refer to as the “Exchange Notes,” for outstanding Original Notes. We refer to this offer to exchange as the “Exchange Offer.” The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, which we refer to as the “Securities Act,” and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be part of the same series as the Original Notes and will be issued under the same indenture. The Exchange Notes will be exchanged for Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.

The Exchange Offer expires at 5:00 p.m. New York City time on                unless extended, which we refer to as the “Expiration Date.”

We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

You should consider carefully the risk factors beginning on page 14 of this prospectus before deciding whether to participate in the Exchange Offer.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Park-Ohio Industries, Inc., 6065 Parkland Boulevard, Cleveland, Ohio 44124 Telephone: (440) 947-2000, Attention: Secretary. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than            , which is five full business days before you must make a decision regarding the Exchange Offer.

This prospectus may only be used where it is legal to make the Exchange Offer and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offer where it is legal to do so.

This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering and the Exchange Notes, including the merits and risks involved.

We make no representation to you that the Exchange Notes are a legal investment for you. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Exchange Notes. Neither the delivery of the prospectus nor any exchange made pursuant to this prospectus implies that any information set forth in this prospectus is correct as of any date after the date of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are “forward-looking statements.” The words “believes”, “anticipates”, “plans”, “expects”, “intends”, “estimates” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to:

•	our substantial indebtedness;

•	the uncertainty of the global economic environment;

•	general business conditions and competitive factors, including pricing pressures and product innovation;

•	demand for our products and services;

•	raw material availability and pricing;

•	fluctuations in energy costs;

•	component part availability and pricing;

•	changes in our relationships with customers and suppliers;

•	the financial condition of our customers, including the impact of any bankruptcies;

•	our ability to successfully integrate recent and future acquisitions into existing operations;

•	changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises;

•	adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities;

•	our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness, including our credit facility and the notes;

•	disruptions, uncertainties or volatility in the credit markets that may limit our access to capital;

•	potential disruption due to a partial or complete reconfiguration of the European Union;

•	increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers;

•	inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities;

•	the outcome of pending and future litigation and other claims and disputes with customers;

•	the outcome of the review conducted by the special committee of our board of directors;

•	our dependence on the automotive and heavy-duty truck industries, which are highly cyclical;

•	the dependence of the automotive industry on consumer spending;

•	our ability to negotiate contracts with labor unions;

ii

•	our dependence on key management;

•	our dependence on information systems;

•	our ability to continue to pay cash dividends; and

•	other factors that we describe in this prospectus under the heading “Risk Factors.”

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

MARKET AND INDUSTRY DATA

Industry and market data included in this prospectus, including market share and ranking data, were obtained from our own research, studies conducted by third parties and industry and general publications published by third parties and, in some cases, are management estimates based on industry and other knowledge. We do not make any representations as to the accuracy of such information. While we believe internal company estimates are reliable and market definitions are appropriate, they have not been verified by any independent sources, and we do not make any representations as to the accuracy of such estimates.

iii

SUMMARY

The following summary highlights selected information and does not contain all the information you should consider. Before deciding to exchange your Original Notes, you should carefully read the entire prospectus, including the section of this prospectus entitled “Risk Factors,” and our historic consolidated financial statements and related notes, which are included in this prospectus. In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our” and other similar terms refer to the consolidated businesses of Park-Ohio Industries, Inc. and all of its subsidiaries, but not its parent, Park-Ohio Holdings Corp. Our parent company does not have any independent material operations or assets. Unless otherwise indicated, “Refinancing Transactions” refer to the transactions described below under “The Refinancing Transactions.” Unless otherwise indicated or the context requires otherwise, all references in this prospectus to “Notes” mean collectively the Original Notes and the Exchange Notes.

The Company

We are a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. We operate through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

Supply Technologies provides our customers with Total Supply Management™, a proactive solutions approach that manages the efficiencies of every aspect of supplying production parts and materials to our customers’ manufacturing floor, from strategic planning to program implementation. Our Assembly Components business manufactures products oriented towards fuel efficiency and reduced emission standards, and our Engineered Products business utilizes proprietary technology and specializes in the engineering, construction, service and repair of induction heating and melting systems, primarily for the ferrous and non-ferrous metals, silicon, coatings, forging, foundry, automotive and construction equipment industries. Our businesses are exposed to diverse and highly attractive geographic end markets, including the United States, Europe, Asia, Mexico, and Canada. For the year ended December 31, 2016, we generated net sales of $1,276.9 million and net income of $32.7 million.

End Market Mix Year End 2016	Geographic Mix Year End 2016

The following table summarizes the key attributes of each of our business segments:

	Supply Technologies	Assembly Components	Engineered Products
Net Sales(1)	$502 million (39% of total)	$529 million (42% of total)	$245 million (19% of total)

Selected Products	Sourcing, planning and procurement of over 190,000 production components, including: • Fasteners • Pins • Valves • Hoses • Wire harnesses • Clamps and fittings • Rubber and plastic components

• Control arms

• Knuckles

• Injection molded rubber products

• Turbo charging hose

• Turbo coolant hose

• Rubber and thermoplastic hose

• Oil pans

• Flywheel spacers

• Steering racks

• Fuel filler assemblies

• Gasoline direct injection systems

• Induction heating and melting systems • Pipe threading systems • Industrial oven systems • Forging presses • Forged steel and machined products

Selected Industries Served

• Heavy-duty truck

• Power sports and recreational equipment

• Aerospace and defense

• Electrical distribution and controls

• Consumer electronics

• Bus and coaches

• Automotive

• Agricultural and construction equipment

• HVAC

• Lawn and garden

• Semiconductor equipment

• Aerospace and defense

		• Automotive • Agricultural equipment • Construction equipment • Heavy-duty truck • Marine equipment	• Ferrous and non-ferrous metals • Coatings • Forging • Foundry • Heavy-duty truck • Construction equipment • Automotive • Oil and gas • Rail • Aerospace and defense

Selected Customers	Applied Materials Black & Decker Eaton Ford Husqvarna IBM Invacare John Deere Lenovo NACCO Polaris Rockwell Trane Volvo/Mack Governments	Bosch Chrysler Dayco Delphi Eaton Ford GM Hitachi Honda Linamar Toyota Yazaki YH America ZF	Amstead/ASF Arcelor Mittal CAT EMD Goodrich Aerospace GKN GrafTech Messier Dowty Mitsubishi Rockwell Saudi Steel Pipe Trinity U.S. Steel Weatherford Yakazi

(1)	Results are for the year ended December 31, 2016.

We believe that the diversity of our revenue base and end markets, as well as the significant breadth and overall quality of our products and services, enhances our business model, including our credit profile. Each of our three operating segments benefits from distinct demand cycles, and we have the ability to generate significant cash flow throughout economic cycles. We have established leading market positions across a variety of industries, and we believe we maintain a leading market position in products and services that represent a substantial portion of our net sales. We benefit from long-term, entrenched relationships with high-quality customers that include leading OEMs, and we derive a significant portion of our net sales from sole-source arrangements.

Supply Technologies

Our Supply Technologies business provides our customers with Total Supply Management™, a proactive solutions approach that manages the efficiencies of every aspect of supplying production parts and materials to our customers’ manufacturing floor, from strategic planning to program implementation. Total Supply Management™ includes such services as engineering and design support, part usage and cost analysis, supplier selection, quality assurance, bar coding, product packaging and tracking, just-in-time and point-of-use delivery, electronic billing services and ongoing technical support. We operate 65 logistics service centers in the United States, Mexico, Canada, Puerto Rico, Scotland, Hungary, China, Taiwan, Singapore, India, England, France, Spain, Poland, Northern Ireland and Ireland as well as production sourcing and support centers in Asia. Through our supply chain management programs, we supply more than 190,000 globally-sourced production components, many of which are specialized and customized to meet individual customers’ needs.

Total Supply Management™ provides our customers with an expert partner in strategic planning, global sourcing, technical services, parts and materials, logistics, distribution and inventory management of production components. Some production components are characterized by low per unit supplier prices relative to the indirect costs of supplier management, quality assurance, inventory management and delivery to the production line. In addition, Supply Technologies delivers an increasingly broad range of higher-cost production components including valves, fuel hose assemblies, electro-mechanical hardware, labels, fittings, steering components and many others. Applications engineering specialists and the direct sales force work closely with the engineering staff of OEM customers to recommend the appropriate production components for a new product or to suggest alternative components that reduce overall production costs, streamline assembly or enhance the appearance or performance of the end product. As an additional service, Supply Technologies also provides spare parts and aftermarket products to end users of its customers’ products.

Total Supply Management™ services are typically provided to customers pursuant to sole-source arrangements. We believe our services distinguish us from traditional buy/sell distributors, as well as manufacturers who supply products directly to customers, because we outsource our customers’ high-volume production components supply chain management, providing processes customized to each customer’s needs and replacing numerous current suppliers with a sole-source relationship. Our highly-developed, customized, information systems provide global transparency and flexibility through the complete supply chain. This enables our customers to: (1) significantly reduce the direct and indirect cost of production component processes by outsourcing internal purchasing, quality assurance and inventory fulfillment responsibilities; (2) reduce the amount of working capital invested in inventory and floor space; (3) reduce component costs through purchasing efficiencies, including bulk buying and supplier consolidation; and (4) receive technical expertise in production component selection and design and engineering. Our sole source arrangements foster long-term, entrenched supply relationships with our customers and, as a result, the average tenure of service for our top 50 Supply Technologies clients exceeds seven years. Supply Technologies’ remaining sales are generated through the wholesale supply of industrial products to other manufacturers and distributors pursuant to master or authorized distributor relationships.

The Supply Technologies segment also engineers and manufactures precision cold formed and cold extruded products, including locknuts, SPAC® nuts and wheel hardware, which are principally used in applications where controlled tightening is required due to high vibration. Supply Technologies produces both standard items and specialty products to customer specifications, which are used in large volumes by customers in the automotive, heavy-duty truck and rail industries.

Assembly Components

Our Assembly Components business manufactures products oriented towards fuel efficiency and reduced emission standards. The Assembly Components segment designs, develops and manufactures aluminum products and highly efficient, high pressure Direct Fuel Injection fuel rails and pipes, fuel filler pipes that route fuel from the gas cap to the gas tank, as well as flexible multi-layer plastic and rubber assemblies used to transport fuel from the vehicle’s gas tank and then, at extreme high pressure, to the engine’s fuel injector nozzles. These advanced products, coupled with Turbo Enabled engines, make up large and growing engine architecture for all worldwide car manufacturers. The Assembly Components segment also designs and manufactures Turbo Charging hoses along with Turbo Coolant hoses that will be required as engines get downsized to three and four cylinders from six or eight cylinders. This engine downsizing increases efficiency, while dramatically decreasing pollution levels.

In addition, our Assembly Components segment operates what we believe is one of the few aluminum component suppliers that have the capability to provide a wide range of high-volume, high-quality products utilizing a broad range of processes including gravity and low pressure permanent mold, die-cast and lost-foam, as well as emerging alternative casting technologies. We also provide machining to our aluminum products customers.

Engineered Products

Our Engineered Products segment operates a diverse group of niche manufacturing businesses that design and manufacture a broad range of highly-engineered products, including induction heating and melting systems, pipe threading systems and forged and machined products. We manufacture these products in 13 domestic facilities throughout the United States and 22 international facilities in Canada, Mexico, the United Kingdom, Belgium, Germany, China, Italy, India, Japan, Spain and Brazil.

Our induction heating and melting business utilizes proprietary technology and specializes in the engineering, construction, service and repair of induction heating and melting systems, primarily for the ferrous and non-ferrous metals, silicon, coatings, forging, foundry, automotive and construction equipment industries. Our induction heating and melting systems are engineered and built to customer specifications and are used primarily for melting, heating, and surface hardening of metals and curing of coatings. Approximately 51% of our induction heating and melting systems’ revenues are derived from the sale of replacement parts and provision of field service, primarily for the installed base of our own products. Our pipe threading business serves the oil and gas industry. We also engineer and install mechanical forging presses, sell spare parts and provide field service for the large existing base of mechanical forging presses and hammers in North America. We machine, induction harden and surface finish crankshafts and camshafts, used primarily in locomotives. We forge aerospace and defense structural components such as landing gears and struts, as well as rail products such as railcar center plates and draft lugs.

Competitive Strengths

Our competitive strengths include the following:

•	Leading Market Positions in Attractive Niche Markets. In many cases, our businesses have achieved leading market positions as a result of our value-added services, high-quality products, superior customer service, expertise in applications and engineering, low costs and commitment to partnering with our customers. We believe we maintain a leading market position in products and services that represent a substantial portion of our sales, and that Supply Technologies is a leading provider of North American Production Parts Total Supply Management™. In addition, a significant portion of our net sales are sole-sourced.

•	Entrenched Relationships with High-Quality Customers. We have been successful in forming and maintaining long-term customer relationships, many of which have been in place for several years. The quality and value of our products and services and the strength of our relationships have allowed us to serve the majority of our significant customers across our three business segments on a sole-source basis. Supply Technologies’ customized supply chain management programs, delivery systems and on-site employees enhance the relationships with our customers, as well as create high switching costs. As a result, the average tenure of ongoing service to our top 50 Supply Technologies customers exceeds ten years. In addition, our Assembly Components and Engineered Products customers tend to maintain long-term, sole-source relationships with us because of the high-quality products that we provide to them as well as the high switching costs they face due to up-front tooling and engineering costs.

•	Highly Diversified Revenue Base and End Markets. We provide a significant breadth of proprietary, value-added solutions to our world-class customer base. Our products are sold to over 10,000 customers, and no customer represented more than 7% of our total net sales for the year ended December 31, 2016. We sell our products and services in a diverse set of end markets, including the automotive and vehicle parts, heavy-duty truck, industrial equipment, steel, rail, electrical distribution and controls, aerospace and defense, oil and gas, power sports and recreational equipment, HVAC, electrical components, appliance and semiconductor equipment industries. Over the past several years, we have focused on diversifying across attractive end markets and geographies, and as a result, have reduced our concentration in the U.S. market to 71%, with the remainder in Asia, Europe, Canada and Mexico. In the past three years, our international sales have grown by 18%.

•	Significant Cash Flow Generation throughout Economic Cycles. Each of our three operating segments benefits from distinct demand cycles and has differing cash flow characteristics, allowing us to generate significant cash flow throughout economic cycles. We believe we are well-positioned for growth during cyclical upturns, and have demonstrated our ability to quickly reduce variable costs and enhance profit and cash flows during cyclical downturns. Our ability to generate cash throughout economic cycles is enhanced by our streamlined cost structure, our limited capital expenditure requirements, our efficient working capital management and our financial discipline, which was demonstrated in 2016 when we delivered record operating cash flows of $71.5 million. Our sizable and scalable operating platform creates significant embedded operating leverage, leading to future potential cash flow generation. We believe we have sufficient borrowing capacity and free cash flow to support our currently contemplated growth plans.

•	Sophisticated Systems Infrastructure. We have made significant investments in Supply Technologies’ management information and communication systems to more efficiently plan, manage and deliver over 190,000 globally-sourced production components to our customers. Electronic data interchange capabilities provide an interactive order system to a majority of our customers. Supply Technologies’ customized systems enable us to provide customers with just-in-time delivery of bar-coded packages labeled for delivery to specific work stations. These systems also enhance fill rates by automatically searching alternative branches for products that are unavailable at a particular location and by routing those products for shipment where needed. These systems allow us to reduce our investment in working capital while meeting our customers’ demands and are scalable with moderate investment to support much larger volumes. Our highly-developed, customized, information systems provide transparency and flexibility through the complete supply chain. This enables our customers to: (1) significantly reduce the direct and indirect cost of production component processes by outsourcing internal purchasing, quality assurance and inventory fulfillment responsibilities; (2) reduce the amount of working capital invested in inventory and floor space; (3) reduce component costs through purchasing efficiencies, including bulk buying and supplier consolidation; and (4) receive technical expertise in production component selection and design and engineering.

•	Proven Management Team Executing Focused Strategy. We have an experienced, deep and stable management team led by Edward Crawford, our Chairman of the Board and Chief Executive Officer, and Matthew Crawford, our President and Chief Operating Officer, who, as of March 31, 2017, collectively beneficially owned approximately 29% of our parent company’s outstanding common stock. Our senior management team has an average of over 20 years of relevant industry experience and a proven track record of delivering profitable organic growth, generating cash flows, controlling costs, reducing debt, and successfully integrating value-creating acquisitions. Our operating units are managed on a decentralized basis by operating unit managers, while our corporate management team provides strategic direction and support.

Business Strategy

Our overall goal is to be a leading global provider of integrated supply chain services and a leading low-cost manufacturer of highly-engineered products to a broad range of clients. Our business strategy includes the following:

•	Capitalize on Favorable Market Trends. We intend to pursue opportunities created by attractive market trends in all of our business segments. Industrial OEMs are increasingly focusing on their core competencies and reducing costs and therefore continue to increase their reliance on key suppliers, such as Supply Technologies, for global production component procurement and global supply chain management. In our Assembly Components segment, automotive OEMs are increasingly seeking ways to reduce vehicle weights and lower emissions to satisfy increasing worldwide governmental standards and increasing global demand for fuel efficient and environmentally compliant vehicles. Our products, including fuel filler systems, gasoline direct injection products, and aluminum castings support our customers’ efforts to produce fuel efficient and low emission vehicles. Demand for induction hardening and melting products and forging expertise has become more global as many developed and emerging economies continue to repair and build much needed infrastructure which should result in strong long-term demand for products in our Engineered Products segment.

•	Leverage Existing Customer Relationships. We seek to enhance our customer relationships across all of our business segments by providing additional high-quality services, working with our customers to engineer products to meet specific application requirements, and continually broadening our design and engineering capabilities. We also leverage existing customer relationships by pursuing opportunities to expand the number and type of components we provide to our existing customers, increase the number of existing customers’ plants we serve, and capitalize on and assist with the global expansion of our core customers.

•	Extend Global Sourcing Network and Develop New Products. We have significantly expanded our global sourcing capabilities and product breadth. We source our products domestically as well as from low-cost regions such as Taiwan, China, South Korea and India. In Supply Technologies, we currently have in excess of 4,000 suppliers, and no single supplier accounted for more than $9.0 million of purchases for 2016. We intend to continue to deepen and broaden our foreign sourcing network to provide our customers with access to the lowest-cost components. We also continue to develop new products to meet our customers’ demands. We anticipate that by further broadening our global sourcing network and developing new technologies and products, we will be able to improve the range, quality and price of products that we offer our customers.

•	Expand Across Geographies. While we believe we can continue to penetrate within our current markets, we will continue to pursue and capitalize on global market opportunities within existing and new rapidly industrializing nations.

•	Selected Strategic Acquisitions. We will continue to pursue an acquisition strategy focused on acquiring leading businesses that are accretive to our earnings and immediately enhance our existing platform of leading businesses. We have a strong management team with a long history of acquiring and seamlessly integrating attractive assets into our existing business as evidenced by our most recent acquisitions.

Refinancing Transactions

On April 17, 2017, we completed the sale of $350 million in aggregate principal amount of the Original Notes. The Original Notes bear an interest rate of 6.625% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year commencing on October 15, 2017. The Original Notes mature on April 17, 2027. In connection with the sale of the Original Notes, we entered into a seventh amended and restated credit agreement, which we refer to as the new revolving credit facility. The new revolving credit facility, among other things, provides an increased revolving credit facility up to $350 million, extends the maturity date of the borrowings under the revolving credit facility to April 17, 2022 and amends fee and pricing terms.

Furthermore, we have the option to increase the availability under the new revolving credit facility by $100 million. We also purchased all of our outstanding 8.125% senior notes due 2021 in aggregate principal amount of $250 million and repaid in full the term loan outstanding under our existing credit facility, as well as a portion of the borrowings outstanding under our revolving credit facility.

The term “Refinancing Transactions” refers to the offering of the Original Notes, our entry into the new revolving credit facility and the use of the proceeds from the offering of the Original Notes and borrowings under the new revolving credit facility to repurchase all of our outstanding 2021 senior notes and to repay in full the term loan outstanding under our existing credit facility, as well as a portion of the borrowings outstanding under our revolving credit facility.

Recent Developments

In December 2016, we acquired GH Electrotermia S.A. (“GH”), headquartered in Valencia, Spain, for $23.4 million in cash (net of $6.3 million cash acquired), plus the assumption of $13.9 million in debt. GH, which had 2016 revenues of approximately $46 million, is a global leader in the design, manufacturing and testing of induction heating equipment and heat treat solutions. GH, which operates through its locations in Spain, India, Germany, China and the United States, strengthens our position as the global leader of induction products and adds key technologies to our already diverse portfolio of induction hardening capabilities.

Information about Park-Ohio Industries, Inc.

We are a wholly owned subsidiary of Park-Ohio Holdings Corp. and were incorporated in Ohio in 1984. Our principal executive office is located at 6065 Parkland Boulevard, Cleveland, Ohio 44124, and our telephone number is (440) 947-2000. Our parent company’s website address is http://www.pkoh.com. Information contained on our parent company’s website is not a part of this prospectus. Our parent company’s common shares are traded on the Nasdaq Global Select Market under the symbol “PKOH.”

The Exchange Offer

The following summary contains basic information about the Exchange Offer. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Exchange Offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $350,000,000 aggregate principal amount of our registered 6.625% Notes due 2027, which we refer to as the “Exchange Notes,” for an equal principal amount of our outstanding restricted 6.625% Notes due 2027, which we refer to as the “Original Notes,” that were issued on April 17, 2017. The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except for transfer restrictions and registration rights and related special interest provisions relating to the Original Notes. Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.

Purposes of the Exchange Offer	The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Original Notes.

Expiration Date; withdrawal of tenders; return of Original Notes not accepted for exchange	The Exchange Offer will expire at 5:00 p.m., New York City time, on , or on a later date and time to which we extend it. We refer to such time and date as the “Expiration Date.” Tenders of Original Notes in the Exchange Offer may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Procedures for tendering Original Notes	Each holder of Original Notes wishing to participate in the Exchange Offer must follow procedures of The Depository Trust Company’s, or “DTC,” Automated Tender Offer Program, or “ATOP,” subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receives, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your Original Notes; and • you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Original Notes.”

Consequences of failure to exchange Original Notes	You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. The Exchange Offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary.

Exchange agent	Wells Fargo Bank, National Association.

Certain U.S. federal income tax considerations	As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.

Risk Factors	You should carefully read and consider the risk factors beginning on page 14 of this prospectus before deciding whether to participate in the Exchange Offer.

The Exchange Notes

The following is a brief summary of the principal terms of the Exchange Notes and is provided solely for your convenience. It is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of Notes.”

Issuer	Park-Ohio Industries, Inc.

Securities Offered	Up to $350,000,000 aggregate principal amount of 6.625% senior notes due 2027.

Maturity	April 15, 2027.

Interest	Interest on the Exchange Notes will accrue at a rate of 6.625% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year.

Interest Payment Dates	April 15 and October 15, commencing October 15, 2017.

Guarantee	The Exchange Notes will be fully and unconditionally guaranteed on a senior basis by our existing and future material domestic subsidiaries that guarantee debt under our new revolving credit facility. Our foreign subsidiaries, subsidiaries and holding companies thereof, and our immaterial domestic subsidiaries will not guarantee the notes. See “Description of Notes—Ranking and Guarantee.”

Our non-guarantor subsidiaries accounted for approximately 25% of our net sales for the three months ended March 31, 2017, and held approximately 36% of our consolidated assets as of March 31, 2017.

Ranking	The Exchange Notes and the guarantees are unsecured, senior obligations. Accordingly, they will:

•    rank equally in right of payment to all of our and the guarantors’ existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness, including indebtedness under our new revolving credit facility;

• be senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness; and

• structurally subordinated to all obligations of our non-guarantor subsidiaries.

As of March 31, 2017, after giving effect to the Refinancing Transactions, we and the guarantors would have had approximately $150.6 million of secured indebtedness outstanding, and an additional $187.6 million would have been available for borrowing under our new revolving credit facility, net of letters of credit. As of March 31, 2017, after giving effect to the Refinancing Transactions, the Exchange Notes would have been effectively junior to $47.6 million of liabilities (excluding trade payables) of our non-guarantor subsidiaries. See “Description of Other Indebtedness” and our unaudited interim consolidated financial statements for the three months ended March 31, 2017, including the notes thereto, which are included in this prospectus.

Optional Redemption	We may redeem all or a part of the Notes on one or more occasions on or after April 15, 2022, at the redemption prices set forth in this prospectus under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest and special interest, if any, to the date of redemption. In addition, on or prior to April 15, 2020, we may redeem on one or more occasions up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings by us, or our parent company that are contributed to us, at the redemption price set forth in this prospectus, plus accrued and unpaid interest, provided that at least 60% of the aggregate principal amount of the Notes issued remains outstanding after the redemption. We may also redeem all or a part of the Notes on one or more occasions prior to April 15, 2022, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium set forth in this Prospectus under “Description of Notes—Optional Redemption” and accrued and unpaid interest.

Change of Control	If we experience a change of control or we or any of our restricted subsidiaries sell certain assets, we may be required to offer to purchase the Notes at the prices set forth under “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.”

Covenants	We will issue the Exchange Notes under the indenture dated as of April 17, 2017 among us, the guarantors and the trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness and issue preferred stock;

• pay dividends or make restricted payments;

• make investments;

• sell assets;

• enter into transactions with affiliates;

• merge or consolidate with other entities; and

• create liens.

Each of the covenants is subject to a number of important exceptions and qualifications, including the suspension of certain covenants if the Notes achieve specified credit ratings and no default has occurred or is continuing. See “Description of Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Trustee	Wells Fargo Bank, National Association.

Summary Historical Consolidated Financial Information

The table below sets forth certain of our summary historical consolidated financial data as of and for each of the periods indicated. The consolidated historical financial information as of and for the fiscal years ended December 31, 2016, 2015 and 2014 is derived from our audited consolidated financial statements and the notes thereto. The consolidated historical financial information as of and for the three months ended March 31, 2017 and 2016 is derived from our unaudited interim consolidated financial statements. Our unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of full-year results. Results of operations for the three month period ended March 31, 2017 are not necessarily indicative of results of operations that may be expected for the full fiscal year. The data below should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto, which are included elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
	2016	2015	2014	2017	2016
	(Dollars in millions)
Statement of Operations Data:
Net sales	$1,276.9	$1,463.8	$1,378.7	$343.8	$328.0
Cost of sales	1,073.9	1,228.6	1,144.2	288.3	280.2

Gross profit	203.0	235.2	234.5	55.5	47.8
Selling, general and administrative expenses	128.9	134.4	135.6	36.6	32.4
Asset impairment charge	4.0	—	—	—	4.0
Litigation judgment costs (settlement gain)	—	2.2	—	(3.3)	—

Operating income	70.1	98.6	98.9	22.2	11.4
Interest expense	28.2	27.9	26.1	7.4	7.1

Income before income taxes	41.9	70.7	72.8	14.8	4.3
Income tax expense	9.2	21.5	25.2	4.7	1.6

Net income	32.7	49.2	47.6	10.1	2.7
Net income attributable to noncontrolling interest	(0.5)	(0.6)	(1.3)	(0.3)	—

Net income attributable to Park-Ohio common shareholder	$32.2	$48.6	$46.3	$9.8	$2.7

	Year Ended December 31,			Three Months Ended March 31,
	2016	2015	2014	2017	2016
	(Dollars in millions)
Balance Sheet Data (as of period end):
Cash and cash equivalents	$54.4	$48.4	$48.3	$57.9	$48.7
Working capital	305.4	312.7	304.5	324.9	314.0
Property, plant and equipment	169.6	154.1	141.0	171.3	152.5
Total assets(1)	979.6	939.6	958.8	1,030.4	960.1
Total debt(2)	475.0	468.1	443.8	486.7	465.4
Shareholder’s equity	231.7	202.3	177.9	248.3	210.3
Other Financial Data:
Depreciation and amortization	29.6	27.9	22.4	7.8	7.4
Capital expenditures, net	28.5	36.5	25.8	6.1	8.9
Ratio of earnings to fixed charges(3)	2.2x	3.0x	3.2x	2.6x	1.5x
Segment Data:
Net Sales:
Supply Technologies	502.1	578.7	559.6	133.2	129.9
Assembly Components	529.4	569.2	490.5	139.3	131.7
Engineered Products	245.4	315.9	328.6	71.3	66.4
Segment operating income:
Supply Technologies	40.0	50.3	42.5	11.3	10.2
Assembly Components	50.5	57.9	42.0	12.5	10.2
Engineered Products	10.6	20.9	42.7	1.7	1.4

(1)	Amounts for 2014 reflect reclassification of unamortized debt issuance costs from other long-term assets to long-term debt in accordance with ASU 2015-03, which was adopted in 2016.
(2)	Excludes unamortized debt issuance costs.
(3)	Earnings consist of earnings before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

RISK FACTORS

The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes that will not apply to the Exchange Notes. You should carefully consider the risks described below and all of the information contained in this prospectus before making a decision on whether or not to participate in the Exchange Offer. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Disclosure Regarding Forward-Looking Statements” in this prospectus.

Risks Related to our Indebtedness and the Notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the Notes.

We have now and, after the Exchange Offer concludes, will continue to have, a significant amount of indebtedness. Furthermore, we and our subsidiaries may be able to incur substantial additional indebtedness in the future because the terms of the indenture governing the Notes do not fully prohibit us or our subsidiaries from doing so. As of March 31, 2017, after giving effect to the Refinancing Transactions, we would have had total indebtedness of $500.6 million and an additional $187.6 million would have been available for borrowing under our new revolving credit facility, net of letters of credit.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the Notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

If we incur additional indebtedness in the future, these risks could intensify.

The agreements governing our debt will contain various covenants that limit our ability to take certain actions and also require us to meet financial maintenance tests, failure to comply with which could have a material adverse effect on us.

The indenture governing the Notes and the agreement governing the new revolving credit facility contain a number of significant covenants that, among other things, limit our ability to:

•	consummate asset sales;

•	incur additional debt or liens;

•	consolidate or merge with any person or transfer or sell all or substantially all of our assets;

•	pay dividends or make certain other restricted payments;

•	make investments, including the repurchase or redemption of either capital stock or our Notes;

•	enter into transactions with affiliates;

•	create dividend or other payment restrictions with respect to subsidiaries;

•	make capital investments; and

•	alter the business we conduct.

In addition, the new revolving credit facility requires us to comply with specific financial ratios and tests, under which we are required to achieve specific financial and operating results. Our ability to comply with these provisions may be affected by events beyond our control. A breach of any of these covenants would result in a default under the new revolving credit facility. In the event of any default, our lenders could elect to declare all amounts borrowed under our new revolving credit facility, together with accrued interest thereon, to be due and payable. We cannot assure you that we would have sufficient assets to pay debt then outstanding under the new revolving credit facility and the Notes. Any future refinancing of the new revolving credit facility is likely to contain similar restrictive covenants. See “Description of Other Indebtedness—New Revolving Credit Facility.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to pay interest on the Notes and to satisfy our other debt obligations will depend in part upon the future financial and operating performance of our subsidiaries and upon our ability to renew or refinance borrowings. Prevailing economic conditions and financial, business, competitive, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make these payments. While we believe that cash flow from our current level of operations, available cash and available borrowings under the new revolving credit facility will provide adequate sources of liquidity for at least the next twelve months, a significant drop in operating cash flow resulting from economic conditions, competition or other uncertainties beyond our control could create the need for alternative sources of liquidity. If we are unable to generate sufficient cash flow to meet our debt service obligations, we will have to pursue one or more alternatives, such as:

•	reducing or delaying capital expenditures;

•	refinancing debt;

•	selling assets; or

•	raising equity capital.

We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the new revolving credit facility in an amount sufficient to enable us to pay our indebtedness, including the Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the Notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the new revolving credit facility and the Notes, on commercially reasonable terms or at all.

The Notes are subject to prior claims of any of our and the guarantors’ secured creditors, and if a default occurs we may not have sufficient funds to fulfill our obligations under the Notes. Further, your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

The Notes and the subsidiary guarantees are our unsecured obligations, ranking equally with our and the guarantors’ existing and future senior unsecured indebtedness, but rank behind any secured indebtedness, including the indebtedness under and guarantees of our new revolving credit facility. The indenture governing the Notes permits us and the guarantors to incur additional secured debt under specified circumstances. Our assets and the assets of the guarantors will be subject to prior claims by our secured creditors. As a result, upon any distribution to our creditors or the creditors of the guarantors in bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors.

If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes in any proceeds distributed in the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property. We and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and this may have the effect of reducing the amount of proceeds paid to you.

Not all of our subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us. As of March 31, 2017, after giving effect to the Refinancing Transactions, the Notes would have been effectively junior to $47.6 million of liabilities (excluding trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries generated approximately 25% of our consolidated revenues in the three months ended March 31, 2017 and held approximately 36% of our consolidated assets as of March 31, 2017.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our new revolving credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes—Repurchase at the Option of Holders.”

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Any adverse rating of the Notes may negatively affect the trading price and liquidity of the Notes.

A rating agency’s rating of the Notes is not a recommendation to purchase, sell or hold any particular security, including the Notes. Such ratings are limited in scope, and do not comment as to material risks relating to an investment in the Notes. If one or more rating agencies were to lower its rating of the Notes below the rating initially assigned to the Notes or otherwise announce its intention to put the Notes on credit watch, the trading price or liquidity of the Notes could decline.

Many of the covenants contained in the indenture governing the Notes will be suspended if and when the Notes of are rated investment grade by both Moody’s and S&P and no default or event of default has occurred and is continuing at that time.

Many of the covenants contained in the indenture governing the Notes will no longer apply to us during any period if and when the Notes are rated investment grade by both Moody’s and S&P and no default or event of default has occurred and is continuing at that time under the indenture governing the Notes. These covenants restrict, among other things, our ability to incur debt, make restricted payments, pay dividends and to enter into certain other transactions. We cannot predict whether the Notes will ever be rated investment grade, or that if they are rated investment grade, whether the Notes will maintain such ratings. However, the lack of these covenants would allow us to engage in certain actions that would not have been permitted while these covenants were in force. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes. See “Description of Notes—Changes in Covenants When Notes Rated Investment Grade.”

If an active trading market does not develop for the Exchange Notes, you may not be able to resell them.

Prior to this Exchange Offer, there has been no public market for the Exchange Notes and we cannot assure you that an active trading market will develop for the Exchange Notes. We do not intend to apply for the listing of the Exchange Notes on any securities exchange or automated interdealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Also, it is possible that the market for the Exchange Notes will be volatile. This volatility in price may affect your ability to resell your Exchange Notes or the timing of their sale.

We may redeem your Notes at our option, which may adversely affect your return.

We may redeem the Notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus. Prevailing interest rates at the time we redeem the Notes may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Exchange Notes. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the Exchange Notes.

If you do not exchange your outstanding Original Notes you may have difficulty in transferring them at a later time.

We will issue Exchange Notes in exchange for the Original Notes after the exchange agent receives your Original Notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your Original Notes for exchange. Original Notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

If you do participate in the Exchange Offer for the purpose of participating in the distribution of the Exchange Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds Original Notes for its own account due to market-making or other trading activities and who receives Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. If any Original Notes are not tendered in the exchange or are tendered but not accepted, the trading market for such Original Notes could be negatively affected due to the limited amount expected to remain outstanding following the completion of the Exchange Offer.

Risks Relating to Our Business

The industries in which we operate are cyclical and are affected by the economy in general.

We sell products to customers in industries that experience cyclicality (expectancy of recurring periods of economic growth and slowdown) in demand for products and may experience substantial increases and decreases in business volume throughout economic cycles. Industries we serve, including the automotive and vehicle parts, heavy-duty truck, industrial equipment, steel, rail, oil and gas, electrical distribution and controls, aerospace and defense, recreational equipment, HVAC, electrical components, appliance and semiconductor equipment industries, are affected by consumer spending, general economic conditions and the impact of international trade. A downturn in any of the industries we serve could have a material adverse effect on our financial condition, liquidity and results of operations.

Adverse credit market conditions may significantly affect our access to capital, cost of capital and ability to meet liquidity needs.

Disruptions, uncertainty or volatility in the credit markets may adversely impact our ability to access credit already arranged and the availability and cost of credit to us in the future. These market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to grow and maintain our business. Accordingly, we may be forced to delay raising capital or pay unattractive interest rates, which could increase our interest expense, decrease our profitability and significantly reduce our financial flexibility. Longer-term disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect our access to liquidity needed for our business. Any disruption could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. Such measures could include deferring capital expenditures and reducing or eliminating future share repurchases or other discretionary uses of cash. Overall, our results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the credit markets.

Adverse global economic conditions may have significant effects on our customers and suppliers that could result in material adverse effects on our business and operating results.

Significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions and fluctuations in equity and currency values worldwide, volatility in commodity prices for such items as crude oil, and concerns that the worldwide economy may enter into a prolonged recessionary period, may materially adversely affect our customers’ access to capital or willingness to spend capital on our products or their ability to pay for products that they will order or have already ordered from us. In addition, unfavorable global economic conditions may materially adversely affect our suppliers’ access to capital and liquidity with which they maintain their inventories, production levels and product quality, which could cause them to raise prices or lower production levels.

These potential effects of adverse global economic conditions are difficult to forecast and mitigate. As a consequence, our operating results for a particular period are difficult to predict, and, therefore, prior results are not necessarily indicative of results to be expected in future periods. Any of the foregoing effects could have a material adverse effect on our business, results of operations and financial condition.

Adverse global economic conditions may have significant effects on our customers that would result in our inability to borrow or to meet our debt service coverage ratio in our revolving credit facility.

As of March 31, 2017, we were in compliance with our debt service coverage ratio covenant and other covenants contained in our revolving credit facility. While we expect to remain in compliance throughout 2017, declines in demand in the automotive industry and in sales volumes could adversely impact our ability to remain in compliance with certain of these financial covenants. Additionally, to the extent our customers are adversely affected by a decline in the economy in general, they may not be able to pay their accounts payable to us on a timely basis or at all, which would make the accounts receivable ineligible for purposes of the revolving credit facility and could reduce our borrowing base and our ability to borrow.

Because a significant portion of our sales is to the automotive and heavy-duty truck industries, a decrease in the demand of these industries or the loss of any of our major customers in these industries could adversely affect our financial health.

Demand for certain of our products is affected by, among other things, the relative strength or weakness of the automotive and heavy-duty truck industries. The domestic automotive and heavy-duty truck industries are highly cyclical and may be adversely affected by international competition. In addition, the automotive and heavy-duty truck industries are significantly unionized and subject to work slowdowns and stoppages resulting from labor disputes. We derived 47% and 7% of our net sales during the year ended December 31, 2016 from the automotive and heavy-duty truck industries, respectively.

The loss of a portion of business to any of our major automotive or heavy-duty truck customers could have a material adverse effect on our financial condition, cash flow and results of operations. We cannot assure you that we will maintain or improve our relationships in these industries or that we will continue to supply these customers at current levels.

Our Supply Technologies customers are generally not contractually obligated to purchase products and services from us.

We supply products and services to our Supply Technologies customers under purchase orders as opposed to long-term contracts. When we do enter into long-term contracts with our Supply Technologies customers, many of them only establish pricing terms and do not obligate our customers to buy required minimum amounts from us or to buy from us exclusively. Accordingly, many of our Supply Technologies customers may decrease the amount of products and services that they purchase from us or even stop purchasing from us altogether, either of which could have a material adverse effect on our net sales and profitability.

We are dependent on key customers.

We rely on several key customers. For the year ended December 31, 2016, our ten largest customers accounted for approximately 33% of our net sales. Many of our customers place orders for products on an as-needed basis and operate in cyclical industries and, as a result, their order levels have varied from period to period in the past and may vary significantly in the future. Due to competitive issues, we have lost key customers in the past and may again in the future. Customer orders are dependent upon their markets and may be subject to delays or cancellations. As a result of dependence on our key customers, we could experience a material adverse effect on our business and results of operations if any of the following were to occur:

•	the loss of any key customer, in whole or in part;

•	the insolvency or bankruptcy of any key customer;

•	a declining market in which customers reduce orders or demand reduced prices; or

•	a strike or work stoppage at a key customer facility, which could affect both their suppliers and customers.

If any of our key customers become insolvent or file for bankruptcy, our ability to recover accounts receivable from that customer would be adversely affected and any payments we received in the preference period prior to a bankruptcy filing may be potentially forfeitable, which could adversely impact our results of operations.

We operate in highly competitive industries.

The markets in which all three of our segments sell their products are highly competitive. Some of our competitors are large companies that have greater financial resources than we have. We believe that the principal competitive factors for our Supply Technologies segment are an approach reflecting long-term business partnership and reliability, sourced product quality and conformity to customer specifications, timeliness of delivery, price and design and engineering capabilities. We believe that the principal competitive factors for our Assembly Components and Engineered Products segments are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. The rapidly evolving nature of the markets in which we compete may attract new entrants as they perceive opportunities, and our competitors may foresee the course of market development more accurately than we do. In addition, our competitors may develop products that are superior to our products or may adapt more quickly than we do to new technologies or evolving customer requirements.

We expect competitive pressures in our markets to remain strong. These pressures arise from existing competitors, other companies that may enter our existing or future markets and, in some cases, our customers, which may decide to internally produce items we sell. We cannot assure you that we will be able to compete successfully with our competitors. Failure to compete successfully could have a material adverse effect on our financial condition, liquidity and results of operations.

The loss of key executives could adversely impact us.

Our success depends upon the efforts, abilities and expertise of our executive officers and other senior managers, including Edward Crawford, our Chairman and Chief Executive Officer, and Matthew Crawford, our President and Chief Operating Officer, as well as the president of each of our operating units. An event of default occurs under our revolving credit facility if Messrs. E. Crawford and M. Crawford or certain of their related parties own in the aggregate less than 15% of Holdings’ outstanding common stock and, if at such time, neither Mr. E. Crawford nor Mr. M. Crawford holds the office of chairman, chief executive officer or president. The loss of the services of Messrs. E. Crawford and M. Crawford, senior and executive officers, and/or other key individuals could have a material adverse effect on our financial condition, liquidity and results of operations.

We may encounter difficulty in expanding our business through targeted acquisitions.

We have pursued, and may continue to pursue, targeted acquisition opportunities that we believe would complement our business. We cannot assure you that we will be successful in consummating any acquisitions.

Any targeted acquisitions will be accompanied by the risks commonly encountered in acquisitions of businesses. We may not successfully overcome these risks or any other problems encountered in connection with any of our acquisitions, including the possible inability to integrate an acquired business’ operations, information technology, services and products into our business; diversion of management’s attention; the assumption of unknown liabilities; increases in our indebtedness; the failure to achieve the strategic objectives of those acquisitions; and other unanticipated problems, some or all of which could materially and adversely affect us. The process of integrating operations could cause an interruption of, or loss of momentum in, our activities. Any delays or difficulties encountered in connection with any acquisition and the integration of our operations could have a material adverse effect on our business, results of operations, financial condition or prospects of our business.

Our Supply Technologies business depends upon third parties for substantially all of our component parts.

Our Supply Technologies business purchases substantially all of its component parts from third-party suppliers and manufacturers. As such, it is subject to the risk of price fluctuations and periodic delays in the delivery of component parts. Failure by suppliers to continue to supply us with these component parts on commercially reasonable terms, or at all, could have a material adverse effect on us. We depend upon the ability of these suppliers, among other things, to meet stringent performance and quality specifications and to conform to delivery schedules. Failure by third-party suppliers to comply with these and other requirements could have a material adverse effect on our financial condition, liquidity and results of operations.

The raw materials used in our production processes and by our suppliers of component parts are subject to price and supply fluctuations that could increase our costs of production and adversely affect our results of operations.

Our supply of raw materials for our Assembly Components and Engineered Products businesses could be interrupted for a variety of reasons, including availability and pricing. Prices for raw materials necessary for production have fluctuated significantly in the past and significant increases could adversely affect our results of operations and profit margins. While we generally attempt to pass along increased raw materials prices to our customers in the form of price increases, there may be a time delay between the increased raw materials prices and our ability to increase the price of our products, or we may be unable to increase the prices of our products due to various factors.

Our suppliers of component parts, particularly in our Supply Technologies business, may significantly and quickly increase their prices in response to increases in costs of the raw materials, such as steel, that they use to manufacture our component parts. We may not be able to increase our prices commensurate with our increased costs. Consequently, our results of operations and financial condition may be materially adversely affected.

The energy costs involved in our production processes and transportation are subject to fluctuations that are beyond our control and could significantly increase our costs of production.

Our manufacturing process and the transportation of raw materials, components and finished goods are energy intensive. Our manufacturing processes are dependent on adequate supplies of electricity and natural gas. A substantial increase in the cost of transportation fuel, natural gas or electricity could have a material adverse effect on our margins. We may experience higher than anticipated gas costs in the future, which could adversely affect our results of operations. In addition, a disruption or curtailment in supply could have a material adverse effect on our production and sales levels.

Potential product liability risks exist from the products that we sell.

Our businesses expose us to potential product liability risks that are inherent in the design, manufacture and sale of our products and products of third-party vendors that we use or resell. While we currently maintain what we believe to be suitable and adequate product liability insurance, we cannot assure you that we will be able to maintain our insurance on acceptable terms or that our insurance will provide adequate protection against potential liabilities. In the event of a claim against us, a lack of sufficient insurance coverage could have a material adverse effect on our financial condition, liquidity and results of operations. Moreover, even if we maintain adequate insurance, any successful claim could have a material adverse effect on our financial condition, liquidity and results of operations.

Some of our employees belong to labor unions, and strikes or work stoppages could adversely affect our operations.

As of March 31, 2017, we were a party to seven collective bargaining agreements with various labor unions that covered approximately 570 full-time employees. Our inability to negotiate acceptable contracts with these unions could result in, among other things, strikes, work stoppages or other slowdowns by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized workers were to engage in a strike, work stoppage or other slowdown, or other employees were to become unionized, we could experience a significant disruption of our operations and higher ongoing labor costs, which could have a material adverse effect on our business, financial condition and results of operations.

We operate and source internationally, which exposes us to the risks of doing business abroad.

Our operations are subject to the risks of doing business abroad, including the following:

•	fluctuations in currency exchange rates;

•	limitations on ownership and on repatriation of earnings;

•	transportation delays and interruptions;

•	political, social and economic instability and disruptions;

•	potential disruption that could be caused by the partial or complete reconfiguration of the European Union;

•	government embargoes or foreign trade restrictions;

•	the imposition of duties and tariffs and other trade barriers;

•	import and export controls;

•	labor unrest and current and changing regulatory environments;

•	the potential for nationalization of enterprises;

•	disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations including the U.S. Foreign Corrupt Practices Act (“FCPA”);

•	difficulties in staffing and managing multinational operations;

•	limitations on our ability to enforce legal rights and remedies; and

•	potentially adverse tax consequences.

We are also exposed to risks relating to U.S. policy with respect to companies doing business in foreign jurisdictions, particularly in light of the new U.S. presidential administration. Legislation or other changes in the U.S. tax laws could increase our U.S. income tax liability and adversely affect our after-tax profitability. For example, U.S. lawmakers are considering several U.S. corporate tax reform proposals, including, among others, proposals which could reduce or eliminate U.S. income tax deferrals on unrepatriated foreign earnings and eliminate tax incentives in exchange for a lower U.S. statutory tax rate. In addition, the new U.S. presidential administration has introduced greater uncertainty with respect to future tax, trade regulations and trade agreements. Changes in tax policy, trade regulations or trade agreements, such as the disallowance of tax deductions on imported merchandise or the imposition of new tariffs on imported products, could have a material adverse effect on our business and results of operations.

In addition, we could be adversely affected by violations of the FCPA and similar worldwide anti-bribery laws. The FCPA and similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. We operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot assure you that our internal controls and procedures always will protect us from the reckless or criminal acts committed by our employees or agents.

For example, in connection with responding to a subpoena from the staff of the SEC, regarding a third party, we disclosed to the staff that the third party participated in a payment on our behalf to a foreign tax official that implicates the FCPA. If we are found to be liable for FCPA violations (either due to our own acts or our inadvertence or due to the acts or inadvertence of others), we could suffer from criminal or civil penalties or other sanctions, which could have a material adverse effect on our business.

Any of the events enumerated above could have an adverse effect on our operations in the future by reducing the demand for our products and services, decreasing the prices at which we can sell our products or otherwise having an adverse effect on our business, financial condition or results of operations. We cannot assure you that we will continue to operate in compliance with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject. We also cannot assure you that these laws will not be modified.

We are subject to significant environmental, health and safety laws and regulations and related compliance expenditures and liabilities.

Our businesses are subject to many foreign, federal, state and local environmental, health and safety laws and regulations, particularly with respect to the use, handling, treatment, storage, discharge and disposal of substances and hazardous wastes used or generated in our manufacturing processes. Compliance with these laws and regulations is a significant factor in our business. We have incurred and expect to continue to incur significant expenditures to comply with applicable environmental laws and regulations. Our failure to comply with applicable environmental laws and regulations and permit requirements could result in civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions.

We are currently, and may in the future be, required to incur costs relating to the investigation or remediation of property, including property where we have disposed of our waste, and for addressing environmental conditions. Some environmental laws and regulations impose liability and responsibility on present and former owners, operators or users of facilities and sites for contamination at such facilities and sites without regard to causation or knowledge of contamination. In addition, we occasionally evaluate various alternatives with respect to our facilities, including possible dispositions or closures. Investigations undertaken in connection with these activities may lead to discoveries of contamination that must be remediated, and closures of facilities may trigger compliance requirements that are not applicable to operating facilities. Consequently, we cannot assure you that existing or future circumstances, the development of new facts or the failure of third parties to address contamination at current or former facilities or properties will not require significant expenditures by us.

We expect to continue to be subject to increasingly stringent environmental and health and safety laws and regulations. It is difficult to predict the future interpretation and development of environmental and health and safety laws and regulations or their impact on our future earnings and operations. We anticipate that compliance will continue to require increased capital expenditures and operating costs. Any increase in these costs, or unanticipated liabilities arising from, among other things, discovery of previously unknown conditions or more aggressive enforcement actions, could adversely affect our results of operations, and there is no assurance that they will not exceed our reserves or have a material adverse effect on our financial condition.

If our information systems fail, our business could be materially affected.

We believe that our information systems are an integral part of the Supply Technologies segment and, to a lesser extent, the Assembly Components and Engineered Products segments. We depend on our information systems to process orders, manage inventory and accounts receivable collections, purchase products, maintain cost-effective operations, route and re-route orders, maintain confidential and proprietary information and provide superior service to our customers. These systems are subject to failure due to design flaws, improper use, cyber intrusions and other electronic service breaches. We cannot assure you that a failure of or a disruption in the operation of our information systems used by Supply Technologies, including the failure of the supply chain management software to function properly, or those used by Assembly Components and Engineered Products, will not occur. Any such failure or disruption could damage our relation with our customer in our industries or otherwise have a material adverse effect on our financial condition, liquidity and results of operations.

Operating problems in our business may materially adversely affect our financial condition and results of operations.

We are subject to the usual hazards associated with manufacturing and the related storage and transportation of raw materials, products and waste, including explosions, fires, leaks, discharges, inclement weather, natural disasters, mechanical failure, unscheduled downtime and transportation interruption or calamities. The occurrence of material operating problems at our facilities may have a material adverse effect on our operations as a whole, both during and after the period of operational difficulties.

We have a significant amount of goodwill, and any future goodwill impairment charges could adversely impact our results of operations.

As of March 31, 2017, we had goodwill of $87.1 million. The future occurrence of a potential indicator of impairment, such as a significant adverse change in legal factors or business climate, unanticipated competition, a material negative change in relationships with significant customers, strategic decisions made in response to economic or competitive conditions, loss of key personnel or a more-likely-than-not expectation that a reporting unit or a significant portion of a reporting unit will be sold or disposed of, could result in goodwill impairment charges, which could adversely impact our results of operations. We have recorded goodwill impairment charges in the past, and such charges materially impacted our historical results of operations. For additional information, see Note 4, Goodwill, to the consolidated financial statements included elsewhere herein.

Our Chairman of the Board and Chief Executive Officer and our President and Chief Operating Officer collectively beneficially own a significant portion of Holdings’ outstanding common stock and their interests may conflict with yours.

As of March 31, 2017, Edward Crawford, our Chairman of the Board and Chief Executive Officer, and Matthew Crawford, our President and Chief Operating Officer, collectively beneficially owned approximately 29% of Holdings’ common stock. Mr. E. Crawford is Mr. M. Crawford’s father. Their interests could conflict with your interests. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of Messrs. E. Crawford and M. Crawford may conflict with your interests.

Our business and operating results may be adversely affected by natural disasters or other catastrophic events beyond our control.

While we have taken precautions to prevent production and service interruptions at our global facilities, severe weather conditions such as hurricanes or tornadoes, as well as major earthquakes and other natural disasters, in areas in which we have manufacturing facilities or from which we obtain products may cause physical damage to our properties, closure of one or more of our business facilities, lack of adequate work force in a market, temporary disruption in the supply of inventory, disruption in the transport of products and utilities, or delays in the delivery of products to our customers. Any of these factors may disrupt our operations and adversely affect our financial condition and results of operations.

The insurance that we maintain may not fully cover all potential expenses.

We maintain property, business interruption and casualty insurance, but such insurance may not cover all risks associated with the hazards of our business and is subject to limitation, including deductible and maximum liabilities covered. We are potentially at risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. In the future, we may not be able to obtain coverage at current levels, and our premiums may increase significantly on coverage that we maintain.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the registration rights agreement relating to the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

(Dollars in millions)

	Year Ended December 31,					Three Months Ended March 31,
	2016	2015	2014	2013	2012	2017	2016
Ratio of earnings to fixed charges	2.2x	3.0x	3.2x	2.9x	2.8x	2.6x	1.5x

Earnings consist of earnings before income taxes and fixed charges (excluding capitalized interest). Fixed charges consist of interest and the portion of rental expense deemed representative of the interest factor.

SELECTED HISTORICAL FINANCIAL DATA

The following tables set forth certain of our selected historical consolidated financial data as of the dates and for the periods indicated. The consolidated historical financial information as of and for each the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 is derived from our audited consolidated financial statements for such periods and the notes thereto. The consolidated historical financial information as of and for the three months ended March 31, 2017 and 2016 is derived from our unaudited interim consolidated financial statements. Our unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial data and include, in the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for such periods and may not necessarily be indicative of full-year results. The data below should be read in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto, which are included elsewhere in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2016	2015	2014	2013	2012	2017	2016
	(Dollars in millions)
Statement of Operations Data:
Net sales	$1,276.9	$1,463.8	$1,378.7	$1,203.2	$1,128.2	$343.8	$328.0
Cost of sales	1,073.9	1,228.6	1,144.2	992.2	920.9	288.3	280.2

Gross profit	203.0	235.2	234.5	211.0	207.3	55.5	47.8
Selling, general and administrative expenses	128.9	134.4	135.6	119.5	112.4	36.6	32.4
Asset impairment charge	4.0	—	—	—	—	—	4.0
Litigation judgment costs (settlement gain)	—	2.2	—	5.2	13.0	(3.3)	—

Operating income	70.1	98.6	98.9	86.3	81.9	22.2	11.4
Gain on acquisition of business	—	—	—	(0.6)	—	—	—
Interest expense	28.2	27.9	26.1	25.9	26.0	7.4	7.1

Income from continuing operations before income taxes	41.9	70.7	72.8	61.0	55.9	14.8	4.3
Income tax expense	9.2	21.5	25.2	19.6	20.8	4.7	1.6

Net income from continuing operations	32.7	49.2	47.6	41.4	35.1	10.1	2.7
Income (loss) from discontinued operations, net of taxes	—	—	—	3.0	(2.4)	—	—
Net income	32.7	49.2	47.6	44.4	32.7	—	—
Net income attributable to noncontrolling interest	(0.5)	(0.6)	(1.3)	(0.5)	—	(0.3)	—

Net income attributable to Park-Ohio common shareholder	$32.2	$48.6	$46.3	$43.9	$32.7	$9.8	$2.7

	Year Ended December 31,					Three Months Ended March 31,
	2016	2015	2014	2013	2012	2017	2016
	(Dollars in millions)
Other Financial Data:
Net cash flows provided (used) by operating activities	$71.5	$37.2	$55.9	$59.7	$56.5	$(2.2)	$10.0
Net cash flows used by investing activities	(51.9)	(36.5)	(96.4)	(54.0)	(117.6)	(6.1)	(8.9)
Net cash flows provided (used) by financing activities	(12.1)	4.3	47.9	(5.3)	41.9	11.1	(1.6)
Depreciation and amortization	29.6	27.9	22.4	18.5	17.5	7.8	7.4
Capital expenditures, net	28.5	36.5	23.7	29.8	26.9	6.1	8.9

	Year Ended December 31,					Three Months Ended March 31,
	2016	2015	2014	2013	2012	2017	2016
	(Dollars in millions)
Selected Balance Sheet Data (as of period end):
Cash and cash equivalents	$54.4	$48.4	$48.3	$43.7	$42.4	$57.9	$48.7
Working capital	305.4	312.7	304.5	283.8	269.5	324.9	314.0
Property, plant and equipment	169.6	154.1	141.0	114.5	99.0	171.3	152.5
Total assets(2)	979.6	939.6	958.8	807.4	722.8	1,030.4	960.1
Total debt(1)	475.0	468.1	443.8	383.6	378.6	486.7	465.4
Shareholder’s equity	231.7	202.3	177.9	150.6	96.4	248.3	210.3

(1)	Excludes unamortized debt issuance costs.
(2)	Amounts for 2014 reflect reclassification of unamortized debt issuance costs from other long-term assets to long-term debt in accordance with ASU 2015-03, which was adopted in 2016.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our consolidated financial statements include the accounts of Park-Ohio and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Executive Overview

General

We are a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. We operate through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

In December 2016, we acquired GH Electrotermia S.A. (“GH”), headquartered in Valencia, Spain, for $23.4 million in cash (net of $6.3 million cash acquired), plus the assumption of $13.9 million in debt. GH, which had 2016 revenues of approximately $46 million, is a global leader in the design, manufacturing and testing of induction heating equipment and heat treat solutions. GH, which operates through its locations in Spain, India, Germany, China and the United States, strengthens our position as the global leader of induction products and adds key technologies to our already diverse portfolio of induction hardening capabilities.

On January 31, 2017, the Holding’s Board of Directors declared a quarterly dividend of $0.125 per common share. The dividend was paid on March 1, 2017, to shareholders of record as of the close of business on February 15, 2017, and resulted in a cash outlay of approximately $1.6 million.

On April 17, 2017, the Company completed the issuance of $350.0 million aggregate principal amount of the Original Notes and the Company amended its revolving credit and term loan agreements.

Results of Operations

Three Months Ended March 31, 2017 Compared with Three Months Ended March 31, 2016

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
	(Dollars in millions)
Net sales	$343.8	$328.0	$15.8	4.8%
Cost of sales	288.3	280.2	8.1	2.9%

Gross profit	55.5	47.8	7.7	16.1%
Gross margin	16.1%	14.6%
Selling, general and administrative (“SG&A”) expenses	36.6	32.4	4.2	13.0%
SG&A as a percentage of net sales	10.6%	9.9%
Litigation settlement gain	(3.3)	—	(3.3)	*
Asset impairment charge	—	4.0	(4.0)	*

Operating income	22.2	11.4	10.8	94.7%
Interest expense	7.4	7.1	0.3	4.2%

Income before income taxes	14.8	4.3	10.5	*
Income tax expense	4.7	1.6	3.1	*

Net income	10.1	2.7	7.4	*
Net income attributable to noncontrolling interests	(0.3)	—	(0.3)	*

Net income attributable to ParkOhio common shareholder	$9.8	$2.7	$7.1	*

*	Calculation not meaningful

Net Sales

Net sales increased 4.8%, to $343.8 million in the first three months of 2017, compared to $328.0 million in the same period in 2016, mainly due to higher end market demand for our products in our Supply Technologies and Assembly Components segments and sales from GH Electrotermia S.A. (“GH”), which was acquired in December 2016, all partially offset by lower end market demand in our Engineered Products segment.

The factors explaining the changes in segment net sales for the three months ended March 31, 2017 compared to the corresponding 2016 period are contained in the “Segment Results” section below.

Cost of Sales & Gross Profit

Cost of sales increased to $288.3 million in the first three months of 2017, compared to $280.2 million in the same period in 2016. The increase in cost of sales was primarily due to the increase in net sales in each of our segments.

Gross margin was 16.1% in the first three months of 2017 compared to 14.6% in the same period in 2016. The increase in gross margin was largely due to the profit flow-through from higher sales in the 2017 period; improved product mix; and the favorable impact of cost reduction actions taken in 2016.

SG&A Expenses

SG&A expenses increased to $36.6 million in the first three months of 2017, compared to $32.4 million in the same period in 2016. SG&A expenses as a percent of sales increased to 10.6% in the first three months of 2017 compared to 9.9% in the first three months of 2016. These increases were primarily due to the SG&A associated with GH.

Litigation Settlement Gain

During the first quarter of 2017, the Company paid $4.0 million to settle the IPSCO litigation. As a result, the Company recognized $3.3 million of income related to the reversal of its excess litigation liability.

Asset Impairment Charge

An asset impairment charge of $4.0 million was recognized in the first quarter of 2016 due to the accelerated end of production in certain programs with an automotive customer in our aluminum products business.

Interest Expense

	Three Months Ended March 31,
	2017	2016
	(Dollars in millions)
Interest expense	$7.4	$7.1
Average outstanding borrowings	$478.0	$465.8
Average borrowing rate	6.2%	6.1%

Interest expense increased $0.3 million in the first three months of 2017 compared to the same period in 2016 due primarily to higher outstanding borrowings.

Income Tax Expense

The effective income tax rate was 31.8% in the three months ended 2017 and 37.2% in the corresponding period of 2016. The decrease is primarily due to a decrease in non-deductible items.

Net Income

Net income increased to $10.1 million in the first three months of 2017, compared to $2.7 million in the first three months of 2016, due to the reasons described above.

Segment Results

For purposes of business segment performance measurement, the Company utilizes segment operating income, which is defined as revenues less expenses identifiable to the product lines within each segment. The Company does not allocate items that are non-operating or unusual in nature or are corporate costs, which include but are not limited to executive and share-based compensation and corporate office costs. Segment operating income reconciles to consolidated income before income taxes by deducting corporate costs, certain non-cash items and interest expense.

Supply Technologies Segment

	Three Months Ended March 31,
	2017	2016
	(Dollars in millions)
Net sales	$133.2	$129.9
Segment operating income	$11.3	$10.2
Segment operating income margin	8.5%	7.9%

Net sales increased in the first three months of 2017 compared to the 2016 period due primarily to higher customer demand in the power sports and recreational equipment market, which was up 17%; and the semiconductor market, which was up 61% year-over-year. These increases were partially offset by a decrease in sales in the truck and truck-related market, which was down 17% compared to a year ago. In addition, sales were higher in our fastener business in the 2017 period due to increasing customer demand of our proprietary products.

Segment operating income increased by $1.1 million, and segment operating income margin increased to 8.5% compared to the corresponding 2016 period of 7.9%. These increases were driven by the volume increases noted above.

Assembly Components Segment

	Three Months Ended March 31,
	2017	2016
	(Dollars in millions)
Net sales	$139.3	$131.7
Segment operating income	$12.5	$10.2
Segment operating income margin	9.0%	7.7%

Net sales were higher in the 2017 period compared to the 2016 period due primarily to higher sales volumes in our fuel filler pipe and fuel rail product lines, driven by new product launches and higher sales outside the U.S. These sales increases more than offset decreased volumes in our aluminum business, which was down due to the accelerated end of production in certain programs in 2016.

Segment operating income in 2017 increased by $2.3 million, and segment operating income margin increased to 9.0% compared to the corresponding 2016 period of 7.7%. These increases were driven by the higher sales levels noted above and the resulting flow-through.

Engineered Products Segment

	Three Months Ended March 31,
	2017	2016
	(Dollars in millions)
Net sales	$71.3	$66.4
Segment operating income	$1.7	$1.4
Segment operating income margin	2.4%	2.1%

Net sales were higher in the 2017 period compared to the 2016 period due primarily to sales from our GH acquisition, which was completed in December 2016. Excluding the impact of GH, sales were lower in the 2017 period due to lower customer demand in our induction heating, pipe threading and forging and machined products compared to 2016.

Segment operating income in 2017 increased by $0.3 million, and segment operating income margin improved to 2.4% compared to 2.1% in the corresponding 2016 period. These increases were driven by the favorable impact of the GH acquisition and cost reduction actions taken in 2016.

2016 Compared with 2015 and 2015 Compared with 2014

				2016 vs. 2015		2015 vs. 2014
	2016	2015	2014	$ Change	% Change	$ Change	% Change
	(Dollars in millions, except per share data)
Net sales	$1,276.9	$1,463.8	$1,378.7	$(186.9)	(13)%	$85.1	6%
Cost of sales	1,073.9	1,228.6	1,144.2	(154.7)	(13)%	84.4	7%

Gross profit	203.0	235.2	234.5	(32.2)	(14)%	0.7	—%
Gross profit as a percentage of net sales	15.9%	16.1%	17.0%
SG&A expenses	128.9	134.4	135.6	(5.5)	(4)%	(1.2)	(1)%
SG&A as a percentage of net sales	10.1%	9.2%	9.8%
Asset impairment charge	4.0	—	—	4.0	*	—	*
Litigation judgment costs	—	2.2	—	(2.2)	*	2.2	*

Operating income	70.1	98.6	98.9	(28.5)	(29)%	(0.3)	—%
Interest expense	28.2	27.9	26.1	0.3	1%	1.8	7%

Income before income taxes	41.9	70.7	72.8	(28.8)	(41)%	(2.1)	(3)%
Income tax expense	9.2	21.5	25.2	(12.3)	(57)%	(3.7)	(15)%

Net income	32.7	49.2	47.6	(16.5)	(34)%	1.6	3%
Net income attributable to noncontrolling interest	(0.5)	(0.6)	(1.3)	0.1	*	0.7	*

Net income attributable to ParkOhio common shareholder	$32.2	$48.6	$46.3	$(16.4)	(34)%	$2.3	5%

*	Calculation not meaningful

2016 Compared with 2015

Net Sales

Net sales decreased 13% to $1,276.9 million in 2016 compared to $1,463.8 million in 2015. The decrease in net sales is mainly due to lower end-market demand for our products in each of our segments, primarily in our aluminum products, heavy-duty truck and power sport end markets.

The factors explaining the changes in segment revenues for 2016 compared to the prior year are contained within the “Segment Results” section below.

Cost of Sales & Gross Profit

Cost of sales decreased 13% to $1,073.9 million in 2016 compared to $1,228.6 million in 2015. The decrease in cost of sales was primarily due to the decrease in net sales of 13%. Our gross margin percentage was 15.9% in 2016 compared to 16.1% in 2015. This 20 basis point decline was largely due to lower fixed cost absorption in certain of our manufacturing locations affected by lower customer demand, partially offset by the favorable impact of manufacturing efficiencies and cost reduction actions taken in response to lower sales levels.

SG&A Expenses

SG&A expenses decreased to $128.9 million in 2016 from $134.4 million in 2015, driven by the favorable impact of cost reduction actions and lower selling expenses as a result of lower sales volumes. SG&A expenses as a percent of sales increased to 10.1% in 2016 compared to 9.2% in 2015, due primarily to the lower revenue base in 2016 compared to the prior year.

Asset Impairment Charge

An asset impairment charge of $4.0 million was recorded in the first quarter of 2016 due to the accelerated end of production in certain programs with an automotive customer.

Litigation Judgment Costs

In 2015, the Company accrued $2.2 million in response to a district court’s award in connection with ongoing litigation. See Note 9 to the audited consolidated financial statements included elsewhere herein for further discussion.

Interest Expense

	Year Ended December 31,
	2016	2015
	(Dollars in millions)
Interest expense	$28.2	$27.9
Average outstanding borrowings	$462.1	$461.7
Average borrowing rate	6.10%	6.04%

Interest expense was approximately $28 million in 2016 and 2015. During 2016, we reduced outstanding indebtedness by $33.4 million, using cash flow from operating activities, before borrowing $26.4 million to fund the GH acquisition. The average borrowing rate increased slightly from the prior year due to rising interest rates. See Note 6 to the audited consolidated financial statements included elsewhere herein for further discussion.

Income Tax Expense

The provision for income taxes was $9.2 million in 2016 (an effective tax rate of 22.0%) and $21.5 million in 2015 (an effective tax rate of 30.4%). The amount in 2016 includes reversal of various income tax accruals of approximately $4.0 million relating to previous uncertain tax positions for which the statutes of limitations expired. The effective rates in both years are lower than the U.S. statutory rate of 35% due primarily to earnings in jurisdictions in which the income tax rates are lower than the U.S. statutory income tax rate.

Net Income

Net income decreased $16.5 million in 2016 compared to 2015, due to the reasons described above.

Net Income Attributable to Noncontrolling Interest

As a result of the sale of a 25% equity interest in one of our forging businesses in 2013, we recognize net income attributable to noncontrolling interest as a deduction from consolidated net income to derive net income attributable to ParkOhio common shareholders. Such noncontrolling interest was immaterial in both periods.

Net Income Attributable to ParkOhio Common Shareholder

Net income attributable to ParkOhio common shareholder decreased to $32.2 million in 2016 compared to $48.6 million in 2015, due to the reasons described above.

2015 Compared with 2014

Net Sales

Net sales increased $85.1 million, or 6%, to $1,463.8 million in 2015, compared to $1,378.7 million in 2014. The increase in net sales is mainly due to the incremental sales from acquisitions of $97.4 million and organic volume increase from our Supply Technologies and Assembly Component segments partially offset by reduced sales in our Engineered Products segment.

The factors explaining the changes in segment revenues for 2015 compared to the prior year are contained within the “Segment Analysis” section.

Cost of Sales & Gross Profit

Cost of sales increased $84.4 million, or 7%, to $1,228.6 million in 2015, compared to $1,144.2 million in 2014. The increase in cost of sales was primarily due to the increase in net sales volumes, which increased 6%. The gross profit margin percentage was 16.1% in 2015 compared to 17.0% in 2014. This 90 basis point decline in gross margin percentage is largely due to a decrease in higher margin new equipment and aftermarket sales volume to the oil and gas, steel and military and commercial aerospace end markets in our Engineered Products segment

SG&A Expenses

Consolidated SG&A expenses decreased 1% in 2015 compared to 2014. SG&A expenses as a percent of sales decreased by 60 basis points to 9.2%. SG&A expenses decreased in 2015 compared to 2014, primarily due to a reduction in professional fees.

Litigation Judgment Costs

In 2015, the Company accrued $2.2 million in response to a district court’s award in connection with ongoing litigation. See Note 9 to the audited consolidated financial statements included elsewhere herein for further discussion.

Interest Expense

	Year Ended December 31,
	2015	2014
	(Dollars in millions)
Interest expense	$27.9	$26.1
Average outstanding borrowings	$461.6	$397.1
Average borrowing rate	6.04%	6.57%

Interest expense increased $1.8 million in 2015 compared to 2014 as average borrowings in 2015 were higher when compared to 2014 due to additional borrowings to fund acquisitions that occurred in the fourth quarter of 2014, capital expenditures and working capital.

Income Tax Expense

The provision for income taxes was $21.5 million in 2015, which was a 30.4% effective income tax rate, compared to income taxes of $25.2 million provided in 2014, a 34.6% effective income tax rate. The decrease in the effective tax rate in 2015 is primarily due to the reversal of a valuation allowance against certain foreign net deferred tax assets and an increase in earnings in jurisdictions in which the income tax rates are lower than the U.S. statutory income tax rate.

Net Income

Net income increased $1.6 million to $49.2 million in 2015, compared to $47.6 million in 2014, due to the reasons described above.

Net Income Attributable to Noncontrolling Interest

As a result of the sale of the 25% equity interest in a small forging business in 2013, the income of $1.3 million attributable to the noncontrolling interest is deducted from the net income to derive net income attributable to ParkOhio common shareholder.

Net Income Attributable to ParkOhio Common Shareholder:

Net income attributable to ParkOhio common shareholder increased $2.3 million to $48.6 million in 2015, compared to $46.3 million in 2014, due to the reasons described above.

Segment Results

For purposes of measuring business segment performance, the Company utilizes segment operating income, which is defined as revenues less expenses identifiable to the product lines within each segment. The Company does not allocate items that are non-operating or unusual in nature or are corporate costs, which include but are not limited to executive compensation and corporate office costs. Segment operating income reconciles to consolidated income before income taxes by deducting corporate costs, certain non-cash charges and interest expense.

Supply Technologies Segment

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Net sales	$502.1	$578.7	$559.6
Segment operating income	$40.0	$50.3	$42.5
Segment operating income margin	8.0%	8.7%	7.6%

2016 Compared to 2015

Net Sales: Net sales were down 13% in 2016 compared to 2015 due primarily to lower customer demand in the Company’s heavy-duty truck and related market, which was down 33%; the Company’s power sports and recreational equipment market, which was down 20%; and the Company’s bus and coach market, which was down 33%. These declines were partially offset by an increase in sales in the Company’s aerospace market, which was up 72% compared to 2015.

Segment Operating Income: Segment operating income decreased by $10.3 million, and segment operating income margin declined by 70 basis points, due primarily to the volume reductions noted above. This negative impact was partially offset by the benefits of our 2016 cost reduction actions.

2015 Compared to 2014

Net Sales: The majority of our growth in 2015 was organic growth in our diversified markets. This growth was driven by strong demand in the Company’s heavy-duty truck market, which was up 12%; the Company’s power sports and recreational equipment market, which increased 12%; and the Company’s semiconductor market, which was up 21%. Approximately 28% of the sales increase in the year ended December 31, 2015, compared to 2014, is directly attributable to the acquisition of Apollo Aerospace (“Apollo”). In addition, our fastener manufacturing division generated an increase of sales of 20% in 2015 primarily from the automotive market.

Segment Operating Income: With increases in net sales, segment operating income increased $7.8 million, or 18%, to $50.3 million. Segment operating income margin was 8.7%, which was a 110 basis point increase compared to the operating margin of 7.6% in 2014. These improvements were driven largely by improved operating leverage in several facilities, the full integration of the Apollo acquisition and continued focus on more highly engineered products in the portfolio.

Assembly Components Segment

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Net sales	$529.4	$569.2	$490.5
Segment operating income	$50.5	$57.9	$42.0
Segment operating income margin	9.5%	10.2%	8.6%

2016 Compared to 2015

Net Sales: Net sales were down 7% in 2016 compared to 2015 due primarily to the accelerated end of production resulting in volume reductions from certain programs with an automotive customer in our aluminum business. This decline was partially offset by higher sales in our gasoline direct injection fuel rail systems, which was up 36%, and rubber products businesses, which was up 13%, driven by new product launches.

Segment Operating Income: Segment operating income decreased by $7.4 million, and segment operating income margin declined by 70 basis points, compared to 2015. These decreases were due primarily to lower sales in our aluminum business as described above, unfavorable sales mix and excess start-up costs related to our launch of new high-volume products in our fuel rail and fuel filler plants. These factors were partially offset by the impact of higher sales in our gasoline direct injection fuel rail systems and rubber products businesses in 2016 compared to 2015, as well as benefits of our 2016 cost reduction actions.

2015 Compared to 2014

Net Sales: The significant increase in net sales in 2015 is primarily due to the incremental sales from new programs with our automotive customers in our aluminum business of $30.4 million and the incremental sales in 2015 associated with the acquisition of Autoform Tool and Manufacturing (“Autoform”) of approximately $51.8 million offset by a decline in our other assembly components businesses.

Segment Operating Income: Segment operating income increased 38% in 2015 compared to 2014. Our segment operating income margin was 10.2%, which was a 160 basis point increase compared to operating income margin of 8.6% in 2014. The increase in margin is primarily attributable to operating improvements in our aluminum business in 2015 compared to 2014.

Engineered Products Segment

	Year Ended December 31,
	2016	2015	2014
	(Dollars in millions)
Net sales	$245.4	$315.9	$328.6
Segment operating income	$10.6	$20.9	$42.7
Segment operating income margin	4.3%	6.6%	13.0%

2016 Compared to 2015

Net Sales: Net sales were down 22% in 2016 compared to 2015 due primarily to lower customer demand in the oil and gas, rail, steel, commercial aerospace and military end markets.

Segment Operating Income: Segment operating income decreased by $10.3 million, and segment operating income margin declined by 230 basis points, due primarily to volume declines in our induction heating, pipe threading and forging businesses related to the weak market demand noted above. These factors were partially offset by the benefits of cost reduction actions.

2015 Compared to 2014

Net Sales: The decrease in net sales of 4% in 2015 is primarily attributable to a 15% decrease in the forged and machine products business, which was impacted by reduced demand in aircraft forging products and a decrease in our capital equipment group and its aftermarket business, which was impacted by reduced demand from the oil and gas and steel industries. This reduction was offset by incremental sales of $38.5 million related to the Saet S.p.A. (“Saet”) acquisition.

Segment Operating Income: Segment operating income decreased to $20.9 million in 2015. The decrease in operating income dollars and the segment operating income margin are associated with the sales mix in 2015 and the associated reduction in overhead absorption related to the decline in volume in our forging business.

Liquidity and Capital Sources

The following table summarizes the major components of cash flows:

	Year Ended December 31,			Three Months Ended March 31,
	2016	2015	2014	2017	2016
	(In millions)
Cash provided (used) by:
Operating activities	$71.5	$37.2	$55.9	$(2.2)	$10.0
Investing activities	(51.9)	(36.5)	(96.4)	(6.1)	(8.9)
Financing activities	(12.1)	4.3	47.9	11.1	(1.6)

Effect of exchange rate on cash	(1.5)	(4.9)	(2.8)	0.7	0.8

Increase in cash and cash equivalent	$6.0	$0.1	$4.6	$3.5	$0.3

Operating Activities

Cash provided by operating activities increased by $34.3 million, driven by lower working capital needs (accounts receivable, inventories and accounts payable and other accrued expenses) in 2016 compared to 2015. Lower sales levels in 2016 resulted in lower inventory and accounts receivable balances, and, in the 2015 period, higher inventories and lower accounts payable combined to use cash of $54.5 million. The positive cash effect of lower working capital in 2016 was partially offset by lower net income.

Cash provided by operating activities decreased by $18.7 million in 2015 compared to 2014. The decrease was primarily attributable to higher working capital in 2015.

In the three months ended March 31, 2017, cash used by operating activities was impacted by the $4 million litigation settlement payment and higher working capital needs compared to the corresponding period in 2016.

Investing Activities

Capital expenditures were $28.5 million in 2016, $36.5 million in 2015, $25.8 million in 2014, $6.1 million in the first quarter of 2017, and $8.9 million in the first quarter of 2016. These capital expenditures were primarily for growth initiatives, with the majority in our Assembly Components businesses as we launch new fuel rail and fuel filler products, and aluminum products for the automotive industry.

In 2016, we used $23.4 million for the acquisition of GH Electrotermia.

Financing Activities

Cash used by financing activities in 2016 consisted primarily of debt repayments of $7.0 million, dividends paid to Parent of $2.5 million and payment of an acquisition earn-out of $2.0 million. During the year, we reduced outstanding indebtedness by $33.4 million using cash flow from operating activities, before borrowing $26.4 million to fund the GH acquisition.

Cash provided by financing activities in 2015 consisted primarily of net borrowings on debt instruments of $20.4 million, partially offset by dividends paid to Parent of $17 million.

Cash provided by financing activities in 2014 consisted primarily of net borrowings on debt instruments of $57.9 million primarily to fund the 2014 acquisitions, partially offset by dividends paid to Parent of $10 million.

Cash provided by financing activities in the three months ended March 31 consisted of net borrowings of $11.1 million in the 2017 period and net repayments of $1.6 million in the 2016 period.

Liquidity

The following table summarizes our indicators of liquidity:

	2016	2015
	(Dollars in millions)
Cash and cash equivalents	$54.4	$48.4
Gross debt (excluding unamortized debt issuance costs)	$475.0	$468.1
Working capital	$305.4	$312.7
Net debt as a % of capitalization	60%	63%

As of March 31, 2017, we had $168.1 million outstanding under the revolving credit facility, approximately $94.9 million of unused borrowing availability and cash and cash equivalents of $57.9 million.

Our liquidity needs are primarily for working capital and capital expenditures. Our primary sources of liquidity have been funds provided by operations and funds available from existing bank credit arrangements and the sale of our debt securities. On April 7, 2011, we completed the sale of $250.0 million aggregate principal amount of senior notes (the “Senior Notes”).

In connection with the sale $350.0 million aggregate principal amount of senior notes (the “New Notes”) we repurchased the Senior Notes on April 17, 2017. The Senior Notes bore an interest rate of 8.125% per annum payable semi-annually in arrears on April 1 and October 1 of each year and were to mature on April 1, 2021. The New Notes bear an interest rate of 6.625% per annum payable semi-annually in arrears on April 15 and October 15 of each year and mature on April 15, 2027.

The Company is a party to a credit and security agreement, dated April 17, 2017, as amended and restated (the “Credit Agreement”), with a group of banks, under which it may borrow or issue standby letters of credit or commercial letters of credit.

Current financial resources (working capital and available bank borrowing arrangements) and anticipated funds from operations are expected to be adequate to meet current cash requirements for at least the next twelve months. The future availability of bank borrowings under the revolving credit facility provided by the Credit Agreement is based on our ability to meet a debt service ratio covenant, which could be materially impacted by negative economic trends. Failure to meet the debt service ratio could materially impact the availability and interest rate of future borrowings.

We may from time to time seek to refinance, retire or purchase our outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. We may also repurchase shares of our parent company’s outstanding common stock. Any such actions will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors. The amounts involved may be material.

Disruptions, uncertainty or volatility in the credit markets may adversely impact the availability of credit already arranged and the availability and cost of credit in the future. These market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to grow and maintain our businesses. Accordingly, we may be forced to delay raising capital or pay unattractive interest rates, which could increase our interest expense, decrease our profitability and significantly reduce our financial flexibility.

The Company had cash and cash equivalents held by foreign subsidiaries of $57.9 million at March 31, 2017 and $48.6 million at March 31, 2016. For each of our foreign subsidiaries, we make a determination regarding the amount of earnings intended for permanent reinvestment, with the balance, if any, available to be repatriated to the United States. The cash held by foreign subsidiaries for permanent reinvestment is generally used to finance the foreign subsidiaries’ operational activities and/or future foreign investments. At March 31, 2017, we believe that sufficient liquidity was available in the United States, and it is our current intention to permanently reinvest undistributed earnings of our foreign subsidiaries outside of the United States. Although we have no intention to repatriate the approximately $137.0 million of undistributed earnings of our foreign subsidiaries as of March 31, 2017, if we were to repatriate these earnings, there would potentially be an adverse tax impact.

At March 31, 2017, our debt service coverage ratio was 2.3, which is in compliance with the debt service coverage ratio covenant contained in the revolving credit facility provided by our Credit Agreement. We were also in compliance with the other covenants contained in the credit facility as of March 31, 2017. The debt service coverage ratio is calculated at the end of each fiscal quarter and is based on the following ratio: (1) the most recently ended four fiscal quarters of consolidated EBITDA, minus cash taxes paid, plus dividends paid from Industries to Holdings, minus unfunded capital expenditures, plus cash tax refunds; to (2) consolidated debt charges, which consist of consolidated cash interest expense plus scheduled principal payments on indebtedness, plus scheduled reductions in our term debt as defined in the Credit Agreement. The debt service coverage ratio must be greater than 1.0 and not less than 1.1 for any two consecutive fiscal quarters. While we expect to remain in compliance throughout 2017, declines in sales volumes in 2017 could adversely impact our ability to remain in compliance with certain of these financial covenants. Additionally, to the extent our customers are adversely affected by declines in the economy in general, they may not be able to pay their accounts payable to us on a timely basis or at all, which would make our accounts receivable from them ineligible for purposes of the revolving credit facility and could reduce our borrowing base and our ability to borrow under such facility.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financing or other relationships with unconsolidated entities or other persons or derivative instruments.

Critical Accounting Policies and Estimates

Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions which affect amounts reported in our consolidated financial statements. On an ongoing basis, we evaluate the accounting policies and estimates that are used to prepare financial statements. Management has made their best estimates and judgments of certain amounts included in the financial statements, giving due consideration to materiality. We do not believe that there is great likelihood that materially different amounts would be reported under different conditions or using different assumptions related to the accounting policies described below. However, application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.

Certain accounting policies that require significant management estimates and are deemed critical to our results of operations or financial position are discussed below. On a regular basis, critical accounting policies are reviewed with the Audit Committee of the Board of Directors.

Revenue Recognition: We recognize revenue, other than from long-term contracts, when title is transferred to the customer, typically upon shipment. Revenue from long-term contracts is accounted for under the percentage of completion method, and recognized on the basis of the percentage each contract’s cost to date bears to the total estimated contract cost. We follow this method since reasonably dependable estimates of revenue and costs of a contract can be made. Revenue earned on contracts in process that are in excess of billings is classified in Other current assets in the accompanying Consolidated Balance Sheet. Billings in excess of revenues earned on contracts in process are classified in Other accrued expenses in the Consolidated Balance Sheet and totaled $22.7 million and $16.8 million at December 31, 2016 and 2015, respectively.

Allowance for Obsolete and Slow Moving Inventory: Inventories are valued using first-in, first-out (“FIFO”) and stated at the lower of cost or market value and have been reduced by an allowance for obsolete and slow-moving inventories. The estimated allowance is based on management’s review of inventories on hand with minimal sales activity, which is compared to estimated future usage and sales. Inventories identified by management as slow-moving or obsolete are reserved for based on estimated selling prices less disposal costs. Though we consider these allowances adequate and proper, changes in economic conditions in specific markets in which we operate could have a material effect on reserve allowances required.

Impairment of Long-Lived Assets: In accordance with Accounting Standards Codification (“ASC”) 360, “Property, Plant and Equipment,” management performs impairment tests of long-lived assets, including property and equipment, whenever an event occurs or circumstances change that indicate that the carrying value may not be recoverable or the useful life of the asset has changed. We review our long-lived assets for indicators of impairment such as a decision to idle certain facilities and consolidate certain operations, a current-period operating or cash flow loss or a forecast that demonstrates continuing losses associated with the use of a long-lived asset and the expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. When we identify impairment indicators, we determine whether the carrying amount of our long-lived assets is recoverable by comparing the carrying value to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets. We consider whether impairments exist at the lowest level of independent identifiable cash flows within a reporting unit (for example, plant location, program level or asset level). If the carrying value of the assets exceeds the expected cash flows, we estimate the fair value of these assets by using appraisals or recent selling experience in selling similar assets or for certain assets with reasonably predictable cash flows by performing discounted cash flow analysis to estimate fair value when market information is not available to determine whether an impairment existed. An asset impairment charge of $4.0 million was recognized in the first quarter of 2016 due to sales volume declines in certain programs with an automotive customer.

Business Combinations, Goodwill and Indefinite-Lived Assets: Business combinations are accounted for using the purchase method of accounting. This method requires the Company to record assets and liabilities of the business acquired at their estimated fair values as of the acquisition date. Any excess of the cost of the acquisition over the fair value of the net assets acquired is recorded as goodwill. The Company uses valuation specialists to perform appraisals and assist in the determination of the fair values of the assets acquired and liabilities assumed. These valuations require management to make estimates and assumptions.

As required by ASC 350, “Intangibles—Goodwill and Other” (“ASC 350”), management performs impairment testing of goodwill at least annually, as of October 1 of each year, or more frequently if impairment indicators arise. In accordance with ASC 350, management tests goodwill for impairment at the reporting unit level. A reporting unit is an operating segment pursuant to ASC 280, “Segment Reporting”, or one level below the operating segment (component level) as determined by the availability of discrete financial information that is regularly reviewed by operating segment management. Our reporting units have been identified at the component level. For 2016, we performed quantitative testing for each reporting unit with a goodwill balance. In 2015 and 2014, we performed our test using both qualitative and quantitative methods.

The quantitative goodwill impairment analysis is a two-step process. Step one compares the carrying amount of the reporting unit to its estimated fair value. To the extent that the carrying value of the reporting unit exceeds its estimated fair value, step two is performed, where the reporting unit’s carrying value of goodwill is compared to the implied fair value of goodwill. To the extent that the carrying value of goodwill exceeds the implied fair value of goodwill, impairment exists and must be recognized. In applying the quantitative approach, we rely on a number of factors, including future business plans, actual and forecasted operating results, and market data. The significant assumptions employed under this method include discount rates; revenue growth rates, including assumed terminal growth rates; future capital expenditures and working capital needs; and operating margins used to project future cash flows for a reporting unit. The discount rates utilized reflect market-based estimates of capital costs and discount rates adjusted for management’s assessment of a market participant’s view with respect to other risks associated with the projected cash flows of the individual reporting unit. Our estimates are based upon assumptions we believe to be reasonable, but which by nature are uncertain and unpredictable. We believe we incorporate ample sensitivity ranges into our analysis of goodwill impairment testing for a reporting unit, such that actual experience would need to be materially out of the range of expected assumptions in order for an impairment to remain undetected.

The results of testing as of October 1, 2016, 2015 and 2014 for all reporting units confirmed that the estimated fair value exceeded carrying values, and no impairment existed as of those dates.

Additionally, we test all indefinite-lived intangible assets for impairment at least annually, as of October 1 of each year, or more frequently if impairment indicators arise. In 2016, we utilized a quantitative approach. In 2015 and 2014, we utilized a combination of qualitative and quantitative assessments. Our fiscal 2016, 2015 and 2014 annual impairment tests of each of our indefinite-lived intangible assets did not result in any impairment loss. The significant assumptions employed under this method include discount rates and revenue growth rates, including assumed terminal growth rates. The discount rates utilized reflect market-based estimates of capital costs and discount rates adjusted for management’s assessment of a market participant’s view with respect to other risks associated with the projected cash flows of the individual reporting unit. Our estimates are based upon assumptions we believe to be reasonable, but which by nature are uncertain and unpredictable. We believe we incorporate ample sensitivity ranges into our analysis of intangible impairment testing, such that actual experience would need to be materially out of the range of expected assumptions in order for an impairment to remain undetected.

See Notes 4 and 5 of the audited consolidated financial statements included elsewhere herein for additional disclosure on goodwill and indefinite-lived intangibles.

Income Taxes: In accordance with ASC 740, “Income Taxes” (“ASC 740”), we account for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and the tax bases of assets and liabilities and are measured using the currently enacted tax rates. Specifically, we measure gross deferred tax assets for deductible temporary differences and carryforwards, such as operating losses and tax credits, using the applicable enacted tax rates and apply the more likely than not measurement criterion.

In determining the adequacy of valuation allowances, we consider cumulative and anticipated amounts of domestic and international earnings or losses, anticipated amounts of foreign source income, and the anticipated taxable income resulting from the reversal of future taxable temporary differences. We intend to maintain any recorded valuation allowances until sufficient positive evidence, such as cumulative positive foreign earnings or additional foreign source income, exists to support reversal of the tax valuation allowances.

Further, at each interim reporting period, we estimate an effective income tax rate that is expected to be applicable for the full year. Significant judgment is involved regarding the application of global income tax laws and regulations and when projecting the jurisdictional mix of income. Additionally, interpretation of tax laws, court decisions or other guidance provided by taxing authorities influences our estimate of the effective income tax rates. As a result, our actual annual effective income tax rates and related income tax liabilities may differ materially from our interim estimated effective tax rates and related income tax liabilities. Any resulting differences are recorded in the period they become known.

During 2016, the Company reversed various income tax accruals totaling approximately $4.0 million relating to previous uncertain tax positions for which the statutes of limitations expired.

Pension and Other Postretirement Benefit Plans: We and our subsidiaries have pension plans, principally noncontributory defined benefit or noncontributory defined contribution plans and postretirement benefit plans covering substantially all employees. The measurement of liabilities related to these plans is based on management’s assumptions related to future events, including interest rates, return on pension plan assets, rate of compensation increases, and health care cost trends. Pension plan asset performance in the future will directly impact our net income. We have evaluated our pension and other postretirement benefit assumptions, considering current trends in interest rates and market conditions and believe our assumptions are appropriate.

Effective on December 31, 2015, the Company adopted a change in the method used to estimate the service and interest cost components of net periodic benefit cost for its defined benefit pension plans and postretirement benefit plans. Historically, the service and interest cost components were estimated using a single weighted-average discount rate derived from the yield curve used to measure the benefit obligation at the beginning of the period. For 2016, the Company used a spot rate approach by applying the specific spot rates along the yield curve to the relevant projected cash flows in the estimation of the service and interest components of benefit cost, resulting in a more precise measurement. These spot rates were determined as of the measurement date of December 31, 2015. This change does not affect the measurement of total benefit obligations. The change was accounted for as a change in estimate and, accordingly, was accounted for prospectively starting in 2016. The reductions in service and interest costs for 2016 associated with this change were $0.1 million and $0.6 million, respectively.

We consult with our actuaries at least annually when reviewing and selecting the discount rates to be used. The discount rates used by the Company are based on yields of various corporate and governmental bond indices with actual maturity dates that approximate the estimated benefit payment streams of the related pension plans. The discount rates are also reviewed in comparison with current benchmark indices, economic market conditions and the movement in the benchmark yield since the previous fiscal year. The liability weighted-average discount rate for the defined benefit pension plan is 3.91% for 2016, compared with 4.13% in 2015. For the other postretirement benefit plan, the rate is 3.63% for 2016 and 3.80% for 2015. This rate represents the interest rates generally available in the United States, which is the Company’s only country with other postretirement benefit liabilities. Another assumption that affects the Company’s pension expense is the expected long-term rate of return on assets. The Company’s pension plans are funded. The weighted-average expected long-term rate of return on assets assumption is 8.25% for 2016. In determining the expected return on plan assets, we consider both historical performance and an estimate of future long-term rates of return on assets similar to those in our plan. We consult with and consider opinions of financial and actuarial experts in developing appropriate return assumptions.

Changes in the related pension benefit costs may occur in the future due to changes in assumptions. The following table illustrates the sensitivity to a change in the assumed discount rate and expected long-term rate of return on assets for the Company’s pension plans and other postretirement plans as of December 31, 2016:

Change in Assumption	Impact on 2016 Benefit Expense	Impact on 2016 Projected Benefit Obligation for Pension Benefits	Impact on 2016 Projected Benefit Obligation for Postretirement Benefits
	(Dollars in millions)
50 basis point decrease in discount rate	$—	$2.9	$0.4
50 basis point increase in discount rate	$—	$(2.7)	$(0.3)
50 basis point decrease in expected return on assets	$0.6	$—	$—

See Note 11 of the audited consolidated financial statements included elsewhere herein for further analysis regarding the sensitivity of the key assumptions applied in the actuarial valuations.

Legal Contingencies: We are involved in a variety of claims, suits, investigations and administrative proceedings with respect to commercial, premises liability, product liability, employment and environmental matters arising from the ordinary course of business. We accrue reserves for legal contingencies, on an undiscounted basis, when it is probable that we have incurred a liability and we can reasonably estimate an amount. When a single amount cannot be reasonably estimated, but the cost can be estimated within a range and no amount within the range is a better estimate than any other amount, we accrue the minimum amount in the range. Based upon facts and information currently available, we believe the amounts reserved are adequate for such pending matters. We monitor the development of legal proceedings on a regular basis and will adjust our reserves when, and to the extent, additional information becomes available.

Recent and Future Adoption of Accounting Standards

See Note 1 to the audited consolidated financial statements included elsewhere herein.

Environmental

We have been identified as a potentially responsible party at third-party sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or comparable state laws, which provide for strict and, under certain circumstances, joint and several liability. We are participating in the cost of certain clean-up efforts at several of these sites. However, our share of such costs has not been material and based on available information, management does not expect our exposure at any of these locations to have a material adverse effect on our results of operations, liquidity or financial condition.

We have been named as one of many defendants in a number of asbestos-related personal injury lawsuits. Our cost of defending such lawsuits has not been material to date and, based upon available information, management does not expect our future costs for asbestos-related lawsuits to have a material adverse effect on our results of operations, liquidity or financial condition. We caution, however, that inherent in management’s estimates of our exposure are expected trends in claims severity, frequency and other factors that may materially vary as claims are filed and settled or otherwise resolved.

Seasonality; Variability of Operating Results

The timing of orders placed by our customers has varied with, among other factors, orders for customers’ finished goods, customer production schedules, competitive conditions and general economic conditions. The variability of the level and timing of orders has, from time to time, resulted in significant periodic and quarterly fluctuations in the operations of our business units. Such variability is particularly evident in the industrial equipment business unit included in the Engineered Products segment, which typically ships a few large systems per year.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risk, including changes in interest rates. As of March 31, 2017, we are subject to interest rate risk on borrowings under the floating rate revolving credit facility and term loan provided by our Amended Credit Agreement, which consisted of borrowings of $168.1 million at March 31, 2017. A 100-basis-point increase in the interest rate would have resulted in an increase in interest expense on these borrowings of approximately $0.4 million during the three-month period ended March 31, 2017.

Our foreign subsidiaries generally conduct business in local currencies. During the first three months of 2017, we recorded a favorable foreign currency translation adjustment in accumulated other comprehensive loss in the condensed consolidated balance sheets of $3.9 million related to net assets located outside the United States. This foreign currency translation adjustment resulted primarily from the weakening of the U.S. Dollar against the Euro, the Canadian Dollar and the British Pound. Our foreign operations are also subject to other customary risks of operating in a global environment, such as unstable political situations, the effect of local laws and taxes, tariff increases and regulations and requirements for export licenses, the potential imposition of trade or foreign exchange restrictions and transportation delays.

BUSINESS

Overview

We are a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. We operate through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

Supply Technologies provides our customers with Total Supply Management™, a proactive solutions approach that manages the efficiencies of every aspect of supplying production parts and materials to our customers’ manufacturing floor, from strategic planning to program implementation. Our Assembly Components business manufactures products oriented towards fuel efficiency and reduced emission standards, and our Engineered Products business utilizes proprietary technology and specializes in the engineering, construction, service and repair of induction heating and melting systems, primarily for the ferrous and non-ferrous metals, silicon, coatings, forging, foundry, automotive and construction equipment industries. Our businesses are exposed to diverse and highly attractive geographic end markets, including the United States, Europe, Asia, Mexico, and Canada. For the year ended December 31, 2016, we generated net sales of $1,276.9 million and net income of $32.7 million.

End Market Mix Year End 2016	Geographic Mix Year End 2016

The following table summarizes the key attributes of each of our business segments:

	Supply Technologies	Assembly Components	Engineered Products
Net Sales(1)	$502 million (39% of total)	$529 million (42% of total)	$245 million (19% of total)

Selected Products	Sourcing, planning and procurement of over 190,000 production components, including: • Fasteners • Pins • Valves • Hoses • Wire harnesses • Clamps and fittings • Rubber and plastic components

•  Control arms

•  Knuckles

•  Injection molded rubber products

•  Turbo charging hose

•  Turbo coolant hose

•  Rubber and thermoplastic hose

•  Oil pans

•  Flywheel spacers

•  Steering racks

•  Fuel filler assemblies

•  Gasoline direct injection systems

• Induction heating and melting systems • Pipe threading systems • Industrial oven systems • Forging presses • Forged steel and machined products

Selected Industries Served

•  Heavy-duty truck

•  Power sports and recreational equipment

•  Aerospace and defense

•  Electrical distribution and controls

•  Consumer electronics

•  Bus and coaches

•  Automotive

•  Agricultural and construction equipment

•  HVAC

•  Lawn and garden

•  Semiconductor equipment

•  Aerospace and defense

		• Automotive • Agricultural equipment • Construction equipment • Heavy-duty truck • Marine equipment	• Ferrous and non-ferrous metals • Coatings • Forging • Foundry • Heavy-duty truck • Construction equipment • Automotive • Oil and gas • Rail • Aerospace and defense

Selected Customers	Applied Materials Black & Decker Eaton Ford Husqvarna IBM Invacare John Deere Lenovo NACCO Polaris Rockwell Trane Volvo/Mack Governments	Bosch Chrysler Dayco Delphi Eaton Ford GM Hitachi Honda Linamar Toyota Yazaki YH America ZF	Amstead/ASF Arcelor Mittal CAT EMD Goodrich Aerospace GKN GrafTech Messier Dowty Mitsubishi Rockwell Saudi Steel Pipe Trinity U.S. Steel Weatherford Yakazi

(1)	Results are for the year ended December 31, 2016.

We believe that the diversity of our revenue base and end markets, as well as the significant breadth and overall quality of our products and services, enhances our business model, including our credit profile. Each of our three operating segments benefits from distinct demand cycles, and we have the ability to generate significant cash flow throughout economic cycles.

We have established leading market positions across a variety of industries, and we believe we maintain a leading market position in products and services that represent a substantial portion of our net sales. We benefit from long-term, entrenched relationships with high-quality customers that include leading OEMs, and we derive a significant portion of our net sales from sole-source arrangements.

Competitive Strengths

Our competitive strengths include the following:

•	Leading Market Positions in Attractive Niche Markets. In many cases, our businesses have achieved leading market positions as a result of our value-added services, high-quality products, superior customer service, expertise in applications and engineering, low costs and commitment to partnering with our customers. We believe we maintain a leading market position in products and services that represent a substantial portion of our sales, and that Supply Technologies is a leading provider of North American Production Parts Total Supply Management™. In addition, a significant portion of our net sales are sole-sourced.

•	Entrenched Relationships with High-Quality Customers. We have been successful in forming and maintaining long-term customer relationships, many of which have been in place for several years. The quality and value of our products and services and the strength of our relationships have allowed us to serve the majority of our significant customers across our three business segments on a sole-source basis. Supply Technologies’ customized supply chain management programs, delivery systems and on-site employees enhance the relationships with our customers, as well as create high switching costs. As a result, the average tenure of ongoing service to our top 50 Supply Technologies customers exceeds ten years. In addition, our Assembly Components and Engineered Products customers tend to maintain long-term, sole-source relationships with us because of the high-quality products that we provide to them as well as the high switching costs they face due to up-front tooling and engineering costs.

•	Highly Diversified Revenue Base and End Markets. We provide a significant breadth of proprietary, value-added solutions to our world-class customer base. Our products are sold to over 10,000 customers, and no customer represented more than 7% of our total net sales for the year ended December 31, 2016. We sell our products and services in a diverse set of end markets, including the automotive and vehicle parts, heavy-duty truck, industrial equipment, steel, rail, electrical distribution and controls, aerospace and defense, oil and gas, power sports and recreational equipment, HVAC, electrical components, appliance and semiconductor equipment industries. Over the past several years, we have focused on diversifying across attractive end markets and geographies, and as a result, have reduced our concentration in the U.S. market to 71%, with the remainder in Asia, Europe, Canada and Mexico. In the past three years, our international sales have grown by 18%.

•	Significant Cash Flow Generation throughout Economic Cycles. Each of our three operating segments benefits from distinct demand cycles and has differing cash flow characteristics, allowing us to generate significant cash flow throughout economic cycles. We believe we are well-positioned for growth during cyclical upturns, and have demonstrated our ability to quickly reduce variable costs and enhance profit and cash flows during cyclical downturns. Our ability to generate cash throughout economic cycles is enhanced by our streamlined cost structure, our limited capital expenditure requirements, our efficient working capital management and our financial discipline, which was demonstrated in 2016 when we delivered record operating cash flows of $71.5 million. Our sizable and scalable operating platform creates significant embedded operating leverage, leading to future potential cash flow generation. We believe we have sufficient borrowing capacity and free cash flow to support our currently contemplated growth plans.

•	Sophisticated Systems Infrastructure. We have made significant investments in Supply Technologies’ management information and communication systems to more efficiently plan, manage and deliver over 190,000 globally-sourced production components to our customers. Electronic data interchange capabilities provide an interactive order system to a majority of our customers. Supply Technologies’ customized systems enable us to provide customers with just-in-time delivery of bar-coded packages labeled for delivery to specific work stations. These systems also enhance fill rates by automatically searching alternative branches for products that are unavailable at a particular location and by routing those products for shipment where needed. These systems allow us to reduce our investment in working capital while meeting our customers’ demands and are scalable with moderate investment to support much larger volumes. Our highly-developed, customized, information systems provide transparency and flexibility through the complete supply chain.

This enables our customers to: (1) significantly reduce the direct and indirect cost of production component processes by outsourcing internal purchasing, quality assurance and inventory fulfillment responsibilities; (2) reduce the amount of working capital invested in inventory and floor space; (3) reduce component costs through purchasing efficiencies, including bulk buying and supplier consolidation; and (4) receive technical expertise in production component selection and design and engineering.

•	Proven Management Team Executing Focused Strategy. We have an experienced, deep and stable management team led by Edward Crawford, our Chairman of the Board and Chief Executive Officer, and Matthew Crawford, our President and Chief Operating Officer, who, as of March 31, 2017, collectively beneficially owned approximately 29% of our parent company’s outstanding common stock. Our senior management team has an average of over 20 years of relevant industry experience and a proven track record of delivering profitable organic growth, generating cash flows, controlling costs, reducing debt, and successfully integrating value-creating acquisitions. Our operating units are managed on a decentralized basis by operating unit managers, while our corporate management team provides strategic direction and support.

Business Strategy

Our overall goal is to be a leading global provider of integrated supply chain services and a leading low-cost manufacturer of highly-engineered products to a broad range of clients. Our business strategy includes the following:

•	Capitalize on Favorable Market Trends. We intend to pursue opportunities created by attractive market trends in all of our business segments. Industrial OEMs are increasingly focusing on their core competencies and reducing costs and therefore continue to increase their reliance on key suppliers, such as Supply Technologies, for global production component procurement and global supply chain management. In our Assembly Components segment, automotive OEMs are increasingly seeking ways to reduce vehicle weights and lower emissions to satisfy increasing worldwide governmental standards and increasing global demand for fuel efficient and environmentally compliant vehicles. Our products, including fuel filler systems, gasoline direct injection products, and aluminum castings support our customers’ efforts to produce fuel efficient and low emission vehicles. Demand for induction hardening and melting products and forging expertise has become more global as many developed and emerging economies continue to repair and build much needed infrastructure which should result in strong long-term demand for products in our Engineered Products segment.

•	Leverage Existing Customer Relationships. We seek to enhance our customer relationships across all of our business segments by providing additional high-quality services, working with our customers to engineer products to meet specific application requirements, and continually broadening our design and engineering capabilities. We also leverage existing customer relationships by pursuing opportunities to expand the number and type of components we provide to our existing customers, increase the number of existing customers’ plants we serve, and capitalize on and assist with the global expansion of our core customers.

•	Extend Global Sourcing Network and Develop New Products. We have significantly expanded our global sourcing capabilities and product breadth. We source our products domestically as well as from low-cost regions such as Taiwan, China, South Korea and India. In Supply Technologies, we currently have in excess of 4,000 suppliers, and no single supplier accounted for more than $9.0 million of purchases for 2016. We intend to continue to deepen and broaden our foreign sourcing network to provide our customers with access to the lowest-cost components. We also continue to develop new products to meet our customers’ demands. We anticipate that by further broadening our global sourcing network and developing new technologies and products, we will be able to improve the range, quality and price of products that we offer our customers.

•	Expand Across Geographies. While we believe we can continue to penetrate within our current markets, we will continue to pursue and capitalize on global market opportunities within existing and new rapidly industrializing nations.

•	Selected Strategic Acquisitions. We will continue to pursue an acquisition strategy focused on acquiring leading businesses that are accretive to our earnings and immediately enhance our existing platform of leading businesses. We have a strong management team with a long history of acquiring and seamlessly integrating attractive assets into our existing business as evidenced by our most recent acquisitions.

Supply Technologies

Our Supply Technologies business provides our customers with Total Supply Management™, a proactive solutions approach that manages the efficiencies of every aspect of supplying production parts and materials to our customers’ manufacturing floor, from strategic planning to program implementation.

Total Supply Management™ includes such services as engineering and design support, part usage and cost analysis, supplier selection, quality assurance, bar coding, product packaging and tracking, just-in-time and point-of-use delivery, electronic billing services and ongoing technical support. We operate 65 logistics service centers in the United States, Mexico, Canada, Puerto Rico, Scotland, Hungary, China, Taiwan, Singapore, India, England, France, Spain, Poland, Northern Ireland and Ireland, as well as production sourcing and support centers in Asia. Through our supply chain management programs, we supply more than 190,000 globally-sourced production components, many of which are specialized and customized to meet individual customers’ needs.

Total Supply Management™ provides our customers with an expert partner in strategic planning, global sourcing, technical services, parts and materials, logistics, distribution and inventory management of production components. Some production components are characterized by low per unit supplier prices relative to the indirect costs of supplier management, quality assurance, inventory management and delivery to the production line. In addition, Supply Technologies delivers an increasingly broad range of higher-cost production components including valves, fuel hose assemblies, electro-mechanical hardware, labels, fittings, steering components and many others. Applications engineering specialists and the direct sales force work closely with the engineering staff of OEM customers to recommend the appropriate production components for a new product or to suggest alternative components that reduce overall production costs, streamline assembly or enhance the appearance or performance of the end product. As an additional service, Supply Technologies also provides spare parts and aftermarket products to end users of its customers’ products.

Total Supply Management™ services are typically provided to customers pursuant to sole-source arrangements. We believe our services distinguish us from traditional buy/sell distributors, as well as manufacturers who supply products directly to customers, because we outsource our customers’ high-volume production components supply chain management, providing processes customized to each customer’s needs and replacing numerous current suppliers with a sole-source relationship. Our highly-developed, customized, information systems provide global transparency and flexibility through the complete supply chain. This enables our customers to: (1) significantly reduce the direct and indirect cost of production component processes by outsourcing internal purchasing, quality assurance and inventory fulfillment responsibilities; (2) reduce the amount of working capital invested in inventory and floor space; (3) reduce component costs through purchasing efficiencies, including bulk buying and supplier consolidation; and (4) receive technical expertise in production component selection and design and engineering. Our sole-source arrangements foster long-term, entrenched supply relationships with our customers and, as a result, the average tenure of service for our top 50 Supply Technologies clients exceeds seven years. Supply Technologies’ remaining sales are generated through the wholesale supply of industrial products to other manufacturers and distributors pursuant to master or authorized distributor relationships.

The Supply Technologies segment also engineers and manufactures precision cold formed and cold extruded products, including locknuts, SPAC® nuts and wheel hardware, which are principally used in applications where controlled tightening is required due to high vibration. Supply Technologies produces both standard items and specialty products to customer specifications, which are used in large volumes by customers in the automotive, heavy-duty truck and rail industries.

Supply Technologies expanded its industry focus with the 2014 acquisition of Apollo Aerospace. Apollo Aerospace provides similar Total Supply Management™ services across a broad range of customers in the commercial aerospace and defense industries serving customers throughout the United States, Europe, and Asia.

Markets and Customers. For the year ended December 31, 2016, approximately 70% of Supply Technologies’ net sales were to domestic customers. Remaining sales were primarily to manufacturing facilities of large, multinational customers located in Canada, Mexico, Europe and Asia. Total Supply Management™ services and production components are used extensively in a variety of industries, and demand is generally related to the state of the economy and to the overall level of manufacturing activity.

Supply Technologies markets and sells its services to over 7,300 customers domestically and internationally. The five largest customers, within which Supply Technologies sells through sole-source contracts to multiple operating divisions or locations, accounted for approximately 35% of the sales of Supply Technologies in 2016 and 34% in 2015. The loss of any two or more of its top five customers could have a material adverse effect on the results of operations and financial condition of this segment.

Competition. A limited number of companies compete with Supply Technologies to provide supply management services for production parts and materials. Supply Technologies competes primarily on the basis of its Total Supply Management™ services, including engineering and design support, part usage and cost analysis, supplier selection, quality assurance, bar coding, product packaging and tracking, just-in-time and point-of-use delivery, electronic billing services and ongoing technical support, and its geographic reach, extensive product selection, price and reputation for high service levels. Numerous U.S. and foreign companies compete with Supply Technologies in manufacturing cold-formed and cold-extruded products.

Assembly Components

Assembly Components manufactures products oriented towards fuel efficiency and reduced emission standards. Assembly Components designs, develops and manufactures aluminum products and highly efficient, high pressure Direct Fuel Injection fuel rails and pipes, fuel filler pipes that route fuel from the gas cap to the gas tank, as well as flexible multi-layer plastic and rubber assemblies used to transport fuel from the vehicle’s gas tank and then, at extreme high pressure, to the engine’s fuel injector nozzles. These advanced products, coupled with Turbo Enabled engines, make up large and growing engine architecture for all worldwide car manufacturers. Assembly Components also designs and manufactures Turbo Charging hoses along with Turbo Coolant hoses that will be required as engines get downsized to 3 and 4 cylinders from 6 or 8 cylinders. This engine downsizing increases efficiency, while dramatically decreasing pollution levels. In addition, our Assembly Components segment operates what we believe is one of the few aluminum component suppliers that have the capability to provide a wide range of high-volume, high-quality products utilizing a broad range of processes including gravity and low pressure permanent mold, die-cast and lost-foam, as well as emerging alternative casting technologies. We also provide machining to our aluminum products customers.

Assembly Components operates 25 manufacturing facilities in Ohio, Michigan, Indiana, Tennessee, Florida, Mexico, China and the Czech Republic. In addition, we also provide value-added services such as design engineering, machining and part assembly.

Markets and Customers. The five largest customers of Assembly Components accounted for approximately 45% of segment sales for 2016 and 49% for 2015. These sales, across multiple operating divisions, are through sole source contracts. The loss of any one of these customers could have a material adverse effect on the results of operations and financial condition of this segment.

Competition. Assembly Components competes principally on the basis of its ability to: (1) engineer and manufacture high-quality, cost-effective, assemblies utilizing multiple technologies in large volumes; (2) provide timely delivery; and (3) retain the manufacturing flexibility necessary to quickly adjust to the needs of its customers. There are few domestic companies with capabilities able to meet the customers’ stringent quality and service standards and lean manufacturing techniques. As one of these suppliers, Assembly Components is well-positioned to benefit as customers continue to consolidate their supplier base.

Engineered Products

Our Engineered Products segment operates a diverse group of niche manufacturing businesses that design and manufacture a broad range of highly-engineered products, including induction heating and melting systems, pipe threading systems and forged and machined products. We manufacture these products in 13 domestic facilities throughout the United States and 22 international facilities in Canada, Mexico, the United Kingdom, Belgium, Germany, China, Italy, India, Japan, Spain and Brazil.

Our induction heating and melting business utilizes proprietary technology and specializes in the engineering, construction, service and repair of induction heating and melting systems, primarily for the ferrous and non-ferrous metals, silicon, coatings, forging, foundry, automotive and construction equipment industries. Our induction heating and melting systems are engineered and built to customer specifications and are used primarily for melting, heating, and surface hardening of metals and curing of coatings. Approximately 51% of our induction heating and melting systems’ revenues are derived from the sale of replacement parts and provision of field service, primarily for the installed base of our own products. Our pipe threading business serves the oil and gas industry. We also engineer and install mechanical forging presses, sell spare parts and provide field service for the large existing base of mechanical forging presses and hammers in North America. We machine, induction harden and surface finish crankshafts and camshafts, used primarily in locomotives. We forge aerospace and defense structural components such as landing gears and struts, as well as rail products such as railcar center plates and draft lugs.

Markets and Customers. We sell induction heating and other capital equipment to component manufacturers and OEMs in the ferrous and non-ferrous metals, silicon, coatings, forging, foundry, automotive, truck, construction equipment and oil and gas industries. We sell forged and machined products to locomotive manufacturers, machining companies and sub-assemblers who finish aerospace and defense products for OEMs, and railcar builders and maintenance providers.

Competition. We compete with small-to medium-sized domestic and international equipment manufacturers on the basis of service capability, ability to meet customer specifications, delivery performance and engineering expertise. We compete domestically and internationally with small-to medium-sized forging and machining businesses on the basis of product quality and precision.

Sales and Marketing

Supply Technologies markets its products and services in the United States, Mexico, Canada, Western and Eastern Europe and East and South Asia primarily through its direct sales force, which is assisted by applications engineers who provide the technical expertise necessary to assist the engineering staff of OEM customers in designing new products and improving existing products. Assembly Components primarily markets and sells its products in North America through internal sales personnel and independent sales representatives. Engineered Products primarily markets and sells its products in North America through both internal sales personnel and independent sales representatives. Induction heating and pipe threading equipment is also marketed and sold in Europe, Asia, Latin America and Africa through both internal sales personnel and independent sales representatives. In some instances, the internal engineering staff assists in the sales and marketing effort through joint design and applications-engineering efforts with major customers.

Raw Materials and Suppliers

Supply Technologies purchases substantially all of its production components from third-party suppliers. Supply Technologies has multiple sources of supply for its components. An increasing portion of Supply Technologies’ production components are purchased from suppliers in foreign countries, primarily Canada, Taiwan, China, South Korea, Singapore, India and multiple European countries. Supply Technologies is dependent upon the ability of such suppliers to meet stringent quality and performance standards and to conform to delivery schedules. Assembly Components and Engineered Products purchase substantially all of their raw materials, principally metals and certain component parts incorporated into their products, from third-party suppliers and manufacturers. Most raw materials required by Assembly Components and Engineered Products are commodity products available from several domestic suppliers. Management believes that raw materials and component parts other than certain specialty products are available from alternative sources.

Our suppliers of raw materials and component parts may significantly and quickly increase their prices in response to increases in costs of the raw materials, such as steel, that they use to manufacture our raw materials and component parts. While we generally attempt to pass along increased raw material prices to our customers in the form of price increases, there may be a time delay between the increased raw material prices and our ability to increase the price of our products, or we may be unable to increase the prices of our products due to various factors. See the discussion of risks associated with raw material supply and costs in Item 1A “Risk Factors”.

Backlog

Management believes that backlog is not a meaningful measure for Supply Technologies, as a majority of Supply Technologies’ customers require just-in-time delivery of production components. Management believes that Assembly Components’ backlog is not a meaningful measure, as a significant portion of sales are on a release or firm order basis. The backlog of Engineered Products’ orders believed to be firm as of December 31, 2016 was $137.6 million, including $24.8 million from the acquisition of GH, compared with $147.2 million as of December 31, 2015. Approximately 91% of Engineered Products’ backlog as of December 31, 2016 is scheduled to be shipped in 2017.

Environmental, Health and Safety Regulations

We are subject to numerous federal, state and local laws and regulations designed to protect public health and the environment, particularly with regard to discharges and emissions, as well as handling, storage, treatment and disposal, of various substances and wastes. Failure to comply with applicable environmental laws and regulations and permit requirements could result in civil and criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures. Pursuant to certain environmental laws, owners or operators of facilities may be liable for the costs of response or other corrective actions for contamination identified at or emanating from current or former locations, without regard to whether the owner or operator knew of, or was responsible for, the presence of any such contamination and for related damages to natural resources. Additionally, persons who arrange for the disposal or treatment of hazardous substances or materials may be liable for costs of response at sites where they are located, whether or not the site is owned or operated by such person.

From time to time, we have incurred, and are presently incurring, costs and obligations for correcting environmental noncompliance and remediating environmental conditions at certain of our properties. In general, we have not experienced difficulty in complying with environmental laws in the past, and compliance with environmental laws has not had a material adverse effect on our financial condition, liquidity and results of operations. Our capital expenditures on environmental control facilities were not material during the past five years and such expenditures are not expected to be material to us in the foreseeable future.

We are currently, and may in the future be, required to incur costs relating to the investigation or remediation of property, including property where we have disposed of our waste, and for addressing environmental conditions. For instance, we have been identified as a potentially responsible party at third-party sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or comparable state laws, which provide for strict and, under certain circumstances, joint and several liability. We are participating in the cost of certain clean-up efforts at several of these sites. The availability of third-party payments or insurance for environmental remediation activities is subject to risks associated with the willingness and ability of the third party to make payments. However, our share of such costs has not been material and, based on available information, we do not expect our exposure at any of these locations to have a material adverse effect on our results of operations, liquidity or financial condition.

Information as to Segment Reporting and Geographic Areas

The information contained in Note 2 to the audited consolidated financial statements included elsewhere herein relating to (1) net sales, operating income, identifiable assets and other information by segment and (2) net sales and assets by geographic region for the years ended December 31, 2016, 2015 and 2014 is included elsewhere herein.

Properties

As of December 31, 2016, our operations included numerous manufacturing and supply chain logistics services facilities located in 25 states in the United States and in Puerto Rico, as well as in Asia, Canada, Europe, Mexico and Brazil. We lease our world headquarters located in Cleveland, Ohio, which includes the world headquarters for certain of our businesses. We believe our manufacturing, logistics and corporate office facilities are well-maintained and are suitable and adequate, and have sufficient productive capacity to meet our current needs.

The following table provides information relative to our principal facilities as of December 31, 2016.

Related Industry Segment	Location	Owned or Leased	Approximate Square Footage	Use
SUPPLY TECHNOLOGIES (1)	Brampton, Ontario, Canada	Leased	145,000	Manufacturing
	Lawrence, PA	Leased	116,000	Logistics and Manufacturing
	Minneapolis, MN	Leased	87,100	Logistics
	Cleveland, OH (2)	Leased	60,450	Supply Technologies Corporate Office
	Dayton, OH	Leased	56,000	Logistics
	Carol Stream, IL	Leased	51,000	Logistics
	Memphis, TN	Leased	48,750	Logistics
	Solon, OH	Leased	47,100	Logistics
	Streetsboro, OH	Leased	45,000	Manufacturing
	Allentown, PA	Leased	43,800	Logistics
	Suwanee, GA	Leased	42,500	Logistics
	Dublin, VA	Leased	40,000	Logistics
	Tulsa, OK	Leased	40,000	Logistics
ASSEMBLY	Ocala, FL	Owned	433,000	Manufacturing
COMPONENTS	Conneaut, OH (4)	Leased/Owned	283,800	Manufacturing
	Lexington, TN	Owned	240,000	Manufacturing
	Lobelville, TN (5)	Owned	208,700	Manufacturing
	Rootstown, OH	Owned	208,000	Manufacturing
	Cleveland, OH (3)	Leased/Owned	190,000	Manufacturing
	Wapakoneta, OH	Owned	188,000	Manufacturing
	Angola, IN	Owned	135,000	Manufacturing
	Huntington, IN	Leased	124,500	Manufacturing
	Fremont, IN	Owned	112,000	Manufacturing
	Big Rapids, MI	Owned	97,000	Manufacturing
	Delaware, OH	Owned	45,000	Manufacturing
ENGINEERED	Cicero, IL	Owned	450,000	Manufacturing
PRODUCTS (6)	Cuyahoga Heights, OH	Owned	427,000	Manufacturing
	Pune, India	Owned	275,000	Manufacturing
	Newport, AR	Owned	200,000	Manufacturing
	Warren, OH	Owned	195,000	Manufacturing
	Leini, Italy	Owned	161,500	Manufacturing
	Madison Heights, MI	Leased	128,000	Manufacturing
	Canton, OH	Leased	124,000	Manufacturing
	La Roeulx, Belgium	Owned	120,000	Manufacturing
	Brookfield, WI	Leased	116,000	Manufacturing
	Wickliffe, OH	Owned	110,000	Manufacturing
	Valencia, Spain	Owned	81,000	Manufacturing
	Albertville, AL	Leased	56,000	Office
	Chennai, India	Owned	54,000	Manufacturing
	Leini, Italy	Leased	53,800	Manufacturing
	Leini, Italy	Leased	37,700	Manufacturing
	Cortland, OH	Owned	30,000	Office and Manufacturing

(1)	Supply Technologies has other facilities, none of which is deemed to be a principal facility.
(2)	Includes 20,150 square feet used by Holdings’ corporate office.
(3)	Includes one leased property with 150,000 square feet and one owned property with 40,000 square feet.
(4)	Includes three leased properties with square footage of 91,800, 64,000 and 45,700, respectively, and one owned property with 82,300 square feet.
(5)	Includes five facilities, which make up the total square footage of 208,700.
(6)	Engineered Products has other owned and leased facilities, none of which is deemed to be a principal facility.

Legal Proceedings

We are subject to various pending and threatened lawsuits in which claims for monetary damages are asserted in the ordinary course of business. While any litigation involves an element of uncertainty, in the opinion of management, liabilities, if any, arising from currently pending or threatened litigation are not expected to have a material adverse effect on our financial condition, liquidity or results of operations.

In addition to the routine lawsuits and asserted claims noted above, we were a party to the lawsuits and legal proceedings described below as of March 31, 2017:

We were a co-defendant in approximately 98 cases asserting claims on behalf of approximately 193 plaintiffs alleging personal injury as a result of exposure to asbestos. These asbestos cases generally relate to production and sale of asbestos-containing products and allege various theories of liability, including negligence, gross negligence and strict liability, and seek compensatory and, in some cases, punitive damages.

In every asbestos case in which we are named as a party, the complaints are filed against multiple named defendants. In substantially all of the asbestos cases, the plaintiffs either claim damages in excess of a specified amount, typically a minimum amount sufficient to establish jurisdiction of the court in which the case was filed (jurisdictional minimums generally range from $25,000 to $75,000), or do not specify the monetary damages sought. To the extent that any specific amount of damages is sought, the amount applies to claims against all named defendants.

There are four asbestos cases, involving 21 plaintiffs, that plead specified damages against named defendants. In each of the four cases, the plaintiff is seeking compensatory and punitive damages based on a variety of potentially alternative causes of action. In three cases, the plaintiff has alleged compensatory and punitive damages in the amount of $3.0 million and $10.0 million, respectively, for four separate causes of action, $1.0 million for a fifth cause of action and $3 million for a sixth cause of action. In the fourth case, the plaintiff has alleged compensatory and punitive damages, each in the amount of $20.0 million, for three separate causes of action, and $5.0 compensatory damages for the fourth cause of action.

Historically, we have been dismissed from asbestos cases on the basis that the plaintiff incorrectly sued one of our subsidiaries or because the plaintiff failed to identify any asbestos-containing product manufactured or sold by us or our subsidiaries. We intend to vigorously defend these asbestos cases, and believe we will continue to be successful in being dismissed from such cases. However, it is not possible to predict the ultimate outcome of asbestos-related lawsuits, claims and proceedings due to the unpredictable nature of personal injury litigation. Despite this uncertainty, and although our results of operations and cash flows for a particular period could be adversely affected by asbestos-related lawsuits, claims and proceedings, management believes that the ultimate resolution of these matters will not have a material adverse effect on our financial condition, liquidity or results of operations. Among the factors management considered in reaching this conclusion were: (a) our historical success in being dismissed from these types of lawsuits on the bases mentioned above; (b) many cases have been improperly filed against one of our subsidiaries; (c) in many cases the plaintiffs have been unable to establish any causal relationship to us or our products or premises; (d) in many cases, the plaintiffs have been unable to demonstrate that they have suffered any identifiable injury or compensable loss at all or that any injuries that they have incurred did in fact result from alleged exposure to asbestos; and (e) the complaints assert claims against multiple defendants and, in most cases, the damages alleged are not attributed to individual defendants. Additionally, we do not believe that the amounts claimed in any of the asbestos cases are meaningful indicators of our potential exposure because the amounts claimed typically bear no relation to the extent of the plaintiff’s injury, if any.

Our cost of defending these lawsuits has not been material to date and, based upon available information, our management does not expect its future costs for asbestos-related lawsuits to have a material adverse effect on our results of operations, liquidity or financial position.

IPSCO Tubulars Inc. d/b/a TMK IPSCO sued Ajax Tocco Magnethermic Corporation (“ATM”), a subsidiary of the Company, in the United States District Court for the Eastern District of Arkansas claiming that equipment supplied by ATM for heat treating certain steel pipe at IPSCO’s Blytheville, Arkansas facility did not perform as required by the contract. The complaint alleged causes of action for breach of contract, gross negligence and constructive fraud. IPSCO sought approximately $10.0 million in damages plus an unspecified amount of punitive damages. In September 2013, the district court issued a judgment in favor of IPSCO in the amount of $5.2 million, which the Company recognized and accrued for at that time. In March 2016, the district court issued an order granting, in part, IPSCO’s motion for fees and costs and awarding $2.2 million to IPSCO, which the Company accrued for as of December 31, 2015. ATM filed a third appeal of that decision. On March 28, 2017, the Company and IPSCO agreed to a settlement and release of all claims for the payment by the Company of $4.0 million to IPSCO, which was made in March 2017. As of the settlement date, the Company had $7.3 million accrued for this matter. The Company reversed the excess liability and recognized $3.3 million in income in the first quarter of 2017.

In August 2013, we received a subpoena from the staff of the Securities Exchange Commission (“SEC”) in connection with the staff’s investigation of a third party. At that time, we also learned that the Department of Justice (“DOJ”) is conducting a criminal investigation of the third party. In connection with its initial response to the staff’s subpoena, we disclosed to the staff of the SEC that, in November 2007, the third party participated in a payment on behalf of us to a foreign tax official that implicates the Foreign Corrupt Practices Act. The Board of Directors formed a special committee to review our transactions with the third party and to make any recommendations to the Board of Directors with respect thereto. The Company intends to cooperate fully with the SEC and the DOJ in connection with their investigations of the third party and with the SEC in light of the Company’s disclosure. The Company is unable to predict the outcome or impact of the special committee’s investigation or the length, scope or results of the SEC’s review or the impact on its results of operations.

MANAGEMENT

Officers and Directors

The following table sets forth information with respect to our officers and directors as of June 27, 2017.

Name	Age	Position
Edward F. Crawford	79	Chairman of the Board, Chief Executive Officer and Director
Matthew V. Crawford	48	President and Chief Operating Officer and Director
Robert D. Vilsack	56	Secretary and General Counsel
Patrick W. Fogarty	56	Vice President and Chief Financial Officer
Patrick V. Auletta	67	Director
John D. Grampa	70	Director
Dan T. Moore III	77	Director
Ronna Romney	73	Director
Steven H. Rosen	47	Director
James W. Wert	70	Director

Mr. E. Crawford has been a director and our Chairman of the Board and Chief Executive Officer since 1992. He has also served as the Chairman of Crawford Group, Inc., a management company for a group of manufacturing companies, since 1964. Mr. E. Crawford also serves as a director of Hickok Incorporated and served as a director of Materion Corporation until May 2017. Mr. E. Crawford has completed over 23 years of service to the Company as a director and senior officer and has amassed extensive knowledge of the Company’s strategies and operations. In addition, he also brings to the Board his experience in leading a variety of private enterprises for over 40 years. Mr. M. Crawford is the son of Mr. E. Crawford.

Mr. M. Crawford has been President and Chief Operating Officer since 2003 and joined us in 1995 as Assistant Secretary and Corporate Counsel. He was also our Senior Vice President from 2001 to 2003. Mr. M. Crawford became one of our directors in August 1997 and has served as President of Crawford Group, Inc. since 1995. Mr. M. Crawford’s experience, influence and deep knowledge of the Company and its industries provides the Board with the management perspective necessary to successfully oversee the Company and its strategy and business operations. Mr. E. Crawford is the father of Mr. M. Crawford.

Mr. Vilsack has been Secretary and General Counsel since joining us in 2002. From 1999 until his employment with us, Mr. Vilsack was engaged in the private practice of law. From 1997 to 1999, Mr. Vilsack was Vice President, General Counsel and Secretary of Medusa Corporation, a manufacturer of Portland cement, and prior to that he was Vice President, General Counsel and Secretary of Figgie International Inc., a manufacturing conglomerate.

Mr. Fogarty has been Vice President and Chief Financial Officer since 2015. He has also served as Director of Corporate Development from 1997 to 2015 and served as Director of Finance from 1995 to 1997.

Mr. Auletta has served as our Director since 2004. He has also served as President Emeritus of KeyBank National Association, a financial services company, since 2005. From 2001 to 2004, Mr. Auletta served as President of KeyBank National Association. Mr. Auletta’s extensive experience in finance, the banking industry and general management, including his service as president of an operating company of a publicly-traded corporation, enables him to make significant contributions to the Board, particularly when he served as the Chair of the Audit Committee and as our Audit Committee financial expert. He has a broad and deep understanding of financial analysis, the financial reporting system, the challenges involved in developing and maintaining effective internal controls and evaluating risks to the Company.

Mr. Grampa has served as our Director since 2015. He has also served as Senior Vice President Finance and Chief Financial Officer of Materion Corporation, a producer of high performance advanced engineered materials used in a variety of applications, from 2006 until 2015 and remained with Materion Corporation as Senior Vice President, Administration until 2015. Prior to that, he had served as Vice President Finance and Chief Financial Officer of Materion Corporation since 1999 and Vice President, Finance since 1998. Prior to joining Materion Corporation, Mr. Grampa had served as Vice President, Finance and held various other financial management positions with the Worldwide Materials business of Avery Dennison Corporation, a pressure sensitive materials, office products, labels and other converted products company, since 1984. Prior to that, Mr. Grampa held a variety of financial management positions at Diamond Shamrock Corporation an industrial and specialty chemicals, plastics, and oil and gas company, since 1970.

Mr. Grampa brings an extensive, broad-based, strategic operations and finance background from his experiences in three global manufacturers. His extensive experience in financial management and with acquisitions provides him with the knowledge and insight to address the complex operational and financial issues facing global industrial companies today, particularly in his capacity as Chair of the Audit Committee and as our Audit Committee financial expert.

Mr. Moore has served as our Director since 2003. Since 1969, he has been the Chief Executive Officer of Dan T. Moore Co. and related Companies (Soundwich, Flow Polymers and Team Wendy), which are engaged in the research and development of advanced materials. Mr. Moore also serves as a director of Invacare Corporation. Mr. Moore brings to the Board his business acumen and operations experience demonstrated over years of managing numerous manufacturing companies. He is a recognized and successful entrepreneur. From this experience, as well as his service on the boards of other publicly-traded corporations, Mr. Moore offers the Board a comprehensive perspective for developing corporate strategies and managing risks of a major publicly-traded corporation.

Ms. Romney has served as our Director since 2001. In 1996, Ms. Romney was a U.S. Senate Candidate for Michigan. She served as Chairperson for President’s Commissions on White House Fellowships and The White House Commission Presidential Scholars. She also served as a Commissioner on President’s National Advisory Council on Adult Education. Ms. Romney also serves as a Director of Molina Healthcare, Inc. Ms. Romney’s diverse experiences as a lead director for a health care company, her political experience, and her focus on education issues ensures the Board is aware of alternative perspectives in the oversight of the Company.

Mr. Rosen has served as our Director since 2011. He has also served as Co-Chief Executive Officer of Resilience Capital Partners, a private equity firm, since 2001 and has been a Managing member of SHR Holdings, LLC. Mr. Rosen also serves as a Director of Hickok Incorporated. With his experience in assisting underperforming businesses and his expertise in the dynamics of capital markets, Mr. Rosen provides the Board insight in such diversified areas as finance, strategic planning, acquisitions, operations and capital investments.

Mr. Wert has served as our Director since 1992 and has been our Vice Chairman since 2002. He is also the Chief Executive Officer and President since 2003 and Vice President from 2000 to 2002 of CM Wealth Advisors, Inc., formerly known as Clanco Management Corporation, a registered investment advisor. He served as Senior Executive Vice President and Chief Investment Officer of KeyCorp from 1995 to 1996 and Chief Financial Officer of KeyCorp and predecessor companies from 1990 to 1995. Mr. Wert also serves as a director of Marlin Business Services Corp. Mr. Wert has acquired extensive experience handling transactional and investment issues through his experience managing a registered investment adviser and as chief investment officer of a publicly-traded corporation. Through this experience, as well as his service on other boards of publicly-traded corporations, he provides important insight and assistance to the Board in the areas of finance, investments and corporate governance. In addition, as one of our longest-standing directors, Mr. Wert provides continuity to the Board and has a broad understanding of the strategic and operational issues we face.

Compensation of Directors

Our parent compensates directors who are not employees of our parent or any of its subsidiaries for serving on our Board and reimburses them for expenses incurred in connection with Board and committee meetings. During 2016, each non-employee director earned, as an annual retainer, $40,000 and was granted 3,010 restricted shares. The restricted shares were granted in accordance with our 2015 Equity and Incentive Compensation Plan, which we refer to as the 2015 Plan. The non-employee directors also received $4,000 for each Board meeting attended in-person and $1,000 for each Board meeting attended telephonically, and $1,000 for each committee meeting attended in-person or telephonically. The Compensation, Audit, Nominating and Corporate Governance and Long-Range Planning Committee Chairpersons each received an additional $10,000 committee chair annual retainer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Patrick V. Auletta	57,000	78,621	135,621
John D. Grampa	74,000	78,621	152,621
A. Malachi Mixon III(2)	64,000	78,621	142,621
Dan T. Moore III	57,000	78,621	135,621
Ronna Romney	68,000	78,621	146,621
Steven H. Rosen	63,000	78,621	141,621
James W. Wert	74,000	78,621	152,621

(1)	The amounts in this column represent the grant date fair value for awards of restricted shares in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The restricted shares vest one year from the date of grant. As of December 31, 2016, each director in the table held 3,010 shares or share units subject to restriction.
(2)	Mr. Mixon retired from the Board on May 11, 2017.

In 2009, we established a 2009 Director Supplemental Defined Contribution Plan, or Director DC Plan, which is a non-qualified deferred compensation plan for our directors. Under the Director DC Plan, eligible directors can defer up to 100% of their cash retainer, attendance fees, and/or restricted share units for pre-tax savings opportunities. The investment options available to the eligible directors are the same investment options offered under our 401(k) Plan. Eligible directors’ contributions and earnings are always 100% vested. Distributions under the Director DC Plan may be made only upon a Separation of Service (as defined in the Director DC Plan). Distributions are paid in a lump sum or in annual installments over a maximum of 10 years. We do not pay above-market interest rates or provide preferential earnings.

Corporate Governance

Director Independence. The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, or CEO, and President, as directors. The current Board members include seven independent directors.

Each of Messrs. Auletta, Grampa, Moore, Rosen and Wert and Ms. Romney is “independent” and Mr. Mixon was “independent” in accordance with the rules of the Nasdaq Stock Market. The Nasdaq Stock Market’s independence definition includes a series of objective tests, including that the director is not our employee and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Stock Market’s rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and management.

In addition, as required by the Nasdaq Stock Market’s rules, the members of the Audit Committee are each “independent” under special standards established by the SEC for members of audit committees. The Board has determined that the Audit Committee includes at least one independent member whom the Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mr. Grampa is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Grampa’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Grampa any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee. During 2016, the Compensation Committee consisted of Messrs. Moore and Rosen and Ms. Romney, with Ms. Romney as its chair. Effective March 9, 2017, Mr. Moore ceased to serve on the Compensation Committee. The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, including reviewing and granting equity awards to executive officers. As described in greater detail below under “Executive Compensation Discussion and Analysis,” the Compensation Committee determines the compensation of our executive officers, including our CEO, and directors. With respect to executive officers other than the CEO, the Compensation Committee takes into account the recommendations of the CEO when determining the various elements of their compensation, including the amount and form of such compensation. The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of executive compensation and the sole authority to approve the fees and other retention terms of any such consultants. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee.

The Compensation Committee also reviews and approves various other compensation policies and matters. The Compensation Committee held two meetings in 2016 and also acted by written consent. The Compensation Committee has a written charter approved by the Board. The responsibilities and activities of the Compensation Committee are described in greater detail in the Compensation Committee Charter, which is available on our website at www.pkoh.com.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2016 were Messrs. Moore and Rosen and Ms. Romney. No current or former officer or employee of ours served on the Compensation Committee, or on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee, during 2016. None of the Members of the Compensation Committee during 2016 had any relationship with us that would be required to be disclosed by us under applicable related party requirements. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served on our Board or on our Compensation Committee during 2016.

Executive Compensation Discussion and Analysis

Philosophy and Objectives

Our compensation program is designed to recognize the level of responsibility of an executive within our Company, taking into account the named executive officer’s role and expected leadership within our organization, and to encourage and reward decisions and actions that have a positive impact on our overall performance.

Our compensation philosophy is based upon the following objectives:

•	to reinforce the achievement of key business strategies and objectives;

•	to reward our executives for their outstanding performance and business results;

•	to emphasize the enhancement of shareholder value;

•	to value the executive’s unique skills and competencies;

•	to attract and retain qualified executives; and

•	to provide a competitive compensation structure.

Overview

The Compensation Committee administers our compensation program. The Compensation Committee is responsible for reviewing and approving base salaries, cash bonuses and equity incentive awards for all named executive officers. Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to decisions concerning named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions in executive session. Our compensation program recognizes the importance of ensuring that discretion is provided to the Compensation Committee and CEO in determining compensation levels and awards.

Compensation Consultants

The Compensation Committee has engaged independent compensation consultants on a periodic basis to help evaluate our compensation program and to help select appropriate market data for compensation determinations. The Compensation Committee also may consider a variety of data sources and information related to market practices for companies similar to ours.

In March 2014, the Compensation Committee engaged the services of PM&P, a leading independent provider of executive compensation consulting services, to help select appropriate market data for compensation considerations and to review and recommend modifications to the peer group. The Compensation Committee has conducted a review of its relationship with PM&P and has identified no conflict of interest. The resources used by PM&P for comparison included the Watson Wyatt Top Management Compensation Survey, the Mercer Executive Compensation Survey, the CHIPS Executive and Senior Management Compensation Survey and three PM&P proprietary executive compensation surveys.

The Compensation Committee periodically reviews and updates the peer group of companies based on their reasonable comparability to our Company in terms of revenues, market capitalization, enterprise value, complexity, performance, industry profile, scope of operations and competitors for executive talent. In June 2014, based on the recommendation of PM&P, the Compensation Committee approved a revised peer group, consisting of the following companies:

AAR Corp	Encore Wire Corp	RTI International Metals
Applied Industrial Technologies	Graftech International	Schnitzer Steel Industries
Atlas Air Worldwide Holdings	Hyster-Yale Materials Handling	Stoneridge
Barnes Group	Kaman Corp	Titan International
Century Aluminum	Materion Corp	Tower International
Cubic Corp	Modine Manufacturing
Echo Global Logistics	Mueller Industries

While these peer group companies do not represent a perfect match for us in terms of products manufactured or sold, the peer group does include representation from a broad range of industries similar to those that we compete in, such as industrial machinery, electrical equipment, metals and mining, air freight and logistics and auto components, and the peer group companies are similar to us in terms of the median for revenue and number of employees.

For 2016, the Compensation Committee did not take into consideration the updated 2014 PM&P market survey in determining the base salary and equity grants for our named executive officers. The Compensation Committee does not benchmark or otherwise aim for a level of compensation that falls within a specific range of market survey or peer group data. Instead, the Compensation Committee considers many factors in exercising its judgment and discretion in making compensation decisions, and actual compensation can and does vary widely, either above or below these medians, based on Company and individual performance, scope of responsibilities, competencies and experience, as further discussed below.

The Compensation Committee considers many factors in exercising its judgment and discretion in making compensation decisions. Other factors the Compensation Committee considers when making individual compensation decisions are described under “Compensation Components” below.

The Compensation Committee believes that the foregoing actions are consistent with our philosophy and objectives.

Compensation Components

Our compensation program has three primary components consisting of a base salary, an annual cash bonus, whether discretionary or pursuant to our Bonus Plan, and equity awards granted pursuant to our 2015 Plan. In addition, we also offer our named executive officers basic retirement savings opportunities, participation in a deferred compensation plan, health and welfare benefits and perquisites that supplement the three primary components of compensation. Since 2008, our compensation program has also included a non-qualified defined benefit plan, or DB Plan, and a non-qualified defined contribution plan, or DC Plan, for our CEO.

We view these various components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The appropriate level for each compensation component is based in part, but not entirely, on our view of internal equity and consistency, and other considerations we deem relevant from year to year, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation, but does emphasize variable compensation over fixed compensation.

Base Salary

We pay base salaries to recognize and reward each named executive officer’s unique value and skills, competencies and experience in light of the executive’s position. Base salaries, including any annual or other adjustments, for our named executive officers, other than our CEO, are determined after taking into account recommendations by our CEO. Base salaries for all named executive officers are determined by the Compensation Committee after considering a variety of factors such as market survey and peer group data, a subjective assessment of the nature and scope of the named executive officer’s responsibilities, the named executive officer’s unique value and historical contributions, historical increases, internal equitable considerations, and the experience and length of service of the named executive officer.

For 2016, the Compensation Committee made no change to the base salaries of our named executive officers, except for Mr. Vilsack, whose base salary was increased by 3.4% after considering recommendations from our CEO. Our base salaries have remained moderate for the past several years either at or below the median for the market survey and peer group data. This approach is consistent with our philosophy that a greater emphasis should be placed on variable compensation.

Annual Bonus

Annual bonus awards are used to reward and motivate our named executive officers for achieving key financial and operational objectives. The annual bonus awards are generally payable based on the Company’s performance and the level of individual contributions to that performance.

We have established the Bonus Plan, which was re-approved by our shareholders in 2015, for our CEO and any other named executive officer selected by the Compensation Committee to participate in the Bonus Plan. The Bonus Plan includes a set of performance measures that can be used to establish the bonus award. Under the Bonus Plan, our CEO or any other selected named executive officer is eligible to receive an annual cash bonus depending on the performance of our Company against specific performance measures established by the Compensation Committee before the end of the first quarter of each year.

The Bonus Plan is an objective, pre-determined performance-based incentive plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including annual bonuses, to named executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not be able to deduct all of the compensation. To date, the Compensation Committee has determined to include only our CEO in the Bonus Plan given his level of compensation so that his annual cash bonus will qualify for performance-based exemption under Section 162(m).

With respect to our other named executive officers, the Compensation Committee has determined that they not participate in the Bonus Plan so that it can maintain the flexibility to exercise subjectivity in granting discretionary annual cash bonuses based on both the Company’s performance and individual performance. There is no set formula or specific performance measure for determining annual bonus awards for our named executive officers who do not participate in the Bonus Plan. Annual bonus awards for these named executive officers are fully discretionary and are based on the Compensation Committee’s subjective judgment, after taking into account recommendations by our CEO. While the overall financial performance of the Company is the primary factor in determining the annual bonus awards, the Compensation Committee also may consider a number of other factors, including the named executive officer’s contribution to our success, the named executive officer’s overall leadership and expertise, the relative rank of the named executive officer, total compensation levels, and other factors that the Compensation Committee deems, in its subjective judgment, are critical to driving long-term value for shareholders.

CEO Annual Bonus Award

The annual bonus award for our CEO is a performance-based award opportunity and is intended to reward our CEO for achieving pre-determined key financial performance measures.

For 2016, only our CEO participated in the Bonus Plan, and the Compensation Committee determined that our CEO would be eligible for a bonus award equal to 5% of our 2016 consolidated adjusted income before income taxes (adjusted for unusual and extraordinary gains and losses). The Compensation Committee believes income before income taxes, as adjusted for such items, is an appropriate measure of our core operating performance, and directly links our CEO’s annual bonus award to our profitability.

For 2016, adjusted income before income taxes was $44.55 million. Therefore, our CEO would have been entitled to a bonus award of $2,227,331 pursuant to the Bonus Plan. However, our CEO informed the Compensation Committee that, given the Company’s financial performance in 2016 and the weakened economic and business conditions that persisted during 2016, he voluntarily waived his right to receive $890,932 of his bonus award. The Compensation Committee accepted his waiver and awarded him a bonus award of $1,336,399 for 2016. Under the Bonus Plan, the Compensation Committee is authorized to exercise negative discretion and reduce our CEO’s award, but did not do so for 2016.

The Compensation Committee has historically used 4% of consolidated adjusted income before taxes as the performance measure for our CEO under the Bonus Plan. Beginning in 2015, the Compensation Committee increased the CEO’s performance measure to 5% of consolidated adjusted income before taxes in order to further incentivize superior financial performance by the Company realizing that this could result in a significant annual cash bonus award, but subject to an overall limit of $5,000,000 under the Bonus Plan. For 2017, the Compensation Committee once again has established that the performance measure for our CEO under the Bonus Plan will be 5% of our 2017 consolidated adjusted income before taxes (adjusted for unusual and extraordinary gains and losses).

Named Executive Officer Annual Bonus Awards

For our other named executive officers, the 2016 bonus awards were determined by the Compensation Committee, after considering recommendations from our CEO, and after taking into account our record financial performance and the named executive officers’ individual performance. The Compensation Committee also took into account internal equitable considerations, as well as the overall compensation of each of our other named executive officers. While the overall financial performance of the Company was relatively more important than the individual performance factors described below, the Compensation Committee did not assign a specific weight to any factor, but rather, evaluated the totality of factors in making each annual bonus award.

Among the factors the Compensation Committee considered in determining the amount of the annual bonus award for Mr. Fogarty were: his role as Chief Financial Officer and his effective oversight of the internal financial and accounting functions; his leadership efforts in business development; his contributions to the completion of a strategic acquisition; his continued role in the integration of acquisitions; his leadership role in the development of enhanced internal control systems; and his role in helping to drive the achievement of financial performance measures, including record operating cash flows. Mr. Fogarty’s annual bonus award was $300,000, compared to an annual bonus award of $375,000 for 2015, representing a decrease of 20%.

Among the factors the Compensation Committee considered in determining the amount of the annual bonus award for Mr. Matthew Crawford were: his leadership role in developing and implementing our strategic initiatives; his leadership in the effective management of our capital and corporate financing activities; his contributions to the record financial success of many of our operating units; his leadership role in the execution of our strategic acquisition and organic growth plans; and his leadership role in developing operational leadership talent. Mr. Matthew Crawford’s annual bonus award was $420,000, compared to an annual bonus award of $600,000 for 2015, representing a decrease of 30%.

Among the factors the Compensation Committee considered in determining the amount of the annual bonus award for Mr. Vilsack were: his oversight of significant litigation matters; his role in the enhancement of key compliance matters; his leadership role in corporate financing activities; his instrumental role in the completion of a strategic acquisition; and his effective supervision of the internal legal and corporate secretarial functions. Mr. Vilsack’s annual bonus award was $281,000, compared to an annual bonus award of $375,000 for 2015, representing a decrease of 25%.

Information about bonuses paid to our named executive officers is contained in the “2016 Summary Compensation Table” below.

Equity Compensation

We have used the grant of equity awards under our 2015 Plan to provide long-term incentive compensation opportunities intended to align the named executive officers’ interests with those of our shareholders, and to attract, retain and reward executive officers.

Our Compensation Committee administers our 2015 Plan. Historically, the Compensation Committee has granted options and restricted shares under our 2015 Plan, but awards under our 2015 Plan also can be made in the form of performance shares, restricted share units, performance units, stock appreciation rights or stock awards. There is no set formula for the granting of equity awards to named executive officers. Other than for grants of equity awards to our CEO, the Compensation Committee typically considers recommendations from our CEO when considering decisions regarding the grant of equity awards to named executive officers. The Compensation Committee grants equity awards based on its subjective judgment and discretion, and may consider a number of criteria, including the relative rank of the named executive officer, market survey and peer group data, total compensation levels, and the named executive officer’s historical and ongoing contributions to our success based on subjective criteria. Because the Compensation Committee and the CEO in their discretion consider such factors as they deem relevant in determining the named executive officer’s overall equity award, other factors may cause the award in any given year to differ from historical amounts.

We do not have any program, plan or obligation that requires us to grant equity awards on specific dates. We have not made equity grants in connection with the release or withholding of material, non-public information. Options granted under the predecessor plan to our 2015 Plan have exercise prices equal to the closing market price of our parent company’s common stock on the day of the grant.

For 2016, the Compensation Committee approved performance-based restricted share awards for Messrs. Edward Crawford and Matthew Crawford in the amounts of 82,500 shares each. These performance-based restricted share awards would be earned if we achieved EBITDA equal to or greater than $70 million for the 2016 fiscal year. Based on our 2016 EBITDA, these restricted shares were earned and vest in equal installments on each of the first three anniversaries of the grant date. We believe EBITDA is an excellent indication of our financial performance. Once the performance criteria has been achieved these restricted shares would then vest in equal installments on each of the first three anniversaries of the grant date. For 2016, the Compensation Committee approved restricted share awards for Messrs. Fogarty and Vilsack in the amounts of 12,000 shares each. These restricted share grants vest one-third each year over three years. The Compensation Committee did not perform a qualitative or quantitative analysis, but instead used its subjective judgment and discretion in determining the amount of the equity awards. Restricted shares were utilized over stock options because restricted shares serve to reward and retain executives and foster stock ownership, while also minimizing the number of shares granted in aggregate, thereby reducing dilution. In exercising its judgment and discretion, the Compensation Committee was influenced by recommendations from our CEO and motivated by its desire to award each named executive officer equity value that it considered necessary to achieve the shareholder alignment and the attraction, retention and motivation objectives of our compensation program. The Compensation Committee’s review and consideration of each of the named executive officer’s equity grants were of a general nature, rather than identifying and focusing on each individual’s performance relative to specific tasks, projects or accomplishments or distinguishable qualitative performance goals. The Compensation Committee did not otherwise take into account any specific performance, criteria or achievements relative to qualitative performance goals when making its equity compensation decisions for 2016. In granting the 2016 restricted share awards, the Compensation Committee also considered:

•	total compensation levels for each named executive officer in 2014, 2015 and 2016;

•	the value provided by restricted shares versus stock options;

•	the value and size of historical grants;

•	the current and expected future contributions to the Company;

•	how much value was created by the historical grants; and

•	shares available for grant under the 2015 Plan.

More information about equity awards granted in 2016 to our CEO and our other named executive officers is contained in the “2016 Grants of Plan-Based Awards Table”.

Retirement Benefits

Our Individual Account Retirement Plan, or 401(k) Plan, is a tax-qualified retirement savings plan that permits our employees, including our named executive officers, to defer a portion of their annual salary to the 401(k) Plan on a before-tax basis. Prior to March 1, 2009, our named executive officers participated in the 401(k) Plan on the same basis as all other salaried employees whereby we annually contributed 2% of their salary into the 401(k) Plan on their behalf, subject to Internal Revenue Code limitations. Our named executive officers vest in the Company contributions ratably over six years of employment service, at which time they are 100% vested.

Effective April 1, 2011, the Company amended its Park-Ohio Industries, Inc. and Subsidiaries Pension Plan, or Pension Plan, to provide a new tax-qualified defined benefit for our employees, called the Account Balance Plan, or AB Plan. The AB Plan is intended to replace the contributions previously made under the 401(k) Plan. All of the named executive officers participate in the AB Plan. The AB Plan incorporates elements of a defined contribution plan into a defined benefit plan. Each participant has a notional account which receives quarterly allocations equal to 2% of compensation, subject to Internal Revenue Code limitations. Interest is credited to the notional account based on a market index. All AB Plan participants, including our named executive officers, are 100% vested in the benefit provided by the AB Plan. Additional detail on the AB Plan, including the value of the named executive officers’ accrued benefits, is provided below under “Pension Benefits.”

In 2008, the Compensation Committee established the DC Plan and the DB Plan for our CEO, which are described under “Pension Benefits” and “Non-Qualified Deferred Compensation” below. These retirement benefits are intended to reward our CEO for his past service to us and to recognize, over the long term, future service to us.

Deferred Compensation

The Company maintains a non-qualified deferred compensation plan, which we refer to as the 2005 Supplemental Defined Contribution Plan, or 2005 Plan, that allows certain employees, including our named executive officers, to defer a percentage of their salary and bonus, to be paid at a time specified by the participant and consistent with the terms of the 2005 Plan. We do not provide any matching contributions to the 2005 Plan. We do not pay above-market interest rates or provide preferential earnings.

For 2016, only Mr. Vilsack participated in the DC Plan. We do not pay above-market interest rates or provide preferential earnings.

Termination-Related Payments

All of our named executive officers are employees-at-will and, as such, do not have employment agreements that obligate us to provide any post-employment compensation or benefits. However, upon a change of control, as defined in our 2015 Plan, all unvested stock option grants become fully exercisable, all outstanding restricted share grants fully vest, and our CEO remains 100% vested in his benefit under the DB Plan.

Other Benefits

We also provide other benefits to our named executive officers that we consider necessary in order to offer fully-competitive opportunities to attract and retain our named executive officers. These benefits include life insurance, company cars or car allowances, executive physicals, and club dues. Named executive officers are eligible to participate in all of our employee benefit plans, such as the 401(k) Plan and medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

Limitations on Deductibility of Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to a company’s CEO and certain other executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including annual bonuses, to named executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all or some of the compensation. Accordingly, the Compensation Committee has expressly reserved the authority to award non-deductible compensation in appropriate circumstances.

We are not obligated to offset any income taxes due on any compensation or benefits, including income or excise taxes due on any income from accelerated vesting of outstanding equity grants. To the extent any such amounts are considered “excess parachute payments” under Section 280G of the Code and, thus, not deductible by us, the Compensation Committee is aware of that possibility and has decided to accept the cost of that lost deduction. However, the Compensation Committee has not thought it necessary for us to take on the additional cost of reimbursing executives for any taxes generated by the vesting accelerations.

Information Regarding Compensation/Grants

The following table sets forth for fiscal 2016, 2015 and 2014 all compensation earned by the individuals who served as our CEO and Chief Financial Officer during fiscal 2016, and by our three highest paid employees serving as other executive officers as of the end of 2016, whom we refer to collectively as our named executive officers.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Edward F. Crawford Chairman of the Board and Chief Executive Officer	2016	750,000	0	2,869,350	0	1,336,399	5,419	90,736	5,051,904
	2015	750,000	0	2,923,200	0	3,379,203	0	199,876	7,252,279
	2014	750,000	0	2,876,000	0	2,921,000	583,090	466,950	7,597,040
Patrick W. Fogarty Vice President and Chief Financial Officer	2016	345,000	300,000	417,360	0	0	6,517	20,404	1,089,281
	2015	313,750	375,000	392,800	0	0	5,010	20,654	1,107,214
	2014	266,250	325,000	373,880	0	0	6,462	18,788	990,380
Matthew V. Crawford President and Chief Operating Officer	2016	550,000	420,000	2,869,350	0	0	6,465	67,324	3,913,139
	2015	550,000	600,000	2,923,200	0	0	4,159	40,474	4,117,833
	2014	500,000	500,000	2,876,000	0	0	6,749	38,303	3,921,052
Robert D. Vilsack Secretary and Chief Legal Officer	2016	305,000	281,000	417,360	0	0	6,518	26,214	1,036,092
	2015	295,000	375,000	441,900	0	0	5,010	26,002	1,142,912
	2014	290,000	340,000	431,400	0	0	6,465	25,877	1,093,742

(1)	The amounts in this column represent salary actually paid for the year indicated.
(2)	The amounts in this column represent discretionary bonuses paid to certain of our named executive officers. For more information on these bonuses, see “Executive Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above.
(3)	For Messrs. Edward Crawford and Matthew Crawford the amounts in this column for 2016 are based upon the probable outcome of the performance condition as of the grant date. For our other named executive officers the amounts in this column for 2016 represents the grant date fair value for awards of restricted shares in accordance with ASC 718. The assumptions used in the calculation of these amounts for 2016 are included in Note 11 to the audited consolidated financial statements included elsewhere herein. The 2016 grants to the named executive officers will vest one-third each year over three years. For more information on these equity awards, see “Executive Compensation Discussion and Analysis — Compensation Components — Equity Compensation” above.
(4)	The amounts in this column represent a performance-based award under the Bonus Plan for Mr. Edward Crawford equal to 5% of our 2016 consolidated adjusted income before income taxes. For 2016, it would have been $2,227,331; however, he voluntarily waived his right to receive $890,932 of this amount. For more information on this bonus, see “Executive Compensation Discussion and Analysis —Compensation Components — CEO Annual Bonus Award” above.
(5)	The amounts listed in this column are the increases in actuarial present value of accrued benefits under our defined benefit pension plans. For Mr. Edward Crawford, the amount listed for 2016 consists of $(196,338) for the decrease in the actuarial present value of the non-qualified defined benefit under the DB Plan offset by $5,419 for the increase in the qualified defined benefit under the AB Plan. The $(196,338) decrease in the value of the DB Plan benefit includes $(150,998) for the incremental value of an additional year of service and $(45,340) for the update to the mortality assumption. The negative change in the pension value for Mr. Edward Crawford is reported as $0. For all other named executive officers, the amount listed is for the increase in the qualified defined benefit under the AB Plan. The defined benefit plans are described in more detail in the “Pension Benefits” section.
(6)	The amounts disclosed in this column for 2016 consist of life insurance premiums for Messrs. Edward Crawford ($55,773), Fogarty ($1,086), Matthew Crawford ($852) and Vilsack ($1,086); use of a company car for Messrs. Edward Crawford ($2,700) and Matthew Crawford ($3,240); car allowances for Messrs. Fogarty ($8,400) and Vilsack ($8,400); club memberships for Messrs. Edward Crawford ($32,263), Matthew Crawford ($63,232), Vilsack ($16,728) and Fogarty ($10,918). In addition to the perquisites included in the table above, our named executive officers receive occasional personal use of event tickets when such tickets are not being used for business purposes, at no incremental cost to us.

2016 Grants of Plan-Based Awards Table

The following table sets forth the restricted shares granted under the 2015 Plan and Bonus Plan award granted in 2016.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Edward F. Crawford	—	2,227,331	—	—
	03/08/2016	—	82,500	2,869,350
Patrick W. Fogarty	03/08/2016	—	12,000	417,360
Matthew V. Crawford	03/08/2016	—	82,500	2,869,350
Robert D. Vilsack	03/08/2016	—	12,000	417,360

(1)	For 2016, Mr. Edward Crawford was entitled to a cash bonus equal to 5% of our 2016 consolidated adjusted income before income taxes under the Bonus Plan. Accordingly, there is no threshold, target or maximum award amount, except that such award is limited to a maximum of $5,000,000 under the current terms of the Bonus Plan. For 2016, Mr. Edward Crawford earned a cash bonus in the amount of $2,227,331 under the Bonus Plan, but voluntarily waived his right to receive $890,932 of this amount.
(2)	The amounts in this column are the number of restricted shares granted in 2016. The restricted shares vest one-third each year over three years.
(3)	The amounts in this column represent the grant date fair value of the restricted shares calculated in accordance with ASC 718.

For 2016, base salary was 15% of total compensation in the Summary Compensation Table for Mr. Edward Crawford; 14% for Mr. Matthew Crawford; 32% for Mr. Fogarty; and 29% for Mr. Vilsack. None of the named executive officers has an employment agreement with us.

Outstanding Equity Awards at 2016 Fiscal Year-End Table

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Edward F. Crawford	06/12/2014					16,667	710,014
	06/29/2015					40,000	1,704,000
	03/08/2016					82,500	3,514,500
Patrick W. Fogarty	05/20/2008	10,000	0	15.61	05/20/2018
	06/12/2014					2,167	92,314
	06/05/2015					5,334	227,228
	03/08/2016					12,000	511,200
Matthew V. Crawford	06/12/2014					16,667	710,014
	06/29/2015					40,000	1,704,000
	03/08/2016					82,500	3,514,500
Robert D. Vilsack	05/20/2008	10,000	0	15.61	05/20/2018
	06/12/2014					2,500	106,500
	06/05/2015					6,000	255,600
	03/08/2016					12,000	511,200

(1)	These restricted shares vest one-third each year over a three-year period beginning on the first anniversary of the grant date.
(2)	These amounts are based on the closing market price of our parent company’s common stock of $42.60 per share on December 30, 2016.

2016 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Edward F. Crawford	0	0	57,501	1,651,928
Patrick W. Fogarty	10,000	234,945	7,333	251,343
Matthew V. Crawford	0	0	57,501	1,651,928
Robert D. Vilsack	10,000	226,216	8,334	285,483

(1)	These amounts are based on the closing market price of our parent company’s common stock on the day on which the restricted shares vested.

2016 Pension Benefits Table

The following table sets forth information with respect to our DB Plan and our AB Plan as of December 31, 2016.

Name	Plan Name	Number of Years Credited Service(1)(#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Edward F. Crawford	DB Plan	20	3,230,273	0
	AB Plan	5.75	5,419	5,419
Patrick W. Fogarty	AB Plan	5.75	31,161	0
Matthew V. Crawford	AB Plan	5.75	29,118	0
Robert D. Vilsack	AB Plan	5.75	31,170	0

(1)	The DB Plan was adopted by us in January 2008; therefore, the years of credited service represent prior years of service, but not all of the actual years of service. Upon establishment of the DB Plan, 13 years of Mr. Edward Crawford’s prior service were recognized and credited under the DB Plan. The AB Plan went into effect on April 1, 2011, at which time all of the named executive officers began accruing benefits. No credits for prior service were provided under the AB Plan.
(2)	For the DB Plan, the reported value represents the actuarial present value of the vested accrued benefits as of December 31, 2016 payable at age 78 in single-life annuity form, with a 4.5% discount rate and using the RP-2014 Healthy Annuitant White Collar Male mortality table projected generationally using Scale MP-2016. For the AB Plan, the reported value represents the actuarial present value of the accrued benefits as of December 31, 2016, payable at age 65 (or current age if older) in lump sum form, with a 3% rate for future interest credits and a 3.91% discount rate.

The DB Plan provides Mr. Edward Crawford with an annual retirement benefit of up to $375,000 upon his termination of employment with us, for his life, as defined in the DB Plan. The annual benefit that he actually receives depends on his years of credited service as of his termination of employment. Mr. Edward Crawford has 20 years of credited service and, therefore, he will receive the full $375,000 annual benefit. If he dies while employed or before the first day of the month following his termination of employment, his spouse is entitled to receive an amount equal to 50% of the amount he would have been entitled to receive on the date of his death, payable semi-annually for the life of his spouse.

The Pension Plan is a tax-qualified defined benefit pension plan. Previously, the Pension Plan provided benefits primarily to retired and terminated participants from legacy locations. Effective April 1, 2011, the Pension Plan was amended to implement the AB Plan benefits for all domestic employees, except certain collectively bargained employees. All of the named executive officers participate in the AB Plan.

The AB Plan uses a cash balance design, which incorporates elements of a defined contribution plan into a defined benefit plan. Each participant has a notional account which receives quarterly allocations equal to 2% of compensation (inclusive of short-term incentive compensation). The compensation used in the calculation is held to the Code’s annual limitation for qualified plan earnings. Interest is credited to the notional account using the rate for one-year Treasury constant maturities. The annual interest rate is held to a minimum of 3% and a maximum of 7%. Interest during 2016 was credited at an annual rate of 3%.

Upon retirement, termination, disability or death, the accumulated notional account balance is immediately payable to the named executive officer as a single lump sum payment. The present value of accrued benefits displayed in the table above is based on a lump sum payment.

The “Present Value of Accumulated Benefit” in the above table is the value at December 31, 2016 of the pension benefit payable at age 65 (or current age if older) that was earned as of December 31, 2016. For the AB Plan, this benefit at age 65 is derived by projecting the notional balance from current age to age 65 using 3% interest and no future allocations. This age-65 value is then discounted at a rate of 3.91% to December 31, 2016 to receive the current value of the benefit. No mortality assumption is used in the calculation because the benefit is assumed to be paid in lump sum form. Because the 3% interest crediting rate is less than the 3.91% discount rate, the present value at December 31, 2016 is smaller than the notional account balance at that date.

2016 Nonqualified Deferred Compensation Table

The following table sets forth information with respect to the DC Plan and our 2005 Plan, as of December 31, 2016.

Name	Plan Name	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 ($)	Aggregate Earnings in 2016 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)(2)
Edward F. Crawford	DC Plan	0	0	7,342	0	2,636,466
Patrick W. Fogarty	2005 Plan	0	0	1,487	0	18,084
Matthew V. Crawford	2005 Plan	0	0	0	0	0
Robert D. Vilsack	2005 Plan	3,575	0	23,072	0	221,384

(1)	The aggregate earnings are not “above-market or preferential earnings” and, therefore, are not reported in the 2016 Summary Compensation Table.
(2)	Of the amounts reported in this column, $2,625,000 for Mr. Edward Crawford, $142,890 for Mr. Vilsack and $13,145 for Mr. Fogarty was previously reported as compensation in prior years’ Summary Compensation Tables.

The DC Plan provides our CEO with an aggregate annual credit of $375,000, or DC Benefit, during the seven-year period beginning on January 1, 2008 and ending on December 31, 2014. The DC Benefit is credited to an account on our books for our CEO, provided he has not had a termination of employment with the Company, as defined in the DC Plan. Our CEO’s account is adjusted for any positive or negative investment results from phantom investment alternatives selected by him. These phantom investment alternatives track actual market investments and are similar to the investment alternatives offered under our 401(k) Plan. We do not provide above-market or preferential earnings on the amounts credited under the DC Plan. We contribute to a grantor trust in order to provide a source of funds for the benefits under the DC Plan. Our CEO is at all times 100% vested in the DC Benefit and any earnings thereon. The amount credited under the DC Plan for our CEO will be paid upon his termination of employment.

Our 2005 Plan is a non-qualified deferred compensation plan for certain key employees, including our named executive officers. Under the 2005 Plan, eligible participants can defer up to 100% of their base salary and 100% of their cash bonus for pre-tax savings opportunities. The investment options available to the participant are the same investment options offered under our 401(k) Plan. Participants’ contributions and earnings are always 100% vested. Distributions under the 2005 Plan may be made only upon a Separation of Service (as defined in the 2005 Plan), disability, or hardship. Distributions are paid in a lump sum or in annual installments over a maximum of 10 years.

Potential Post-Employment Payments

Upon termination of employment for any reason, no severance benefits are payable to any of the named executive officers.

Upon the death or disability of a named executive officer while employed with the Company, all restricted share grants fully vest and all unvested stock options become immediately exercisable under the 2015 Plan, and under the DB Plan and AB Plan, certain benefits are immediately recognized upon the retirement of a named executive officer. The value of these vesting accelerations and benefits for the named executive officers, as if a death, disability, or retirement had occurred on December 31, 2016, would be as follows:

Name	Death $(1)	Disability $(2)	Retirement $(3)
Edward F. Crawford	7,739,850	9,164,206	3,235,692
Patrick W. Fogarty	830,742	830,742	31,161
Matthew V. Crawford	5,928,514	5,928,514	29,118
Robert D. Vilsack	873,300	873,300	31,170

(1)	This amount includes the vesting of previously unvested restricted shares valued at the closing market price of $42.60 of our parent company’s common stock on December 30, 2016. For Mr. Edward Crawford, this amount includes $1,811,336, which is the actuarial present value of 50% of the vested accrued non-qualified pension benefit payable as a lifetime annuity to his surviving spouse under the DB Plan.
(2)	This amount includes the vesting of previously unvested restricted shares valued at the closing market price of $42.60 of our parent company’s common stock on December 30, 2016. For Mr. Edward Crawford, this amount includes $3,230,273, which is the actuarial present value of the previously vested accrued non-qualified pension benefit as a lifetime annuity under the DB Plan, and $5,419, which is the actuarial present value of the previously vested accrued pension benefit as a lump sum under the AB Plan. For the other named executive officers, these amounts include the actuarial present value of the previously vested accrued pension benefit as a lump sum under the AB Plan.
(3)	For Mr. Edward Crawford, this amount includes $3,230,273, which is the actuarial present value of the previously vested accrued non-qualified pension benefit as a lifetime annuity under the DB Plan, and $5,419, which is the actuarial present value of the previously vested accrued pension benefit as a lump sum under the AB Plan. For the other named executive officers, these amounts represent the actuarial present value of the previously vested accrued pension benefit as a lump sum under the AB Plan.

Under the 2015 Plan, upon a change of control, all restricted share grants fully vest and all unvested stock options become immediately exercisable. Under the DB Plan, upon a change of control, all pension benefits fully vest. The value of these vesting accelerations for the named executive officers, as if a change of control had occurred on December 31, 2016, would be as follows:

Name	DB Plan Early Vesting($)	Stock Options ($)	Restricted Shares ($)(1)	Total ($)
Edward F. Crawford	0	0	5,928,514	5,928,514
Patrick W. Fogarty	0	0	830,742	830,742
Matthew V. Crawford	0	0	5,928,514	5,928,514
Robert D. Vilsack	0	0	873,300	873,300

(1)	This amount represents the vesting of previously unvested restricted shares valued at the closing market price of $42.60 of our parent company’s common stock on December 30, 2016.

No cash payments or other benefits are due the named executive officers upon a change of control, as defined in the 2015 Plan and DB Plan. A change of control is generally defined in the 2015 Plan and DB Plan as: (i) our corporate reorganization or a sale of substantially all of our assets with the result that the shareholders prior to the reorganization or sale afterwards hold less than a majority of our voting stock; (ii) any person becoming the beneficial owner of 20% or more of the combined voting power of our outstanding securities; and (iii) a change in the majority of our Board. For information about vested amounts or balances under the AB Plan and the DC Plan and 2005 Plan, see the “2016 Pension Benefits Table” and “2016 Nonqualified Deferred Compensation Table” respectively, above.

RELATED-PARTY TRANSACTIONS

During 2015 and 2014, we chartered, on an hourly basis, an airplane from a third-party private aircraft charter company. One of the aircraft available for use by us is an aircraft owned jointly by this charter company and a company owned by Mr. Edward Crawford. For 2015 and 2014, we paid $337,557 and $584,755, respectively, for the use of that aircraft. Through companies owned by Mr. Edward Crawford, we lease a 125,000 square foot facility in Huntington, Indiana at a monthly rent during 2016, 2015 and 2014 of $16,934, and a 60,450 square foot building we use as our corporate headquarters in Mayfield Heights, Ohio at a monthly rent during 2016, 2015 and 2014 of $72,036. In 2014, we purchased a building from a company owned by Mr. Crawford for $1,800,000.

Through companies owned by Mr. Matthew Crawford, we lease two buildings in Conneaut, Ohio totaling 161,300 square feet at a monthly rent during 2016, 2015 and 2014 of $53,860, $53,860 and $48,027, respectively, plus real estate taxes; and a 125,000 square foot facility in Canton, Ohio at a monthly rent during 2016, 2015 and 2014 of $55,667, $55,666 and $55,666, respectively. Additionally, during 2014, we received $218,340 for equipment purchased from us by a company owned by Mr. Edward Crawford.

PRINCIPAL SHAREHOLDERS

Our parent company, Park-Ohio Holdings Corp., owns all of our outstanding capital stock. The following table sets forth certain information with respect to beneficial ownership of the common stock of our parent, Park-Ohio Holdings Corp. by: (i) each person (or group of affiliated persons) known to us to be the beneficial owner of more than five percent of the outstanding common stock of our parent; (ii) each director of our parent; (iii) each executive officer, individually, of our parent; and (iv) all directors and executive officers of our parent as a group. Unless otherwise indicated, the information is as of March 31, 2017, and the nature of beneficial ownership consists of sole voting and investment power.

Name of Beneficial Owner	Shares of Common Stock Currently Owned		Shares Acquirable Within 60 Days		Percent of Class (%)
Patrick V. Auletta	18,460		7,665	(g)	*
Edward F. Crawford	1,650,148	(a)(c)	50,212	(g)	13.5
Matthew V. Crawford	1,904,945	(b)(c)	0		15.2
Patrick W. Fogarty	54,454	(d)	10,000	(h)	*
John D. Grampa	2,000		4,678	(g)	*
A. Malachi Mixon III (i)	19,700		4,678	(g)	*
Dan T. Moore III	53,660		0		*
Ronna Romney	22,560		0		*
Steven H. Rosen	15,760		0		*
Robert D. Vilsack	83,278		10,000	(h)	*
James W. Wert	97,500		0		*
GAMCO Investors, Inc.	1,444,601	(e)	—		11.5
Private Management Group, Inc	629,982	(f)			5.0
Directors and executive officers as a group (11 persons)	3,833,364		87,233		31.0

*	Less than one percent.
(a)	The total includes 1,508,597 shares over which Mr. Edward Crawford has sole voting and investment power, 22,500 shares owned by L’Accent de Provence of which Mr. Edward Crawford is President and owner of 25% of its capital stock and over which Mr. Edward Crawford shares voting and investment power and 10,650 shares owned by Mr. Edward Crawford’s wife as to which Mr. Edward Crawford disclaims beneficial ownership. The total includes 19,300 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and its Subsidiaries as of March 31, 2017.
(b)	Total includes 1,515,844 shares over which Mr. Matthew Crawford has sole voting and investment power and 300,000 shares as to which Mr. Matthew Crawford disclaims beneficial ownership.
(c)	Total includes an aggregate of 89,101 shares over which Messrs. Edward Crawford and Matthew Crawford have shared voting power and investment power, consisting of: 36,000 shares held by a charitable foundation; 11,700 shares owned by Crawford Capital Company; and 41,401 shares owned by First Francis Company, Inc. These 89,101 shares are included in the beneficial ownership amounts reported for both Mr. Edward Crawford and Mr. Matthew Crawford.
(d)	Total includes 801 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and its Subsidiaries as of March 31, 2017.
(e)	Based on information set forth on Amendment No. 24 to Schedule 13D as filed with the SEC on October 28, 2014. Total includes 882,301 shares held by GAMCO Asset Management Inc., 414,000 shares held by Gabelli Funds, LLC, 147,000 shares held by Teton Advisors, Inc. and 1,300 shares held by Mario J. Gabelli, as of October 27, 2014. GGCP, Inc. is the ultimate parent holding company for the above-listed companies, and Mr. Mario J. Gabelli is the majority stockholder, chief executive officer and a director of GGCP, Inc. Each of the foregoing has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of their respective reported shares. The foregoing companies provide securities and investment related services and have their principal business office at One Corporate Center, Rye, New York 10580.
(f)	Based on information set forth on Schedule 13G as filed with the SEC on February 1, 2017. Total includes 629,982 shares held by Private Management Group, Inc. Private Management Group, Inc. has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of their reported shares. Private Management Group, Inc. is a registered investment advisory firm, and has its principal business office at 15635 Alton Parkway, Suite 400, Irvine, California 92618.
(g)	Represents restricted share units that represent the right to receive shares of our parent company’s common stock upon Separation of Service (as defined in the Director DC Plan, described below).
(h)	Reflects the number of shares that could be purchased by exercise of options vested at March 17, 2017.
(i)	Mr. Mixon retired from the Board on May 11, 2017.

DESCRIPTION OF OTHER INDEBTEDNESS

New Revolving Credit Facility

In connection with the offering of the Original Notes, we entered into a new five-year senior secured revolving credit facility with JPMorgan Chase Bank, N.A. as administrative agent and lender, and various financial institutions, as lenders, which we refer to as our new revolving credit facility in this prospectus. We effected the new revolving credit facility by amending and restating the agreement governing our former credit facility.

The new revolving credit facility provides for revolving loan borrowings up to, initially, $350.0 million, including the ability to issue standby letters of credit or commercial letters of credit. The new revolving credit facility contains sublimits for Canadian loans and European loans.

The new revolving credit facility contains a detailed borrowing base formula which provides borrowing capacity to us based on negotiated percentages of eligible accounts receivable and inventory. Borrowings under the new revolving credit facility are guaranteed by all of our direct and indirect material domestic subsidiaries, and with respect to our foreign borrowings, Canadian subsidiaries and certain of European subsidiaries and secured by first-priority liens on substantially all of our assets and the assets of those guarantors, as applicable.

Interest and Fees. Advances under the new revolving credit facility bear interest, at our option, at either a floating rate or a eurodollar rate, in each case plus an applicable margin. The applicable floating rate is a fluctuating rate equal to, as applicable, the prime rate for JPMorgan Chase Bank, N.A. or the prime rate for JPMorgan Chase Bank, N.A. (Toronto Branch). Interest is payable monthly, in the case of a floating rate loan, and on the designated interest payment date, in the case of a eurodollar loan.

The applicable margin to be added to the selected floating rate or eurodollar rate is dependent on our debt service coverage ratio, as defined in our new revolving credit facility. A fee of 0.75% is imposed by the lenders on the unused portion of available borrowings.

Covenants. The new revolving credit facility requires us to comply with various operating covenants that restrict corporate activities, including covenants restricting our and the guarantors’ ability to:

•	incur additional indebtedness;

•	pay dividends;

•	prepay indebtedness;

•	dispose of assets;

•	create liens; and

•	make investments or acquisitions.

Our new revolving credit facility also requires us and the guarantors to comply with financial covenants, including a debt service coverage ratio.

Our new revolving credit facility limits the amount of dividends payable by us to our parent to $750,000 per year, unless certain of the term loan borrowings have been repaid and we meet certain availability and debt service coverage ratio thresholds.

Default. Our new revolving credit facility contains events of default customary for similar financings, including, but not limited to, the following:

•	nonpayment of principal, interest or fees;

•	inaccuracies of representations and warranties;

•	violations of covenants;

•	cross-defaults on other debt;

•	unsatisfied judgments;

•	events of bankruptcy and insolvency; and

•	certain adverse employee benefit liabilities.

In addition to the events of default listed above, we are also subject to an event of default in the event of a change in control. Our new revolving credit facility defines a change in control as including the failure of Edward Crawford and Matthew Crawford or certain of their related parties to collectively own at least 15% of the outstanding shares of our parent’s common stock, or if they own less than 15%, then either Edward Crawford or Matthew Crawford fails to hold the office of chairman, chief executive officer, or president of us. Currently, the certain permitted holders described above collectively beneficially own approximately 28% of our parent company’s outstanding common stock.

As of March 31, 2017, approximately $145.8 million was outstanding under the revolving component of our former credit facility, which bore interest at a weighted average of 4.10% per annum, and approximately $22.3 million was outstanding under the term loan component of our former credit facility, which bore interest at a weighted average of 3.0% per annum.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the offer and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes. We are making the Exchange Offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange Offer

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes that will not apply to the Exchange Notes. The Exchange Notes will be of the same class as the Original Notes. The Exchange Notes will be entitled to the benefits of the indenture under which the Exchange Notes, and the Original Notes, were issued. See “Description of Notes.”

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. As of the date of this prospectus, $350,000,000 aggregate principal amount of Original Notes was outstanding. Original Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreements, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.

If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The Exchange Offer expires on the Expiration Date, which is 5:00 p.m., New York City time, on unless we, in our sole discretion, extend the period during which the Exchange Offer is open.

We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to Wells Fargo Bank, National Association, the exchange agent, and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offer, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.

The exchange date will promptly follow the Expiration Date. We expressly reserve the right to:

•	terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offer, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material amendment or change, as applicable.

Unless we terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date, and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not withdrawn and accepted for exchange. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

Procedures for Tendering Original Notes

To participate in the Exchange Offer, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. It is your responsibility to properly tender your Original Notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Original Notes using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the Original Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of Original Notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes.

Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offer.

In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offer only after the exchange agent receives, prior to the Expiration Date: a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.

If we do not accept any tendered Original Notes for exchange or if the Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”

Terms and Conditions Contained in the Letter of Transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreements and that we will have no further obligations or liabilities under the registration rights agreements, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the Original Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, thereby certify that:

•	it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;

•	the transferor has not entered into, engaged in, does not intend to engage in, and has no arrangement or understanding with any other person to engage in a distribution of the Exchange Notes issued to the transferor;

•	the transferor is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act tendering Original Notes acquired directly from the Company for the transferor’s own account; and

•	the transferor is not restricted by any law or policy of the SEC from trading the Exchange Notes acquired in the Exchange Offer.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal Rights

Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not validly withdrawn and the issuance of the Exchange Notes will be made on the exchange date. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

The exchange agent will act as agent for the tendering holders of each series of Original Notes for the purposes of receiving corresponding series of Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the Exchange Offer, if, in our reasonable determination:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC;

•	seeking to restrain or prohibit the making or consummation of the Exchange Offer;

•	assessing or seeking any damages as a result thereof;

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offer.

In addition, we reserve the right to take any action with respect to the Exchange Offer for one series of Original Notes (including, without limitation, extending, amending, terminating or waiving a condition to the Exchange Offer with respect to such series) without taking the same action with respect to the Exchange Offer for the other series of Original Notes.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the indenture under which the Original Notes were issued under the Trust Indenture Act of 1939.

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as the exchange agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:

By Overnight Delivery or Mail (Registered

or Certified Mail Recommended):

Regular Mail or Air Courier:	Registered or Certified Mail:
Wells Fargo Bank, N.A.	Wells Fargo Bank , N.A.
Corporate Trust Operations	Corporate Trust Operations
MAC N9300-070	MAC N9300-070
600 South Fourth Street, 7th Floor	600 South Fourth Street, 7th Floor
Minneapolis, MN 55415	Minneapolis, MN 55415

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail or by overnight delivery service.

The Trustee and the Exchange Agent are not responsible for and make no representation as to the validity, accuracy or adequacy of the Prospectus and any of its contents, and are not be responsible for any of our statements or any other person in the Prospectus or in any document issued or used in connection with it or the Exchange Offer. The Trustee and the Exchange Agent make no recommendation to any Holder whether to tender Notes pursuant to the Exchange Offer or to take any other action.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offer in any jurisdiction.

Appraisal or Dissenters’ Rights

Holders of Original Notes will not have appraisal or dissenters’ rights in connection with the Exchange Offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Original Notes to us and the issuance of Exchange Notes in the Exchange Offer—unless we are instructed to issue or cause to be issued Exchange Notes, or Original Notes not tendered or accepted in the Exchange Offer are requested to be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

Income Tax Considerations

We advise you to consult your own tax advisors as to your particular circumstances and the effects of any U.S. federal, state, local or non-U.S. tax laws to which you may be subject.

The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

As described in “Certain U.S. Federal Income Tax Considerations,” the exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange and will not result in any taxable income, gain or loss for U.S. federal income tax purposes, and immediately after the exchange a holder will have the same adjusted tax basis and holding period in each Exchange Note received as such holder had immediately prior to the exchange in the corresponding Original Note surrendered.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

UPON COMPLETION OF THE EXCHANGE OFFER, DUE TO THE RESTRICTIONS ON TRANSFER OF THE ORIGINAL NOTES AND THE ABSENCE OF SIMILAR RESTRICTIONS APPLICABLE TO THE EXCHANGE NOTES, IT IS HIGHLY LIKELY THAT THE MARKET, IF ANY, FOR ORIGINAL NOTES WILL BE LESS LIQUID THAN THE MARKET FOR EXCHANGE NOTES. CONSEQUENTLY, HOLDERS OF ORIGINAL NOTES WHO DO NOT PARTICIPATE IN THE EXCHANGE OFFER COULD EXPERIENCE SIGNIFICANT DIMINUTION IN THE VALUE OF THEIR ORIGINAL NOTES COMPARED TO THE VALUE OF THE EXCHANGE NOTES.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the words “us,” “we” or “Park-Ohio” refer only to Park-Ohio Industries, Inc. and not to any of its subsidiaries or to Park-Ohio Holdings Corp., Park-Ohio’s parent company, and references to the “notes” include the Original Notes and the Exchange Notes.

The Original Notes were, and the Exchange Notes will be, issued under an indenture dated April 17, 2017, among Park-Ohio, the Guarantors and Wells Fargo Bank, National Association, as trustee. The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and the notes. It does not restate those agreements in their entirety. We urge you to read the indenture and the notes. Copies of the indenture and the notes are available upon written request to Park-Ohio, as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	will be general unsecured obligations of Park-Ohio;

•	will be pari passu in right of payment with all existing and future Indebtedness and other liabilities of Park-Ohio;

•	will be senior in right of payment to any future subordinated Indebtedness of Park-Ohio;

•	will be unconditionally guaranteed on a senior basis by the Guarantors; and

•	will be effectively subordinated to all secured Indebtedness of Park-Ohio (including borrowings under our new revolving credit facility) to the extent of the value of the assets securing that Indebtedness.

The Note Guarantees

The notes will be fully and unconditionally guaranteed by Park-Ohio’s Domestic Subsidiaries that guarantee debt under our new revolving credit facility.

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future Indebtedness and other liabilities of that Guarantor;

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor; and

•	will be effectively subordinated to all secured Indebtedness of such Guarantor (including its guarantee of our new revolving credit facility) to the extent of the value of its assets securing that Indebtedness.

As of March 31, 2017, after giving effect to the Refinancing Transactions, Park-Ohio and the Guarantors would have had approximately $150.6 million principal amount of secured Indebtedness outstanding and an additional $187.6 million available for borrowing under our new revolving credit facility (net of letters of credit). The indenture will permit us and the Restricted Subsidiaries to incur additional secured debt.

None of our Foreign Subsidiaries or Immaterial Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be obligated to pay the holders of their debt and their trade creditors before they may distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 25% of our net sales for the three-months ended March 31, 2017, and held approximately 36% of our consolidated assets as of March 31, 2017.

As of the date of the indenture, all of our Subsidiaries other than Southwest Steel Processing LLC, will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

Park-Ohio will issue up to $350.0 million in aggregate principal amount of Exchange Notes pursuant to the Exchange Offer. Park-Ohio may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context otherwise requires, for all purposes of the indenture and this “Description of Notes,” all references to the notes include the Exchange Notes, any additional notes actually issued and the Outstanding Notes. Park-Ohio will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on April 15, 2027.

Interest on the notes will accrue at the rate of 6.625% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2017. Park-Ohio will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Park-Ohio will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. In the event Certificated Notes are issued, payments on Certificated Notes will be made at the office or agency of the paying agent and registrar (which will initially be the corporate trust office of the trustee) unless Park-Ohio elects to make interest payments by check delivered to the holders at their address set forth in the register of holders. If a holder of Certificated Notes has given wire transfer instructions to Park-Ohio, Park-Ohio will pay all principal, interest and premium, if any, and Special Interest, if any, on that holder’s notes in accordance with those instructions.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Park-Ohio may change the paying agent or registrar without prior notice to the holders of the notes, and Park-Ohio or any of its Subsidiaries or Parent may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Neither Park-Ohio nor the trustee will be required to transfer or exchange any note selected for redemption. Also, neither Park-Ohio nor the trustee will be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes will be fully and unconditionally guaranteed by each of Park-Ohio’s current and future Domestic Subsidiaries (other than any Domestic Subsidiary that is an Immaterial Subsidiary) that Guarantees any Obligations of Park-Ohio under any Credit Facility. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be pari passu in right of payment with the senior Indebtedness of that Guarantor and effectively subordinated to any secured Indebtedness of that Guarantor to the extent of the value of its assets securing such Indebtedness. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors — Risks Related to our Indebtedness and the Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than Park-Ohio or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) (i) such Guarantor shall be the Person surviving any such consolidation or merger or (ii) the Person acquiring the assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement (if such Guarantor’s registration obligations thereunder have not been completed) pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such sale or other disposition does not violate the “Asset Sale” provisions of the indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Park-Ohio or a Restricted Subsidiary of Park-Ohio, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) if Park-Ohio designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(3) upon defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(4) the release of such Restricted Subsidiary’s Guarantees under all Credit Facilities of Park-Ohio (other than a release as a result of payment under or a discharge of such Guarantee).

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

On or prior to April 15, 2020, Park-Ohio on any one or more occasions may redeem up to 40% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the date of the indenture) at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more sales of common Equity Interests (other than Disqualified Stock) of Park-Ohio or one or more contributions to Park-Ohio’s common equity capital made with the net cash proceeds of a concurrent sale of Equity Interests (other than Disqualified Stock) of Parent; provided that:

(1) at least 60% of the aggregate principal amount of notes issued under the indenture (including any additional notes issued after the date of the indenture but excluding notes held by Park-Ohio and its Subsidiaries and Parent) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

Prior to April 15, 2022, Park-Ohio on any one or more occasions may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to, the date of redemption (the “Redemption Date”). The indenture will provide that, with respect to any redemption prior to April 15, 2022, Park-Ohio will notify the trustee of the Applicable Premium promptly after the calculation and that the trustee will not be responsible for such calculation.

“Applicable Premium” means, with respect to a note at any Redemption Date, the greater of (i) 1.0% of the outstanding principal amount of such note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such note at April 15, 2022 (as set forth in the table below) plus (2) all required interest payments due on such note through April 15, 2022 computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the outstanding principal amount of such note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 15, 2022; provided, however, that if the period from the Redemption Date to April 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to April 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Park-Ohio’s option prior to April 15, 2022.

On or after April 15, 2022, Park-Ohio on any one or more occasions may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2022	103.313%
2023	102.208%
2024	101.104%
2025 and thereafter	100.000%

Unless Park-Ohio defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

The indenture will not prohibit Park-Ohio and its Restricted Subsidiaries from purchasing notes in the open market or otherwise at any time and from time to time.

Mandatory Redemption

Park-Ohio is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Park-Ohio to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture; provided that the unrepurchased portion of the notes of any holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

In the Change of Control Offer, Park-Ohio will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, Park-Ohio will deliver a notice to each holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the indenture and described in such notice. Park-Ohio will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, or the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Park-Ohio will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Park-Ohio will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the paying agent (or, if Park-Ohio or any of its Restricted Subsidiaries or Parent is acting as paying agent, segregate and hold in trust) an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by Park-Ohio.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Park-Ohio will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Park-Ohio to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Park-Ohio repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

If holders of not less than 90% in aggregate principal amount of the outstanding notes properly tender and do not withdraw such notes in a Change of Control Offer and Park-Ohio, or any other Person making a Change of Control Offer in lieu of Park-Ohio as described below, purchases all of the notes properly tendered and not withdrawn by such holders, Park-Ohio or such Person will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Park-Ohio will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Park-Ohio and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Our new revolving credit facility will, and future credit agreements or other agreements relating to our Indebtedness to which we become a party may, provide that certain change of control events with respect to us would constitute a default thereunder (including a Change of Control under the indenture). If we experience a change of control that triggers a default under our new revolving credit facility, we could seek a waiver of such default or seek to refinance our new revolving credit facility. In the event we do not obtain such a waiver or refinance our new revolving credit facility, such default could result in amounts outstanding under our new revolving credit facility being declared due and payable.

Our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to our Indebtedness and the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

Asset Sales

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Park-Ohio (or the applicable Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests sold or issued or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Park-Ohio or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following will be deemed to be cash:

(a) any liabilities, as shown on Park-Ohio’s most recent internal balance sheet, of Park-Ohio or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are unconditionally assumed by the transferee of any such assets to the extent that Park-Ohio or the applicable Restricted Subsidiary is released from all liability with respect thereto;

(b) any securities, notes or other obligations received by Park-Ohio or any such Restricted Subsidiary from such transferee that are converted by Park-Ohio or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after receipt, to the extent of the cash or Cash Equivalents received in that conversion;

(c) any Designated Noncash Consideration received by Park-Ohio or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause since the date of the indenture, not to exceed the greater of (x) $30.0 million and (y) 3.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(d) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(e) a combination of the consideration specified in clauses (a) through (d).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Park-Ohio (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Senior Debt that is secured by a Lien, which Lien is permitted by the indenture;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, provided that, in the case of any such acquisition of Capital Stock, the Permitted Business is or becomes or is merged with or into a Restricted Subsidiary of Park-Ohio;

(3) to make a capital expenditure;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(5) to repay other Senior Debt; provided that to the extent Park-Ohio (or the applicable Restricted Subsidiary, as the case may be) reduces Obligations under Senior Debt other than the notes, Park-Ohio shall equally and ratably reduce Obligations under the notes as provided under “— Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Special Interest, if any, on the amount of notes to be prepaid; or

(6) a combination of the repayments, acquisitions and expenditures permitted by the foregoing clauses (1) through (5);

provided that, in the case of clauses (2), (3) and (4) above, a binding commitment entered into not later than such 365th day will extend the period for such investment or other payment for up to an additional 180 days after the end of such 365-day period so long as Park-Ohio or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within such 180 days (an “Acceptable Commitment”). In the event an Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith but after the end of the original 365-day period, then such Net Proceeds will be deemed to constitute Excess Proceeds on the date of such cancellation or termination. In addition to the foregoing, at any time and on one or more occasions prior to such 365th day (as extended, if applicable), Park-Ohio in its sole discretion may apply Net Proceeds from one or more Asset Sales to make an Asset Sale Offer (as described below).

Pending the final application of any Net Proceeds, Park-Ohio may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) – (6) of the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $40.0 million (or such lesser amount that Park-Ohio determines), Park-Ohio will make an Asset Sale Offer to all holders of notes, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Park-Ohio may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and Park-Ohio will select such other pari passu Indebtedness to be purchased in accordance with DTC procedures applicable to global notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Park-Ohio will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Park-Ohio will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The provisions under the indenture relating to Park-Ohio’s obligation to make an Asset Sale Offer, including the definition of “Asset Sale,” may be waived, amended or modified at any time with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption in accordance with DTC procedures applicable to global notes or applicable stock exchange requirements.

Notices of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notes called for redemption become due on the date fixed for redemption, provided that notices of redemption may be conditioned on one or more conditions precedent, such as the closing of a Change of Control or a financing transaction. Park-Ohio will provide prompt written notice to the trustee prior to the close of business two business days prior to the redemption date (or such shorter period as may be acceptable to the trustee) rescinding such redemption in the event that any such condition precedent shall not have occurred or at any time in Park-Ohio’s discretion if in the good faith and judgment of Park-Ohio any or all of such conditions will not be satisfied, and thereafter such redemption and notice of redemption shall be rescinded and of no force or effect.

Upon receipt of such notice from Park-Ohio rescinding such redemption, the trustee will promptly send a copy of such notice to the holders of the notes to be redeemed in the same manner in which the notice of redemption was given. In addition, Park-Ohio may provide in such notice that payment of the redemption price and performance of Park-Ohio’s obligations with respect to such redemption may be performed by another Person.

If fewer than all the outstanding notes are to be redeemed, the notice of redemption that relates to that note will state the portion of the principal amount of notes that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note or, if the note is a global note, an adjustment will be made to the schedule attached thereto. No notes of $2,000 or less can be redeemed in part, and the unredeemed portion of the notes of any holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

The selection and notice provisions relating to a redemption of the notes will also be applicable to a repurchase of the notes pursuant to an Asset Sale Offer or a Change of Control Offer, except as otherwise provided in the indenture.

The Credit Agreement will restrict Park-Ohio from purchasing any notes and also provide that certain change of control or asset sale events with respect to Park-Ohio would constitute a default. Any future credit agreements or other agreements relating to Indebtedness to which Park-Ohio becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Park-Ohio is prohibited from purchasing notes, Park-Ohio could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Park-Ohio does not obtain such a consent or repay such borrowings, Park-Ohio will remain prohibited from purchasing notes. In such case, Park-Ohio’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such other Indebtedness.

Changes in Covenants if Notes Rated Investment Grade

If at any time following the date of the indenture, (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies), (ii) no Default has occurred and is continuing under the indenture and (iii) Park-Ohio has delivered to the trustee an Officer’s Certificate certifying to the foregoing provisions of this sentence, the covenants specifically listed under the following captions in this “Description of Notes” section of this prospectus will be suspended (the “Suspension Period”):

(1) “Repurchase at the Option of Holders—Asset Sales;”

(2) “—Certain Covenants—Restricted Payments;”

(3) “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4) “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of Assets;”

(6) “—Certain Covenants—Transactions with Affiliates;” and

(7) “—Certain Covenants—Additional Note Guarantees.”

During any Suspension Period, Park-Ohio may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned to the notes by either Rating Agency should subsequently decline to below Investment Grade, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while such covenant was suspended. Furthermore, all Debt incurred during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”

Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period (or upon termination of any covenant Suspension Period or after that time based solely on events that occurred during the Suspension Period).

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency. Park-Ohio shall promptly deliver to the trustee an officer’s certificate notifying the trustee of any event giving rise to a Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The trustee shall not have any obligation to monitor the ratings of the notes or to notify holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date.

Certain Covenants

Restricted Payments

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Park-Ohio’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Park-Ohio or any of its Restricted Subsidiaries) or to the direct or indirect holders of Park-Ohio’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Park-Ohio);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Park-Ohio) any Equity Interests of Park-Ohio or any direct or indirect parent of Park-Ohio;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Park Ohio or any Guarantor that is contractually subordinated to the notes or to any Note Guarantees (excluding any intercompany Indebtedness between or among Park-Ohio and any of its Restricted Subsidiaries), except a payment of interest or a payment, purchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above collectively being referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) immediately after giving effect to such transaction on a pro forma basis, Park-Ohio could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Park-Ohio and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (14) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Park-Ohio for the period (taken as one accounting period) from April 7, 2011 to the end of Park-Ohio’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash, including any Permitted Business) received by Park-Ohio since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Park-Ohio (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Park-Ohio that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Park-Ohio); provided that any non-cash net proceeds shall be assets of the type used or useful in a Permitted Business; plus

(c) an amount equal to the net reduction in or return on Investments (other than Permitted Investments) made by Park-Ohio and its Restricted Subsidiaries subsequent to the date of the indenture resulting from repurchases, repayments or redemptions of such Investments, proceeds realized on the sale of any such Investment and proceeds representing the return of capital on any such Investment and dividends and distributions with respect thereto, in each case received by Park-Ohio or any of its Restricted Subsidiaries; provided, however, that, with respect to any Investment, the foregoing sum shall not exceed the amount of such Investment; plus

(d) the amount by which Indebtedness or Disqualified Stock incurred or issued since the date of the indenture is reduced on Park-Ohio’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Park-Ohio) into Capital Stock of Park-Ohio that is not Disqualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Park-Ohio or any Restricted Subsidiary upon such conversion or exchange); provided that such amount will not exceed the aggregate Net Proceeds received by Park-Ohio or any Restricted Subsidiary since the date of the indenture from the issuance and sale (other than to a Subsidiary of Park-Ohio) of such Indebtedness or Disqualified Stock; plus

(e) 100% of any dividends received by Park-Ohio or a Restricted Subsidiary of Park-Ohio after the date of the indenture from an Unrestricted Subsidiary of Park-Ohio, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Park-Ohio for such period; provided, however, that the amount calculated pursuant to this clause (e) may not exceed the aggregate amount of Restricted Investments made by Park-Ohio and its Restricted Subsidiaries in such Unrestricted Subsidiary since the date of the indenture; plus

(f) to the extent that any Unrestricted Subsidiary of Park-Ohio designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture in a transaction that is treated as a Restricted Investment (and not a Permitted Investment), the Fair Market Value of Park-Ohio’s Investment in such Subsidiary as of the date of such redesignation; provided that the amount calculated pursuant to this clause (f) may not exceed the aggregate amount of Restricted Investments made by Park-Ohio and its Restricted Subsidiaries in such Unrestricted Subsidiary made since the date of the indenture.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 90 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Park-Ohio) of, Equity Interests of Park-Ohio (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Park-Ohio; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (2)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Park-Ohio or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee in exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Park-Ohio to the holders of its Equity Interests on a pro rata basis;

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Park-Ohio or the Parent held by any current or former officer, director or employee of Park-Ohio that directly or indirectly owns all of the outstanding capital stock of Park-Ohio or the Parent (or permitted transferees of such officers, directors or employees) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or other agreement approved by the Board of Directors; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $4.0 million in any twelve-month period, with unused amounts pursuant to this clause (5) being carried over to the immediately succeeding twelve-month period; provided that in no event shall such amount exceed $8.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent all or a portion of the exercise price of those stock options, warrants or other convertible securities or are surrendered in connection with satisfying any federal or state income tax withholding obligation related to any such exercise or vesting of any equity award;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Park-Ohio or any Restricted Subsidiary of Park-Ohio issued on or after the date of the indenture in accordance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) Permitted Payments to Parent;

(9) payments made with respect to extinguishment of fractional shares (whether in connection with the exercise of warrants, stock options or other securities convertible into or exchangeable for Equity Securities or otherwise), or the repurchase, redemption or other acquisition of odd-lot shares not to exceed $1.0 million in the aggregate;

(10) the purchase or acquisition of Equity Interests of Park-Ohio or Parent in open-market purchases, or the payment of dividends to Parent for Parent to purchase or acquire its Equity Interests, in each case solely to provide for matching contributions of any employees of Park-Ohio, any of its Subsidiaries or the parent company of Park-Ohio, pursuant to any deferred compensation plan or other benefit plan in the ordinary course of business in an aggregate amount not to exceed $5.0 million in any calendar year;

(11) the repurchase, redemption or other acquisition or retirement for value of preferred stock purchase rights issued in connection with any shareholder rights plan that may be adopted by Park-Ohio or Parent not to exceed $500,000;

(12) payments by Park-Ohio or any Restricted Subsidiary in respect of Indebtedness of Park-Ohio or any Restricted Subsidiary owed to Park-Ohio or another Restricted Subsidiary;

(13) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed the greater of (x) $50.0 million and (y) 5.0% of Total Assets; and

(14) other Restricted Payments so long as, immediately after giving effect to such Restricted Payment, the Total Net Leverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available as of the date immediately preceding such Restricted Payment is not greater than 3.00 to 1.00 on a pro forma basis; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (14), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of any Restricted Payment (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Park-Ohio or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (14) above, or is entitled to be made pursuant to the first paragraph of this covenant (including any payment or other action that constitutes a “Permitted Investment”), Park-Ohio will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant (including any payment or other action that constitutes a “Permitted Investment”).

Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action (including any payment or other action that constitutes a “Permitted Investment”), but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting payment or other action (including any payment or other action that constitutes a “Permitted Investment”).

As of March 31, 2017, Park-Ohio estimates that it had approximately $120.2 million of restricted payment capacity under clause (3) of the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Park-Ohio will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Park-Ohio may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary of Park-Ohio may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for Park-Ohio’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that the amount of Indebtedness, Disqualified Stock and preferred stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed at any time outstanding the greater of (x) $50.0 million and (y) 5.0% of Total Assets as of the date of such incurrence.

The first paragraph of this covenant will not prohibit (collectively, “Permitted Debt”):

(1) the incurrence by Park-Ohio and any Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount (excluding the amount of any Hedging Obligations and banking service, treasury management and other similar Obligations) at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Park-Ohio and its Restricted Subsidiaries thereunder) not to exceed the greater of: (x) $450.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2) the incurrence by Park-Ohio and its Restricted Subsidiaries of Indebtedness outstanding on the date of the indenture (other than Indebtedness under the Credit Agreement);

(3) the incurrence by Park-Ohio and the Guarantors of Indebtedness represented by the notes and the related Note Guarantees to be issued on the date of the indenture and the exchange notes and the related Note Guarantees to be issued pursuant to the registration rights agreement (and any exchange notes issued in exchange for additional notes properly incurred under the indenture, where the terms of such exchange notes are substantially identical to such additional notes);

(4) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Park-Ohio or any of its Restricted Subsidiaries, provided that the aggregate principal amount of any such incurrence does not cause the aggregate principal amount of Indebtedness then outstanding under this clause (4), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), to exceed the greater of (x) $75.0 million and (y) 7.5% of Total Assets as of the date of any such incurrence;

(5) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (14) or (19) of this paragraph;

(6) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Park-Ohio and any of its Restricted Subsidiaries; provided, however, that:

(a) if Park-Ohio or any Guarantor is the obligor on such Indebtedness and the payee is not Park-Ohio or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of Park-Ohio, or the Note Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Park-Ohio or a Restricted Subsidiary of Park-Ohio and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Park-Ohio or a Restricted Subsidiary of Park-Ohio, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Park-Ohio or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Park-Ohio’s Restricted Subsidiaries to Park-Ohio or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Park-Ohio or a Restricted Subsidiary of Park-Ohio; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either Park-Ohio or a Restricted Subsidiary of Park-Ohio,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by Park-Ohio or any of the Guarantors of Indebtedness of Park-Ohio or a Restricted Subsidiary of Park-Ohio that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then such Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, completion and surety bonds and completion, performance and other guarantees in the ordinary course of business;

(11) the incurrence by Park-Ohio or any of its Restricted Subsidiaries of Indebtedness in respect of banking service, treasury management and other similar Obligations (including without limitation Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds or in respect of netting services, overdraft protection and otherwise in connection with deposit accounts, so long as such Indebtedness is covered within five business days);

(12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (x) $50.0 million (or the equivalent thereof, measured at the time of each incurrence, in applicable foreign currency) and (y) 5.0% of Total Assets as of the date of any such incurrence;

(13) the incurrence of Indebtedness arising from any agreement entered into by Park-Ohio or any of its Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of Park-Ohio or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness incurred pursuant to this clause (13) shall at no time exceed the gross proceeds actually received by Park-Ohio and its Restricted Subsidiaries in connection with such acquisitions or dispositions;

(14) the incurrence of Permitted Acquisition Debt;

(15) the incurrence of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(16) the incurrence of Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Park-Ohio or any of its Subsidiaries uses or sells in the ordinary course of business;

(17) the incurrence of Indebtedness consisting of the financing of insurance premiums;

(18) the incurrence of Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business; and

(19) the incurrence by Park-Ohio or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $75.0 million and (y) 7.5% of Total Assets as of the date of any such incurrence.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Park-Ohio will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of fees and premiums and additional payments with respect to Indebtedness, the realization of any Permitted Lien, a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Indebtedness, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual of interest, accretion or amortization of original issue discount or payment of interest is included in Fixed Charges of Park-Ohio as accrued, accreted or paid, as the case may be. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Park-Ohio or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to this covenant, any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i) the Fair Market Value of such assets at the date of determination; or

(ii) the amount of the Indebtedness of the other Person.

The indenture will provide that Park-Ohio will not, and Park-Ohio will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is subordinated or junior in right of payment to any Indebtedness of Park-Ohio or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of Park-Ohio or such Guarantor, as the case may be.

The indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Debt as subordinated or junior to any other Senior Debt merely because it has a junior priority with respect to the same collateral.

Liens

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured (a) in the case of any Senior Debt so secured, on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien and (b) in the case of any subordinated Indebtedness so secured, on a senior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien. Any Lien created for the benefit of the holders of the notes pursuant to this covenant will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien giving rise to such Lien.

Limitation on Sale and Leaseback Transactions

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Park-Ohio or any Guarantor may enter into a sale and leaseback transaction if:

(1) Park-Ohio or that Guarantor, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(2) the transfer of assets in that sale and leaseback transaction does not violate, and Park-Ohio applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders —Asset Sales.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Park-Ohio or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Park-Ohio or any of its Restricted Subsidiaries;

(2) make loans or advances to Park-Ohio or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to Park-Ohio or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness outstanding on the date of the indenture and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees, and the exchange notes and the related Guarantees to be issued pursuant to the registration rights agreement;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Park-Ohio or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such instrument; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred and in the case of amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings, such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the date of the indenture;

(5) customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or the assets of a Restricted Subsidiary pending the sale or other disposition of such assets or Restricted Subsidiary;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Park-Ohio’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) agreements governing Indebtedness of any Foreign Subsidiary incurred in compliance with the indenture;

(12) restrictions on cash or other deposits or net worth imposed by leases or contracts with customers, in each case, entered into in the ordinary course of business;

(13) any encumbrance or restriction pursuant to an agreement in effect on the date of the indenture, as such encumbrance or restriction is in effect on such date, and any encumbrances or restrictions imposed by amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreement; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the date of the indenture;

(14) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business; and

(15) any instrument governing Indebtedness permitted to be incurred under the indenture so long as the encumbrances and restrictions imposed pursuant to such instruments are no more restrictive, taken as a whole, than those encumbrances and restrictions contained in the Credit Facilities on the date of the indenture.

Merger, Consolidation or Sale of Assets

Park-Ohio will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Park-Ohio is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Park-Ohio and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Park-Ohio is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Park-Ohio) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, or any territory thereof (Park-Ohio or such Person, as the case may be, being herein called the “Successor Company”); provided that in the event that the Successor Company is not a corporation, a co-obligor of the notes is a corporation;

(2) the Successor Company (if other than Park-Ohio) assumes all the obligations of Park-Ohio under the notes, the indenture and the registration rights agreement (if Park-Ohio’s registration obligations thereunder have not been completed) pursuant to a supplemental indenture reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Successor Company would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that is no less than the Fixed Charge Coverage Ratio of Park-Ohio immediately prior to such transaction; and

(5) the Successor Company delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent have been complied with.

In addition, Park-Ohio will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of Park-Ohio with an Affiliate solely for the purpose of reincorporating Park-Ohio in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Park-Ohio and its Restricted Subsidiaries.

Transactions with Affiliates

Park-Ohio will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Park-Ohio (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Park-Ohio or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Park-Ohio or such Restricted Subsidiary with an unrelated Person; and

(2) Park-Ohio delivers to the trustee; with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, either (a) a resolution of the Board of Directors of Park-Ohio set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Park-Ohio; or (b) an opinion as to the fairness to Park-Ohio or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement, or any similar arrangement (including vacation plans, health and life insurance plans, deferred compensation plans, retirement or savings plans, and stock option, stock ownership and similar plans) entered into by Park-Ohio or any of its Restricted Subsidiaries, any payment of compensation (including awards or grants in cash, securities or other payments) for the personal service of officers and employees of Park-Ohio or any of its Restricted Subsidiaries and payments of reasonable directors fees, in each case entered into or paid by Park-Ohio or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among Park-Ohio and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Park-Ohio) that is an Affiliate of Park-Ohio solely because Park-Ohio owns or controls, directly or through a Restricted Subsidiary, an Equity Interest in such Person;

(4) any issuance of Equity Interests (other than Disqualified Stock) of Park-Ohio to Affiliates of Park-Ohio;

(5) loans and advances to officers, directors or employees of Park-Ohio or any of its Restricted Subsidiaries made in the ordinary course of business; provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments” and Investments that constitute Permitted Investments;

(7) Permitted Payments to Parent;

(8) purchases and sales of raw materials or inventory in the ordinary course of business on market terms;

(9) transactions between Park-Ohio or any Restricted Subsidiary and any joint venture or Unrestricted Subsidiary of Park-Ohio entered into in the ordinary course of business; provided that such transactions are on terms that are no less favorable to Park-Ohio or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Park-Ohio or such Restricted Subsidiary with an unrelated Person; and

(10) any transaction arising out of an agreement existing on the date of the indenture and described in the “Related Party Transactions” section of this prospectus relating to the initial offering of the notes and any amendment thereto or replacement thereof that, taken as a whole, is no less favorable to Park-Ohio than the agreement as in effect on the date of the indenture.

Additional Note Guarantees

If Park-Ohio or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture and such Domestic Subsidiary Guarantees Park-Ohio’s obligations under any Credit Facility, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Park-Ohio may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and if that designation otherwise is consistent with the definition of an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Park-Ohio and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and that designation will only be permitted if the Investment would be permitted at that time (either as a Restricted Payment or as a Permitted Investment).

Any designation of a Subsidiary of Park-Ohio as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Park-Ohio as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Park-Ohio will be in default of such covenant unless such Unrestricted Subsidiary is made to meet such requirements.

The Board of Directors of Park-Ohio may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Park-Ohio; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Park-Ohio of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Park-Ohio will electronically file, within the time periods specified in the SEC’s rules and regulations (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Park-Ohio were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Park-Ohio were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Park-Ohio’s consolidated financial statements by Park-Ohio’s certified independent accountants.

If the SEC will not accept Park-Ohio’s filings for any reason, Park-Ohio will post the reports referred to in the preceding paragraph on its or its Parent’s website within the time periods that would apply if Park-Ohio were required to file those reports with the SEC or post on its or its Parent’s website (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Notwithstanding the foregoing, if Park-Ohio satisfies its obligations in the preceding sentence by posting reports on its or its Parent’s website, (a) Park-Ohio will not be required to furnish any information, certificates or reports required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, or (iii) Rule 3-09 of Regulation S-X, (b) such reports will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act (except narrative disclosure of the assets, liabilities, revenues and operating income of any non-guarantor Subsidiaries shall be included) and (c) such reports shall not be required to present compensation or beneficial ownership information. Park-Ohio will not take any action for the purpose of causing the SEC not to accept any such filing.

In the event that:

(1) the rules and regulations of the SEC would permit Park-Ohio and Parent to report at Parent’s level on a consolidated basis if such entities were subject to Section 13 of 15(d) of the Exchange Act and Parent is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Park-Ohio; or

(2) Parent becomes a Guarantor of the notes,

consolidating reporting at Parent’s level in a manner consistent with that described in this covenant for Park-Ohio will satisfy this covenant, and the indenture will permit Park-Ohio to satisfy its obligations in this covenant with respect to financial information relating Park-Ohio by furnishing financial information relating to Parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and any of its Subsidiaries other than Park-Ohio and its Subsidiaries, on the one hand, and the information relating to Park-Ohio, the Guarantors and the other Subsidiaries of Park-Ohio on a standalone basis, on the other hand.

In addition, Park-Ohio and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC or post on its or its Parent’s website the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this covenant shall be deemed cured (and Park-Ohio shall be deemed to be in compliance with this covenant) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the holders described below under “—Events of Default and Remedies” if principal and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Park-Ohio’s compliance with any of its covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by Park-Ohio or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Park-Ohio or any of its Restricted Subsidiaries to comply with the provisions described under “—Reports” for 90 days after written notice to Park-Ohio by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding (with a copy to the trustee);

(5) failure by Park-Ohio or any of its Restricted Subsidiaries to comply with any of the other agreements in the indenture for 60 days after written notice to Park-Ohio by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding (with a copy to the trustee);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Park-Ohio or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Park-Ohio or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal on such Indebtedness at Stated Maturity after giving effect to any grace period (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled, as applicable, within 30 days;

(7) one or more final non-appealable judgments entered against Park-Ohio or any Restricted Subsidiary by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, excluding amounts covered by third-party indemnities or insurance, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

(8) except as permitted by the indenture, any Note Guarantee by a Guarantor that is a Significant Subsidiary of Park-Ohio is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary of Park-Ohio, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Park-Ohio or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Park-Ohio, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may by written notice to Park-Ohio and the trustee declare all the notes to be due and payable immediately.

The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any, or Special Interest, if any.

Except to enforce the right to receive payment of principal, premium, if any, or interest or Special Interest, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, or Special Interest, if any, on, or the principal of, the notes (other than the non-payment of interest or premium, if any, or Special Interest, if any, on or principal of the notes that became due solely because of the acceleration of the notes).

Park-Ohio is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default or Event of Default that has occurred and is continuing, Park-Ohio is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders

No director, officer, employee, incorporator or shareholder of Park-Ohio or any Guarantor, as such, will have any liability for any obligations of Park-Ohio or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Park-Ohio may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, and Special Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2) Park-Ohio’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Park-Ohio’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Park-Ohio may, at its option and at any time, elect to have the obligations of Park-Ohio and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes. Park-Ohio may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

If Park-Ohio exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Note Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Park-Ohio must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the trustee if Government Securities are deposited, to pay the principal of, or interest and premium, if any, and Special Interest, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Park-Ohio must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, Park-Ohio must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Park-Ohio has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Park-Ohio must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Park-Ohio or any of its Subsidiaries is a party or by which Park-Ohio or any of its Subsidiaries is bound;

(6) Park-Ohio must deliver to the trustee an officer’s certificate stating that the deposit was not made by Park-Ohio with the intent of preferring the holders of notes over the other creditors of Park-Ohio with the intent of defeating, hindering, delaying or defrauding any creditors of Park-Ohio or others; and

(7) Park-Ohio must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note, or reduce any amount payable on any redemption of the notes or the initial non-call periods during which the notes may not be redeemed;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Special Interest, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, or Special Interest, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture;

(9) make any change to or modify the ranking of the notes that would adversely affect the holders of the notes; or

(10) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, Park-Ohio, the Guarantors (except that no existing Guarantor need execute a supplemental indenture pursuant to clause (8) below) and the trustee may amend or supplement the indenture, the notes or the Note Guarantees to:

(1) cure any ambiguity, defect or inconsistency;

(2) provide for uncertificated notes in addition to or in place of certificated notes;

(3) provide for the assumption of Park-Ohio’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of Park-Ohio’s or such Guarantor’s assets, as applicable;

(4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(9) evidence and provide for the acceptance of appointment under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, Park-Ohio is required to deliver to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Park-Ohio, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and Park-Ohio or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, (in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the trustee if Government Securities are deposited) without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Park-Ohio or any Guarantor is a party or by which Park-Ohio or any Guarantor is bound;

(3) Park-Ohio or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Park-Ohio has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Park-Ohio must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Park-Ohio or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise as provided in the Trust Indenture Act. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign. If the trustee fails to either eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90-day period, the trustee is required to notify the holders to this effect, and any holder that has been a bona fide holder for at least six months may petition a court to remove the trustee and appoint a successor trustee.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of the rights and powers vested in it by the indenture, to use the degree of care of a prudent man in the conduct of his own affairs in their exercise under the circumstances. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law; Jury Trial Waiver

The indenture, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that Park-Ohio, the Guarantors and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or any transaction contemplated thereby.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Park-Ohio Industries, Inc., 6065 Parkland Boulevard, Cleveland, Ohio 44124, Attention: General Counsel.

Book-Entry, Delivery and Form

The Exchange Notes will initially be issued in the form of one or more registered notes in global form, without interest coupons. These Global Notes will be deposited on the issue date with, or on behalf of, DTC and will remain in the custody of the trustee.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanges for Certificated Notes except in the limited circumstances described below.

All interests in the Global Notes may be subject to the procedures and requirements of DTC.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Park-Ohio takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Park-Ohio that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes, including Exchange Notes, represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture.

Under the terms of the indenture, Park-Ohio and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Park-Ohio, the trustee nor any agent of Park-Ohio or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Park-Ohio that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Park-Ohio. Neither Park-Ohio nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Park-Ohio and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised Park-Ohio that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Park-Ohio, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies Park-Ohio that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Park-Ohio fails to appoint a successor depositary;

(2) Park-Ohio, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default with respect to the notes and DTC requests Certificated Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

Park-Ohio will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee.

Park-Ohio will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by delivering a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Park-Ohio expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or property; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Park-Ohio and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant;

(2) the issuance of Equity Interests in any of Park-Ohio’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares required by applicable law to be held by a Person other than Park-Ohio or any of its Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involve dispositions of assets or property having a Fair Market Value of less than $20.0 million;

(2) a transfer of assets or property between or among Park-Ohio and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Park-Ohio to Park-Ohio or to a Restricted Subsidiary of Park-Ohio;

(4) the sale or lease of inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(8) the granting of Liens not prohibited by the indenture and the foreclosure thereon;

(9) any surrender or waiver of contract rights or the settlement release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(10) the creation of Liens;

(11) the transfer of the Equity Interests or assets of Unrestricted Subsidiaries;

(12) foreclosures on assets to the extent they would not otherwise result in a Default or Event of Default;

(13) the lease or sublease of any real or personal property in the ordinary course of business; and

(14) any transfer constituting a taking, condemnation or other eminent domain proceeding for which no proceeds are received.

“Asset Sale Offer” has the meaning assigned to that term in the indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the book value of the accounts receivable of Park-Ohio and its Restricted Subsidiaries on a consolidated basis, plus

(2) 65% of the book value of the inventory of Park-Ohio and its Restricted Subsidiaries on a consolidated basis, in each case based on the most recent internal financial statements available as of that date of determination.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) securities issued or directly and fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, having maturities of not more than one year after the date of acquisition;

(4) certificates of deposit, money market deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) in the case of any Subsidiary organized or having its principal place of business outside the United States or any state of the United States or the District of Columbia, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of Park-Ohio.

“Change of Control” means the occurrence of any of the following:

(1) any “person” (as that term is used in Section 13(d) of the Exchange Act) (including a person’s (as defined above) Affiliates and associates), other than a Principal or a Related Party of a Principal, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of Park-Ohio’s common Equity Interests; or

(2) there shall be consummated any consolidation or merger of Park-Ohio in which Park-Ohio is not the continuing or surviving corporation or pursuant to which the common Equity Interests of Park-Ohio would be converted into cash, securities or other property, other than a merger or consolidation of Park-Ohio in which the holders of the common Equity Interests of Park-Ohio outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common Equity Interests of the surviving corporation immediately after such consolidation or merger.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, including, without limitation, by Permitted Payments to Parent actually made to any parent or equity holder of such Person; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; plus

(4) amounts attributable to minority interest to the extent such amounts were deducted in computing Consolidated Net Income; plus

(5) all costs and expenses arising from or related to the issuance of the notes and the incurrence of the Credit Facilities to the extent such costs and expenses were deducted in computing Consolidated Net Income; plus

(6) to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss; plus

(7) to the extent non-recurring and not capitalized, any fees, costs and expenses of Park-Ohio and its Restricted Subsidiaries incurred as a result of Permitted Investments and Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated), to the extent such fees, costs and expenses were deduced in computing Consolidated Net Income; plus

(8) non-cash losses attributable to movement in the mark-to-market valuation of Hedging Obligations; minus

(9) non-cash gains attributable to movement in the mark-to-market valuation of Hedging Obligations; minus

(10) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (but excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction for preferred stock dividends; provided that:

(1) all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded, in each case net of taxes, fees and expenses relating to the transaction giving rise thereto;

(2) the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3) solely for the purposes of determining the amount available for Restricted Payments under clause (3)(a) of “— Certain Covenants — Restricted Payments,” the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles will be excluded;

(5) any non-cash compensation charge or expense realized for grant of stock appreciation or similar rights, stock options or other rights to officers, directors and employees will be excluded; and

(6) an amount equal to the amount of Permitted Payments to Parent actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (8) of the second paragraph under “—Certain Covenants—Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period.

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of Park-Ohio and its Restricted Subsidiaries that is secured by Liens as of the date of the most recent internal balance sheet of Park-Ohio immediately preceding the date on which such calculation is being made to (2) the Consolidated Cash Flow of Park-Ohio for the most recently ended four full fiscal quarters for which internal financial statements are available as of the date on which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness for borrowed money of Park-Ohio and its Restricted Subsidiaries on a consolidated basis, Obligations in respect of Capitalized Lease Obligations, Attributable Debt and debt obligations evidenced by promissory notes and similar instruments.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means that certain Seventh Amended and Restated Credit Agreement, dated as of the date of the indenture, by and among Park-Ohio, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, debt instruments, security documents and other related agreements or commercial paper facilities, in each case, with banks, other institutional lenders or other obligees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other Indebtedness in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders, from time to time.

“Default ” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by Park-Ohio or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration that was treated as an Asset Sale.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Park-Ohio to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Park-Ohio may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Park-Ohio and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends; provided, however, the amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indenture; provided, further, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Restricted Subsidiary of Park-Ohio that was formed under the laws of the United States or any state of the United States or the District of Columbia, excluding any such Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving undue pressure or compulsion of either party to complete the transaction, determined in good faith by Park-Ohio; provided that transactions with a Fair Market Value in excess of $10.0 million shall be determined in good faith by the Board of Directors of Park-Ohio, except as otherwise provided.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect thereto, including any related expenses and cost reductions estimated in good faith by such Person’s chief financial officer (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act) as if they had occurred on the first day of such period;

(2) if since the beginning of the four-quarter reference period any Person (that subsequently became a Restricted Subsidiary of the specified Person or any of its Restricted Subsidiaries or was merged with or into the specified Person or any of its Restricted Subsidiaries since the beginning of that period) has made any acquisitions and dispositions including through mergers or consolidations and including any related financing transactions that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto (as described in clause (1) above), including any related expense and cost reductions estimated in good faith by such Person’s chief financial officer (whether or not such expense and cost reductions comply with Regulation S-X under the Securities Act), as if they had occurred on the first day of such reference period;

(3) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded;

(4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(5) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;

(6) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and

(7) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that any Hedging Obligation has a remaining term as at the Calculation Date of less than 12 months shall be taken into account for the number of months remaining).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Park-Ohio (other than Disqualified Stock) or to Park-Ohio or a Restricted Subsidiary of Park-Ohio, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

Fixed Charges will exclude (x) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses, (y) any expensing of interim loan commitment and other financing fees and (z) non-cash interest on any convertible or exchangeable notes that exists by virtue of the bifurcation of the debt and equity components of convertible or exchangeable notes and the application FASB Staff Position APB 14-1 or any similar provision.

“Foreign Subsidiary” means (i) any Restricted Subsidiary of Park-Ohio that is not a Domestic Subsidiary, (ii) any Restricted Subsidiary that has no material assets other than Capital Stock, securities or indebtedness of one or more Foreign Subsidiaries and (iii) a Subsidiary of an entity described in the preceding clauses (i) and (ii).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1) Ajax Tocco Magnethermic Corporation; Apollo Aerospace Components LLC; ATBD, Inc.; Autoform Tool & Manufacturing, LLC; Bates Rubber, Inc.; Blue Falcon Travel, Inc.; Control Transformer, Inc.; Elastomeros Tecnicos Moldeados, Inc.; EP Cleveland Holdings, Inc.; EP Realty Holdings, Inc.; Feco, Inc.; Fluid Routing Solutions, LLC; Gateway Industrial Supply LLC; General Aluminum Mfg. Company; Induction Management Services, LLC; Integrated Holding Company; Integrated Logistics Holding Company; Integrated Logistics Solutions, Inc.; Lewis & Park Screw & Bolt Company; Park-Ohio Forged & Machined Products LLC; Park-Ohio Products, Inc.; Pharmaceutical Logistics, Inc.; Pharmacy Wholesale Logistics, Inc.; P-O Realty LLC; POVI L.L.C.; Precision Machining Connection LLC; RB&W Ltd.; RB&W Manufacturing LLC; Red Bird, Inc.; Snow Dragon LLC; ST Holding Corp.; STMX, Inc.; Summerspace, Inc.; Supply Technologies LLC; Supply Technologies Procurement Company, Inc.; The Ajax Manufacturing Company; The Clancy Bing Company; Tocco, Inc.; TW Manufacturing Co.; and WB&R Acquisition Company, Inc.; and

(2) any other Subsidiary of Park-Ohio that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate floor or cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $500,000 and whose total revenues for the most recent 12-month period do not exceed $500,000, provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Park-Ohio.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(3) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or in respect of banker’s acceptances (other than obligations with respect to letters of credit or bankers’ acceptances securing obligations (other than obligations described in (1) or (2) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or bankers’ acceptances are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bankers’ acceptances);

(4) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

(5) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

For the avoidance of doubt, “Indebtedness” will not include:

(a) current trade payables or other accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices;

(b) deferred tax obligations;

(c) minority interest;

(d) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business;

(e) obligations of Park-Ohio or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business;

(f) any endorsement of negotiable instruments for collection in the ordinary course of business

(g) stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; and

(h) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Park-Ohio or any Restricted Subsidiary of Park-Ohio sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Park-Ohio such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Park-Ohio, Park-Ohio will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Park-Ohio’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants —Restricted Payments.” The acquisition by Park-Ohio or any Restricted Subsidiary of Park-Ohio of a Person that holds an Investment in a third Person will be deemed to be an Investment by Park-Ohio or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by Park-Ohio or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment, earn-out or otherwise, but only as and when received), net of the direct costs relating to such Asset Sale, including, without limitation, legal, title, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, any distribution and other payments required to be made to minority shareholders in Restricted Subsidiaries as a result of such Asset Sale and payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Park-Ohio nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Park-Ohio or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing (which may be by the terms of the instrument evidencing such Indebtedness) that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Park-Ohio or any of its Restricted Subsidiaries) or assets of Park-Ohio or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of Park-Ohio’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent” means Park-Ohio Holdings Corp., Park-Ohio’s sole shareholder, or any successor entity thereto pursuant to a merger or consolidation that results in the Voting Stock of the surviving entity being held immediately after the merger or consolidation by the same holders (other than those that exercise statutory dissenters’ rights) that held the Voting Stock of Park-Ohio Holdings immediately before the merger or consolidation.

“Permitted Acquisition Debt” means Indebtedness of Park-Ohio or any of its Restricted Subsidiaries to the extent such Indebtedness was Indebtedness of:

(1) a Subsidiary (other than an Unrestricted Subsidiary) prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2) a Person that was merged or amalgamated into Park-Ohio or a Restricted Subsidiary prior to the date of such merger of amalgamation; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into Park-Ohio or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the pro forma Fixed Charge Coverage Ratio for Park-Ohio would be greater than the actual Fixed Charge Coverage Ratio for Park-Ohio immediately prior to such transaction.

“Permitted Business” means the business of Park-Ohio and its Subsidiaries as existing on the date of the indenture and any other businesses that are the same, similar or reasonably related, ancillary or complementary thereto and reasonable extensions thereof.

“Permitted Investments” means:

(1) any Investment in Park-Ohio or in a Restricted Subsidiary of Park-Ohio;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by Park-Ohio or any Restricted Subsidiary of Park-Ohio in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Park-Ohio; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Park-Ohio or a Restricted Subsidiary of Park-Ohio;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or sales or other dispositions of assets not constituting an Asset Sale) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders — Asset Sales or the disposition of assets not constituting an Asset Sale;”

(5) any acquisition of assets or Capital Stock solely in exchange for or using the net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) of Park-Ohio;

(6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Park-Ohio or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (ii) or upon foreclosure or enforcement of any Lien in favor of Park-Ohio or any Restricted Subsidiary;

(7) Investments represented by Hedging Obligations;

(8) loans or advances (or guarantees of loans or advances) to officers, directors or employees made in the ordinary course of business of Park-Ohio or any Restricted Subsidiary of Park-Ohio in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) Investments in Foreign Subsidiaries of Park-Ohio solely to fund the day-to-day working capital requirements of such Foreign Subsidiaries in the ordinary course of business;

(10) Guarantees that are not prohibited by the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11) extensions of trade credit or receivables owing to Park-Ohio or any of its Restricted Subsidiaries and loans, advances or other extensions of trade credit to customers and suppliers created or acquired in the ordinary course of business;

(12) Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Park-Ohio or any Restricted Subsidiary;

(13) repurchases of the notes;

(14) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete assets or assets damaged in the ordinary course of business and permitted pursuant to the indenture;

(15) Investments existing on the date of the indenture and any extensions thereof on terms no less favorable and in amounts no greater than exist on the date of the indenture;

(16) Investments the payment for which consists solely of Capital Stock of Park-Ohio (other than Disqualified Stock) or net cash proceeds of a substantially concurrent sale of Capital Stock of Park-Ohio (other than Disqualified Stock);

(17) other Investments having an aggregate Fair Market Value (measured on the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed $15.0 million; and

(18) other Investments having an aggregate Fair Market Value (measured on the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed an amount equal to 15% of Total Assets as of the date of making of any such Investment; provided that the Fixed Charge Coverage Ratio for Park-Ohio’s most recently ended four-quarter period for which internal financial statements are available immediately preceding the date of such Investment, pro forma for such Investment, would have been at least 2.00 to 1.00.

“Permitted Liens” means:

(1) Liens on assets of Park-Ohio or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

(2) Liens in favor of Park-Ohio or the Guarantors, including Liens securing Indebtedness of a Restricted Subsidiary owed to and held by Park-Ohio or another Restricted Subsidiary;

(3) Liens on property or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with Park-Ohio or any Subsidiary of Park-Ohio; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or shares of stock other than those of the Person merged into or consolidated with Park-Ohio or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Park-Ohio or any Subsidiary of Park-Ohio; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture (other than Liens securing the Credit Agreement);

(8) Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of or to secure the notes or the Note Guarantees;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens securing industrial revenue bonds;

(14) Liens securing Hedging Obligations;

(15) judgment Liens not resulting in an Event of Default;

(16) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations with respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(17) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(18) Liens incurred in the ordinary course of business of Park-Ohio or any Subsidiary of Park-Ohio with respect to obligations that do not exceed $6.0 million at any one time outstanding;

(19) other Liens (not securing Indebtedness) incidental to the conduct of the business of Park-Ohio or any of the Restricted Subsidiaries or the ownership of their assets that do not individually or in the aggregate materially adversely affect the value of Park-Ohio and its Subsidiaries on a consolidated basis or the operation of the business of Park-Ohio and the Restricted Subsidiaries;

(20) Liens on assets of Park-Ohio or any of its Restricted Subsidiaries securing Indebtedness incurred pursuant to clause (19) of the definition of Permitted Debt;

(21) Liens securing Indebtedness incurred pursuant to clause (12) of the definition of Permitted Debt, provided that the Liens incurred pursuant to this clause (21) extend only to assets of Foreign Subsidiaries; and

(22) Liens securing any other Indebtedness permitted to be incurred under the indenture so long as, immediately after giving effect to such incurrence, the Consolidated Secured Debt Ratio as of the date of such incurrence is not greater than 3.00 to 1.00 on a pro forma basis.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to a holding company that, directly or indirectly, owns all of the outstanding Equity Interests of Park-Ohio, in amounts sufficient to pay:

(a) franchise taxes and other tax obligations or fees required in each case to maintain its corporate existence,

(b) costs associated with preparation of required documents for filing with the SEC and with any exchange on which such company’s securities are traded, and

(c) other operating or administrative costs of up to $2.0 million per year; and

(2) for so long as Park-Ohio is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Park-Ohio and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the amount of the relevant tax (including any penalties and interest) that Park-Ohio would owe if Park-Ohio were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Park-Ohio and such Subsidiaries from other taxable years.

“Permitted Refinancing Indebtedness” means any Indebtedness of Park-Ohio or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Park-Ohio or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Park-Ohio or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principals” means:

(1) Parent or other holding company formed for the sole purpose of owning, directly or indirectly, all of the outstanding Capital Stock of Park-Ohio;

(2) Edward F. Crawford, his children or other lineal descendants, probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity, all of the shareholders, partners, members or owners of which are any of the foregoing;

(3) Matthew V. Crawford, his children or other lineal descendants, probate estate of any such individual, and any trust, so long as one or more of the foregoing individuals is the beneficiary thereunder, and any other corporation, partnership or other entity, all of the shareholders, partners, members or owners of which are any of the foregoing; or

(4) any employee stock ownership plan, or any “group” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) in which employees of Park-Ohio or its subsidiaries beneficially own at least 33 1/3% of the Capital Stock of Park-Ohio or the Parent.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of Park-Ohio’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by Park-Ohio or any direct or indirect parent of Park-Ohio as a replacement agency for Moody’s or S&P, as the case may be.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Cash” means cash and Cash Equivalents held by Park-Ohio or any of its Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of Park-Ohio or any of its Restricted Subsidiaries.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Senior Debt” means:

(1) all Indebtedness of Park-Ohio or any Guarantor outstanding under Credit Facilities, and all Hedging Obligations and all banking service, treasury management and other similar Obligations with respect thereto;

(2) any other Indebtedness of Park-Ohio or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Park-Ohio;

(2) any Indebtedness of Park-Ohio or any of its Subsidiaries to Park-Ohio or any of its Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means, the total assets of Park-Ohio, and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent internal balance sheet of Park-Ohio.

“Total Net Leverage Ratio” as of any date of determination means the ratio of (i) Consolidated Total Indebtedness of Park-Ohio and its Restricted Subsidiaries as of the date of the most recent internal balance sheet of Park-Ohio immediately preceding the date on which such calculation is being made, less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of Park-Ohio and its Restricted Subsidiaries on a consolidated basis as of such date of determination to (ii) the Consolidated Cash Flow of Park-Ohio for the most recently ended four full fiscal quarters for which internal financial statements are available as of the date on which such calculation is being made, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Park-Ohio that is designated by the Board of Directors of Park-Ohio as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither Park-Ohio nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Park-Ohio or any of its Restricted Subsidiaries;

(b) Southwest Steel Processing LLC.

Any Subsidiary of a Subsidiary of Park-Ohio designated by the Board of Directors of Park-Ohio as an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offer. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks or other financial institutions, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, certain former citizens and former long-term residents of the U.S., insurance companies, brokers or dealers in securities or commodities, traders in securities that elect to use a mark-to-market method of accounting, U.S. holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, tax-exempt organizations, “controlled foreign corporations” within the meaning of the Code, “passive foreign investment companies” within the meaning of the Code, persons holding the notes as part of a “straddle,” hedging transaction, “conversion transaction,” integrated security transaction or other risk reduction transaction, pension funds, or holders who hold the notes in tax-deferred accounts. In addition, this discussion is limited to persons that hold the notes as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax (such as the gift tax, the estate tax and the Medicare tax) or the effect of any applicable state, local or non-U.S. tax laws. This summary is not binding on the Internal Revenue Service, or “IRS.” We have not sought and will not seek any rulings from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange of the Original Note for U.S. federal income tax purposes. Rather, the Exchange Note a holder receives will be treated as a continuation of the holder’s investment in the corresponding Original Note surrendered in the exchange. Consequently, a holder will not recognize any taxable income, gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer, the holder’s holding period for an Exchange Note will include the holding period for the Original Note exchanged pursuant to the Exchange Offer, and the holder’s tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of ERISA, and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the Exchange Notes or a particular investor. Accordingly, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the Exchange Notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans to which Section 4975 of the Code applies and entities whose underlying assets include “plan assets” by reason of investments in such entity by any employee benefit plan or plan (we refer to each such employee benefit plan, plan or entity, as a “Plan”) and on those persons who are “fiduciaries” with respect to Plans. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the Exchange Notes satisfies ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan.

An investor who is considering acquiring the Exchange Notes with the assets of a Plan must consider whether the acquisition and holding of the Exchange Notes will constitute or result in a non-exempt prohibited transaction. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, (i) sales or exchanges of property (such as the Exchange Notes), or (ii) extensions of credit between a Plan and a party in interest or disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, the trustee, registrar and paying agent or any of their respective affiliates.

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Such exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or “PTCE,” 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions or any other exemption will be available with respect to the Exchange Notes. Any particular transaction involving a party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

As a general rule, governmental plans, as defined in Section 3(32) of ERISA, which we refer to as “Governmental Plans,” church plans, as defined in Section 3(33) of ERISA, that have not made an election under 410(d) of the Code, which we refer to as “Church Plans” and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans generally may be invested in the Exchange Notes without regard to the fiduciary and prohibited transaction considerations under ERISA and Section 4975 of the Code described above. However, Governmental Plans, Church Plans or non-U.S. plans may be subject to other United States federal, state or local laws or non-U.S. laws that regulate their investments, which we refer to as “Similar Law.” A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the Exchange Notes.

The Exchange Notes may be acquired by a Plan,” and any person investing “plan assets” of any Plan or by a Governmental Plan, a Church Plan or a non-U.S. plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the Exchange Notes will be deemed to represent and warrant to us and the trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan or (iv) a non-U.S. plan, (b) it is a Plan and the acquisition and holding of the Exchange Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan or a non-U.S. plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or taxes (in terms of an excise or penalty tax) the acquisition or holding of the Exchange Notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Exchange Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

This Exchange Offer is not a representation by us or the initial purchasers that an acquisition of the Exchange Notes meets all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans or non-U.S. plans or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan or non-U.S. plan.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 180 days from the effective date of the registration statement of which this prospectus forms a part.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of the Original Notes and will indemnify the holders of the Original Notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Jones Day will pass upon the validity of the Exchange Notes. Jones Day will rely as to certain matters under Alabama law upon the opinion of Bradley Arant Boult Cummings LLP, Birmingham, Alabama, and as to certain matters under Indiana law upon the opinion of Ice Miller LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of Park-Ohio Industries, Inc. at December 31, 2016 and 2015, and for each of the three years in the period ended December 31 2016, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. These filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room.

In the event that we discontinue filing reports and other information with the SEC, we have agreed to furnish to the trustee and the holders of the Exchange Notes the information that would be required to be furnished by us by Section 13 of the Exchange Act as if we were subject to such periodic reporting requirements.

We will provide you with a copy of any of our SEC filings (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing to or telephoning us at the following address and telephone number:

Park-Ohio Industries, Inc.

6065 Parkland Boulevard

Cleveland, Ohio 44124

(440) 947-2000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of Park-Ohio Industries, Inc.

We have audited the accompanying consolidated balance sheets of Park-Ohio Industries, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income (loss), shareholder’s equity and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing our audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park-Ohio Industries, Inc. and Subsidiaries at December 31, 2016 and 2015 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

Cleveland, Ohio

March 16, 2017

Park-Ohio Industries, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(In millions, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$54.4	$48.4
Accounts receivable, less allowances for doubtful accounts of $4.0 million at December 31, 2016 and $3.3 million at December 31, 2015	194.4	199.3
Inventories, net	240.6	249.0
Receivables from affiliates	12.8	8.6
Other current assets	53.3	39.0

Total current assets	555.5	544.3
Property, plant and equipment, net	169.6	154.1
Goodwill	86.6	82.0
Intangible assets, net	96.6	92.8
Pension assets	61.7	58.9
Other long-term assets	9.6	7.5

Total assets	$979.6	$939.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$133.7	$129.7
Payables to affiliates	7.0	6.6
Current portion of long-term debt and short-term debt	30.8	17.8
Accrued employee compensation	18.8	26.1
Other accrued expenses	59.8	51.4

Total current liabilities	250.1	231.6
Long-term liabilities, less current portion:
Debt	439.0	445.8
Deferred income taxes	29.0	21.4
Other long-term liabilities	29.8	38.5

Total long-term liabilities	497.8	505.7
Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity:
Common stock, par value $1 per share	—	—
Additional paid-in capital	106.3	96.8
Retained earnings	158.1	128.6
Accumulated other comprehensive loss	(42.7)	(30.0)

Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	221.7	195.4
Noncontrolling interests	10.0	6.9

Total equity	231.7	202.3

Total liabilities and shareholder’s equity	$979.6	$939.6

The accompanying notes are an integral part of these consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Consolidated Statements of Income

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Net sales	$1,276.9	$1,463.8	$1,378.7
Cost of sales	1,073.9	1,228.6	1,144.2

Gross profit	203.0	235.2	234.5
Selling, general and administrative expenses	128.9	134.4	135.6
Asset impairment charge	4.0	—	—
Litigation judgment costs	—	2.2	—

Operating income	70.1	98.6	98.9
Interest expense	28.2	27.9	26.1

Income before income taxes	41.9	70.7	72.8
Income tax expense	9.2	21.5	25.2

Net income	32.7	49.2	47.6
Net income attributable to noncontrolling interest	(0.5)	(0.6)	(1.3)

Net income attributable to ParkOhio common shareholder	$32.2	$48.6	$46.3

The accompanying notes are an integral part of these consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Net income	$32.7	$49.2	$47.6
Other comprehensive income (loss):
Foreign currency translation adjustments	(13.9)	(11.8)	(7.9)
Pension and postretirement benefit adjustments, net of tax	1.2	(4.2)	(9.5)

Total other comprehensive (loss) income	(12.7)	(16.0)	(17.4)

Total comprehensive income, net of tax	20.0	33.2	30.2
Comprehensive income attributable to noncontrolling interest	(0.5)	(0.6)	(1.3)

Comprehensive income attributable to ParkOhio common shareholder	$19.5	$32.6	$28.9

The accompanying notes are an integral part of these consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Consolidated Statements of Shareholder’s Equity

	Common Stock	Additional Paid-In Capital	Retained Earnings(Deficit)	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total
	(In millions)
Balance at January 1, 2014	—	$81.5	$60.7	$3.4	$5.0	$150.6
Other comprehensive income (loss)	—	—	46.3	(17.4)	1.3	30.2
Share-based compensation	—	5.8	—	—	—	5.8
Dividend paid to parent	—	—	(10.0)	—	—	(10.0)
Income tax effect of share-based compensation exercises and vesting	—	1.3	—	—	—	1.3

Balance at December 31, 2014	—	88.6	97.0	(14.0)	6.3	177.9
Other comprehensive income (loss)	—	—	48.6	(16.0)	0.6	33.2
Share-based compensation	—	7.3	—	—	—	7.3
Dividend paid to parent	—	—	(17.0)	—	—	(17.0)
Income tax effect of share-based compensation exercises and vesting	—	0.9	—	—	—	0.9

Balance at December 31, 2015	—	96.8	128.6	(30.0)	6.9	202.3
Other comprehensive income (loss)	—	—	32.2	(12.7)	0.5	20.0
Share-based compensation	—	10.6	—	—	—	10.6
Dividend paid to parent	—	—	(2.5)	—	—	(2.5)
Income tax effect of share-based compensation exercises and vesting	—	(0.6)	—	—	—	(0.6)
Acquisition	—	—	—	—	2.1	2.1
Other	—	(0.5)	(0.2)	—	0.5	(0.2)

Balance at December 31, 2016	—	$106.3	$158.1	$(42.7)	$10.0	$231.7

The accompanying notes are an integral part of these consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2016	2015	2014
	(In millions)
OPERATING ACTIVITIES
Net income	$32.7	$49.2	$47.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.6	27.9	22.4
Asset impairment charges	4.0	—	—
Share-based compensation	10.6	7.3	5.8
Deferred income taxes	2.1	3.1	0.6
Other	—	—	(0.9)
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	13.7	3.8	(27.9)
Inventories	8.6	(15.4)	(8.7)
Prepaid and other current assets	(5.5)	8.8	(14.7)
Accounts payable and accrued expenses	(7.6)	(39.1)	29.4
Other noncurrent liabilities	(6.7)	(12.8)	10.1
Other	(10.0)	4.4	(7.8)

Net cash provided by operating activities	71.5	37.2	55.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(28.5)	(36.5)	(25.8)
Proceeds from sale of assets	—	—	2.1
Business acquisitions, net of cash acquired	(23.4)	—	(72.7)

Net cash used by investing activities	(51.9)	(36.5)	(96.4)
FINANCING ACTIVITIES
(Payments) proceeds from revolving credit facility, net	(36.2)	7.9	50.3
Payments on term loans and other debt	(4.5)	(3.6)	(6.6)
Proceeds from other long-term debt	34.9	2.3	14.2
(Payments) proceeds from capital lease facilities, net	(1.2)	13.8	—
Dividend paid to parent	(2.5)	(17.0)	(10.0)
Income tax effect of share-based compensation exercises and vesting	(0.6)	0.9	1.3
Payment of acquisition earn-out	(2.0)	—	—
Other	—	—	(1.3)

Net cash (used) provided by financing activities	(12.1)	4.3	47.9
Effect of exchange rate changes on cash	(1.5)	(4.9)	(2.8)

Increase in cash and cash equivalents	6.0	0.1	4.6
Cash and cash equivalents at beginning of year	48.4	48.3	43.7

Cash and cash equivalents at end of year	$54.4	$48.4	$48.3

Income taxes paid	$8.7	$19.0	$25.8
Interest paid	$25.9	$25.7	$24.0

The accompanying notes are an integral part of these consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2016 , 2015 and 2014

NOTE 1 — Summary of Significant Accounting Policies

Consolidation and Basis of Presentation: Park-Ohio Industries, Inc. (“ParkOhio,” “we” or the “Company”) is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. The Company operates through three reportable segments: Supply Technologies, Assembly Components and Engineered Products. The consolidated financial statements include the accounts of the Company and all of its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company does not have off-balance sheet arrangements or financings with unconsolidated entities or other persons. The Company leases certain real properties owned by related parties as described in Note 10. Transactions with related parties are not material to the Company’s financial position, results of operations or cash flows.

Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ from those estimates.

Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories: Inventories are stated at the lower of first-in, first-out (“FIFO”) cost or market value.

Major Classes of Inventories	December 31, 2016	December 31, 2015
	(In millions)
Finished goods	$131.4	$147.5
Work in process	43.4	37.4
Raw materials and supplies	65.8	64.1

Inventories, net	$240.6	$249.0

Other inventory items
Inventory reserves	$(30.2)	$29.0

Consigned Inventory	$12.2	$10.3

Property, Plant and Equipment: Property, plant and equipment is carried at cost. Additions and improvements that extend the lives of assets are capitalized and expenditures for repairs and maintenance are charged to operations as incurred. Depreciation and amortization of fixed assets, including capital leases, is computed principally by the straight-line method based on the estimated useful lives of the assets ranging from five to 40 years for buildings, and one to 20 years for machinery and equipment (with the majority in the range of three to ten years).

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes property, plant and equipment:

	December 31, 2016	December 31, 2015
	(In millions)
Property, plant and equipment:
Land and land improvements	$11.3	$8.5
Buildings	77.0	65.3
Machinery and equipment	316.1	309.5
Leased property under capital leases	20.4	16.2

Total property, plant and equipment	424.8	399.5
Less accumulated depreciation	255.2	245.4

Property, plant and equipment, net	$169.6	$154.1

Information regarding depreciation expense of property, plant and equipment follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Depreciation expense	$23.5	$21.5	$17.6

Impairment of Long-Lived Assets: We assess the recoverability of long-lived assets (excluding goodwill) and identifiable acquired intangible assets with finite useful lives, whenever impairment indicators exist. When impairment indicators exist, we measure the recoverability of assets to be held and used by a comparison of the carrying amount of the asset to the expected net future undiscounted cash flows to be generated by that asset. The amount of impairment of identifiable intangible assets with finite useful lives, if any, to be recognized is measured based on projected discounted future cash flows. We measure the amount of impairment of other long-lived assets (excluding goodwill) as the amount by which the carrying value of the asset exceeds the fair value of the asset, which is generally determined, based on projected discounted future cash flows or appraised values.

Goodwill and Indefinite-Lived Assets: In accordance with Accounting Standards Codification (“ASC”) 350, “ Intangibles — Goodwill and Other ” (“ASC 350”), goodwill and indefinite life intangible assets are not amortized, but rather are tested annually for impairment as of October 1, or whenever events or changes in circumstances indicate there may be an indicator of impairment in accordance with ASC 350 . Goodwill is tested for impairment at the reporting unit level and is based on the net assets for each reporting unit, including goodwill and intangible assets, compared to the fair value. Our reporting units have been identified at the component level. The Company completed its annual goodwill and indefinite-lived intangibles impairment testing as of October 1 of each year, noting no impairment. The Company uses an income approach, utilizing a discounted cash flow mode based on forecasted cash flows and weighted average cost of capital, and other valuation techniques to determine fair value.

See Notes 4 and 5 of the consolidated financial statements for additional disclosure on goodwill and indefinite-lived intangibles.

Fair Values of Financial Instruments: Certain financial instruments are required to be recorded at fair value. The Company measures financial assets and liabilities at fair value in three levels of inputs. The three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is:

Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Level 2 — Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Changes in assumptions or estimation methods could affect the fair value estimates; however, we do not believe any such changes would have a material impact on our financial condition, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and borrowings under the Credit Agreement (as defined in Note 6) approximate fair value at December 31, 2016 and December 31, 2015 because of the short-term nature of these instruments. The fair values of long-term debt and pension plan assets are disclosed in Note 6 and Note 11, respectively.

The Company has not changed its valuation techniques for measuring fair value during 2016 , and there were no transfers between levels during the periods presented.

Income Taxes: The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and the tax bases of assets and liabilities and are measured using the current enacted tax rates. In determining these amounts, management determined the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, cumulative earnings and losses, expectations of future earnings, taxable income and the extended period of time over which the postretirement benefits will be paid and accordingly records valuation allowances if, based on the weight of available evidence it is more likely than not that some portion or all of our deferred tax assets will not be realized as required by ASC 740, “Income Taxes” (“ASC 740”).

Share-Based Compensation: The Company follows the provisions of ASC 718, “Compensation — Stock Compensation” (“ASC 718”), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their grant date fair values. Compensation expense for awards with service conditions only that are subject to graded vesting is recognized on a straight-line basis over the term of the vesting period. Compensation expense of performance-based awards is recognized as an expense over the vesting periods of the awards using the accelerated attribution method once performance is deemed probable.

Park-Ohio Holdings Corp. (“Holdings”) grants share-based compensation awards to Industries’ employees. In accordance with ASC 718, such costs are allocated to Industries. Under the provisions of Holdings’ 2015 Equity and Incentive Compensation Plan (“2015 Plan”), which is administered by the Compensation Committee of Holdings’ Board of Directors, incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted share units, performance shares or stock awards may be awarded to directors and all employees of the Company and its subsidiaries. The 2015 Plan replaces in its entirety the 1998 Long-Term Incentive Plan, as amended (“1998 Plan”), but shares that remained available under the 1998 Plan were added to the aggregate share limit under that 2015 Plan. Stock options will be exercisable in whole or in installments as may be determined provided that no options will be exercisable more than ten years from date of grant. The exercise price will be the fair value at the date of grant. The aggregate number of shares of Holdings’ common stock that may be awarded under the 2015 Plan is 367,977.

Revenue Recognition: The Company recognizes revenue, other than from long-term contracts, when title is transferred to the customer, typically upon shipment. Revenue from long-term contracts is accounted for under the percentage of completion method, and recognized on the basis of the percentage each contract’s cost to date bears to the total estimated contract cost. We follow this method since reasonably dependable estimates of revenue and costs of a contract can be made. Revenue earned on contracts in process that are in excess of billings is classified as unbilled contract revenues in Other current assets in the Consolidated Balance Sheet. Billings in excess of revenues earned on contracts in process are classified in Other accrued expenses in the Consolidated Balance Sheet and totaled $22.7 million and $16.8 million at December 31, 2016 and 2015, respectively.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Cost of Sales : Cost of sales is primarily comprised of direct materials and supplies consumed in the manufacture of product; manufacturing labor, depreciation expense and direct overhead expense; and shipping and handling costs.

Accounts Receivable and Allowance for Doubtful Accounts: Accounts receivable are recorded at net realizable value. Accounts receivable are reduced by an allowance for amounts that may become uncollectable in the future. The Company’s policy is to identify and reserve for specific collectability concerns based on customers’ financial condition and payment history, as well as a general reserve based on historical trends and other information. During 2016 and 2015 , we sold approximately $81.6 million and $118.5 million , respectively, of accounts receivable to mitigate accounts receivable concentration risk and to provide additional financing capacity. In compliance with ASC 860, “Transfers and Servicing”, sales of accounts receivable are reflected as a reduction of accounts receivable in the Consolidated Balance Sheets and the proceeds are included in cash flows from operating activities in the Consolidated Statements of Cash flows. In 2016 and 2015 , an expense in the amount of $0.5 million and $0.6 million , respectively, related to the discount on sale of accounts receivable is recorded in the Consolidated Statements of Income.

Concentration of Credit Risk: The Company sells its products to customers in diversified industries. The Company performs ongoing credit evaluations of its customers’ financial condition but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. As of December 31, 2016 , the Company had uncollateralized receivables with six customers in the automotive industry, each with several locations, aggregating $ 37.8 million , which represented approximately 19% of the Company’s trade accounts receivable. During 2016 , sales to these customers amounted to approximately $ 276.9 million , which represented approximately 22% of the Company’s net sales.

Environmental: The Company expenses environmental costs related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Costs that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company records a liability when environmental assessments and/or remedial efforts are probable and can be reasonably estimated. The estimated liability of the Company is not reduced for possible recoveries from insurance carriers and is undiscounted.

Foreign Currency Translation: The functional currency for a majority of subsidiaries outside the United States is the local currency. Financial statements for these subsidiaries are translated into U.S. dollars at year-end exchange rates for assets and liabilities and weighted-average exchange rates for revenues and expenses. The resulting translation adjustments are recorded in Accumulated other comprehensive income (loss) in shareholder’s equity. Gains and losses resulting from foreign currency translations, including intercompany transactions that are not considered permanent investments, are included in the Consolidated Statements of Income.

Warranties: Warranty liabilities are primarily associated with the Company’s industrial equipment business unit and the fluid routing solutions business. The Company estimates the amount of warranty claims on sold products that may be incurred based on current and historical data. The actual warranty expense could differ from the estimates made by the Company based on product performance. The following table presents the changes in the Company’s product warranty liability:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Balance at January 1,	$6.1	$6.9	$5.4
Claims paid during the year	(3.7)	(4.7)	(2.9)
Warranty expense	2.0	4.0	4.0
Acquired warranty liabilities	2.8	—	—
Other	(0.1)	(0.1)	0.4

Balance at December 31,	$7.1	$6.1	$6.9

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Accounting Pronouncements Adopted

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-03, “Interest-Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs.” The ASU requires an entity to present debt issuance costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the debt issuance costs will continue to be reported as interest expense. The Company adopted this ASU during the first quarter of 2016 and applied this standard retrospectively to 2015. The new guidance impacted only the presentation of the Company’s financial position and did not affect the Company’s results of operations or cash flows. Refer to Note 6 for the impact on our consolidated balance sheet at December 31, 2015.

In May 2015, the FASB issued ASU No. 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or Its Equivalent).” Under the new guidance, investments measured at net asset value (“NAV”), as a practical expedient for fair value, are excluded from the fair value hierarchy. Removing investments measured using the practical expedient from the fair value hierarchy is intended to eliminate the diversity in practice that currently exists with respect to the categorization of these investments. The new guidance was effective for the Company on January 1, 2016. The guidance impacted the presentation of certain pension related assets that use NAV as a practical expedient. See Note 11 for additional information.

Recent Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which was the result of a joint project by the FASB and International Accounting Standards Board to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. generally accepted accounting principles and International Financial Reporting Standards. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The ASU will require either retrospective application to each prior reporting period presented or retrospective application with the cumulative effect of initially applying the standard recognized at the date of adoption. The Company is in the process of analyzing the impact of ASU 2014-09, and the related ASUs, across all its businesses. This includes reviewing current accounting policies and practices to identify potential differences that would result from applying the requirements under the new standard. The Company expects to adopt the new standard using the modified retrospective approach, under which the cumulative effect of initially applying the new guidance is recognized as an adjustment to the opening balance of retained earnings upon adoption effective January 1, 2018. We are still evaluating the impact and an estimation of the impact cannot be made at this time.

In January 2016, the FASB issued ASU 2016-1, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in this update address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The Board also is addressing measurement of credit losses on financial assets in a separate project. This ASU is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is not permitted. The new guidance will be applied prospectively. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The amendment establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease-term of more than twelve months. This ASU is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The new standard requires a modified retrospective transition for capital or operating leases existing at or entered into after the beginning of the earliest comparative period presented in the financial statements, but it does not require transition accounting for leases that expire prior to the date of initial application. The Company is currently evaluating the impact of adopting this guidance.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The ASU simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

as classification of related amounts within the statement of cash flows. The ASU is effective for fiscal years beginning with the first quarter of 2017, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” The objective of the ASU is to identify, evaluate, and improve areas of GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to uses of the financial statements. The ASU is effective for fiscal years beginning with the first quarter of 2018, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

No other recently issued ASUs are expected to have a material impact on our results of operations, financial condition or liquidity.

NOTE 2 — Segments

The Company operates through three reportable segments: Supply Technologies, Assembly Components and Engineered Products. Supply Technologies provides our customers with Total Supply Management™ services for a broad range of high-volume, specialty production components. Assembly Components manufactures cast aluminum components, automotive and industrial rubber and thermoplastic products, gasoline direct injection systems, fuel filler and hydraulic assemblies for automotive, agricultural equipment, construction equipment, heavy-duty truck and marine equipment industries, and also provides value-added services such as design and engineering, machining and assembly. Engineered Products operates a diverse group of niche manufacturing businesses that design and manufacture a broad range of high quality products engineered for specific customer applications.

For purposes of measuring business segment performance, the Company utilizes segment operating income, which is defined as revenues less expenses identifiable to the product lines within each segment. The Company does not allocate items that are non-operating; unusual in nature; or are corporate costs, which include but are not limited to executive compensation and corporate office costs. Segment operating income reconciles to consolidated income before income taxes by deducting corporate costs, certain non-cash charges and interest expense.

Results by business segment were as follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Net sales:
Supply Technologies	$502.1	$578.7	$559.6
Assembly Components	529.4	569.2	490.5
Engineered Products	245.4	315.9	328.6

	$1,276.9	$1,463.8	$1,378.7

Segment operating income:
Supply Technologies	$40.0	$50.3	$42.5
Assembly Components	50.5	57.9	42.0
Engineered Products	10.6	20.9	42.7

Total segment operating income	101.1	129.1	127.2
Corporate costs	(27.0)	(28.3)	(28.3)
Asset impairment charge	(4.0)	—	—
Litigation judgment costs	—	(2.2)	—
Interest expense	(28.2)	(27.9)	(26.1)

Income before income taxes	$41.9	$70.7	$72.8

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Capital expenditures:
Supply Technologies	$6.1	$3.7	$5.8
Assembly Components	16.9	27.3	14.0
Engineered Products	5.5	5.5	2.4
Corporate	—	—	1.5

	$28.5	$36.5	$23.7

Depreciation and amortization expense:
Supply Technologies	$4.7	$4.7	$4.5
Assembly Components	20.1	18.6	14.2
Engineered Products	4.1	4.2	3.3
Corporate	0.7	0.4	0.4

	$29.6	$27.9	$22.4

Identifiable assets:
Supply Technologies	$262.0	$276.3	$277.6
Assembly Components	332.9	344.8	340.5
Engineered Products	304.9	243.1	246.9
Corporate	79.8	75.4	93.8

	$979.6	$939.6	$958.8

The percentage of net sales by product line included in each segment was as follows:

	Year Ended December 31,
	2016	2015	2014
Supply Technologies:
Supply Technologies	85%	87%	88%
Engineered specialty products	15%	13%	12%

	100%	100%	100%

Assembly Components:
Fuel, rubber and plastic products	67%	59%	57%
Aluminum products	33%	41%	43%

	100%	100%	100%

Engineered Products:
Industrial equipment business	79%	81%	78%
Forged and machined products	21%	19%	22%

	100%	100%	100%

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Company’s approximate percentage of net sales by geographic region was as follows:

	Year Ended December 31,
	2016	2015	2014
United States	71%	72%	74%
Asia	8%	8%	6%
Europe	8%	7%	6%
Canada	6%	6%	7%
Mexico	6%	6%	5%
Other	1%	1%	2%

	100%	100%	100%

The basis for attributing revenue to individual geographic regions is customer location.

At December 31, 2016, 2015 and 2014, approximately 68%, 71% and 72%, respectively, of the Company’s assets were located in the United States.

NOTE 3 — Acquisitions

In December 2016, the Company acquired all the outstanding capital stock of GH Electrotermia S.A. (“GH”), headquartered in Valencia, Spain, for $23.4 million in cash (net of $6.3 million cash acquired), plus the assumption of $13.9 million in debt. GH, which had 2016 revenues of approximately $55 million , is a global leader in the design, manufacturing and testing of induction heating equipment and heat treat solutions; operates through its locations in Spain, India, Germany, China and the United States; and strengthens our position as the global leader of induction products and adds key technologies to our already diverse portfolio of induction hardening capabilities. The purchase agreement provides payment of contingent consideration of up to $2.1 million based on achievement of certain EBITDA targets over 2016 and 2017. The estimated fair value of the earn-out, valued using level 3 inputs, was approximately $1.1 million at the date of the acquisition.

The allocation of the purchase price is subject to finalization of the Company’s determination of the fair value of assets acquired and liabilities assumed as of the acquisition date and could materially differ from those presented above. The Company has not yet finalized its analysis of the fair value of property, plant and equipment; intangible assets; noncontrolling interest, deferred taxes and certain other assets and liabilities. The final allocation is expected to be completed as soon as practicable but no later than twelve months after the acquisition date. Below is the estimated purchase price allocation related to the acquisition of GH:

(In millions)
Net assets acquired	$24.7
Goodwill	6.1

Total consideration	30.8
Less:
Cash acquired	(6.3)
Contingent consideration	(1.1)

Cash paid for acquisition, net of cash acquired	$23.4

In December 2014, the Company acquired all the outstanding capital stock of Saet S.p.A. (“Saet”) for $ 22.1 million in cash. Saet is a leader in the design, manufacturing and testing of induction heating equipment and heat treat solutions through its locations in Italy, China, India and Tennessee. The financial results of Saet are included in the Company’s Engineered Products segment from the date of acquisition.

In October 2014, the Company acquired all the outstanding capital stock of Autoform Tool and Manufacturing (“Autoform”) for a total purchase consideration of $48.9 million in cash. The acquisition was funded from borrowings under the revolving credit

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

facility provided by the Credit Agreement. Autoform is a supplier of high pressure fuel lines and fuel rails used in Gasoline Direct Injection systems across a large number of engine platforms. Autoform’s production facilities are located in Indiana. The financial results of Autoform are included in the Company’s Assembly Components segment from the date of acquisition.

In June 2014, the Company acquired all the outstanding capital stock of Apollo Aerospace Group (“Apollo”) for $ 6.5 million, net of cash acquired. Apollo is a supply chain management services company providing Class C production components and supply chain solutions to aerospace customers worldwide. The financial results of Apollo are included in the Company’s Supply Technologies segment from the date of acquisition.

The Apollo purchase agreement provided for potential payment of contingent consideration of up to $2.4 million based on achievement of certain EBITDA targets over two years . In the third quarter of 2016, the Company paid $2.0 million for this earn-out.

NOTE 4 — Goodwill

The changes in the carrying amount of goodwill by reportable segment:

	Supply Technologies	Assembly Components	Engineered Products	Total
	(In millions)
Balance at January 1, 2014	$6.4	$49.0	$5.0	$60.4
Acquisitions	0.7	5.0	23.2	28.9
Foreign currency translation	0.5	—	(0.3)	0.2

Balance at December 31, 2014	7.6	54.0	27.9	89.5
Acquisition adjustments	—	0.1	(6.3)	(6.2)
Foreign currency translation	(0.4)	—	(0.9)	(1.3)

Balance at December 31, 2015	7.2	54.1	20.7	82.0
GH acquisition	—	—	6.1	6.1
Foreign currency translation	(1.1)	—	(0.4)	(1.5)

Balance at December 31, 2016	$6.1	$54.1	$26.4	$86.6

Goodwill associated with the GH, Apollo and Saet acquisitions is not deductible for income tax purposes.

Acquisition adjustments in 2015 relate primarily to measurement period adjustments to the valuation of the Saet acquisition from 2014. The 2014 consolidated financial statements have not been retroactively adjusted as these measurement period adjustments did not have a material impact on such statements.

The 2014 increase relates to the acquisitions of Apollo, Autoform and Saet.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 5 — Other Intangible Assets

Information regarding other intangible assets follows:

		December 31, 2016			December 31, 2015
	Weighted Average Useful Life	Gross Value	Accumulated Amortization	Net Value	Gross Value	Accumulated Amortization	Net Value
		(In millions)
Customer relationships	11.1 years	$75.5	$23.7	$51.8	$76.0	$18.5	$57.5
Indefinite-lived tradenames	*	22.4	*	22.4	18.7	*	18.7
Technology	18.6 years	23.0	1.8	21.2	15.9	0.9	15.0
Other	8.2 years	4.0	2.8	1.2	4.1	2.5	1.6

Total		$124.9	$28.3	$96.6	$114.7	$21.9	$92.8

*	Not applicable. Tradenames have an indefinite life.

As part of the GH acquisition, we acquired an estimated $7.5 million of technology and $4.4 million of indefinite-lived tradename assets. As described in Note 3, the fair value of these intangible assets is subject to the finalization of the fair value analysis, expected to be completed no later than twelve months after the acquisition date.

Amortization expense of other intangible assets follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Amortization expense	$6.1	$6.4	$4.8

We estimate amortization expense for the five years subsequent to December 31, 2016 as follows:

(In millions)
2017	$6.6
2018	$6.4
2019	$6.0
2020	$5.8
2021	$5.8

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 6 — Financing Arrangements

Long-term debt consists of the following:

			Carrying Value at
	Maturity Date	Interest Rate at December 31, 2016	December 31, 2016	December 31, 2015
			(In millions)
Senior Notes	April 1, 2021	8.125%	$250.0	$250.0
Revolving credit facility	July 31, 2019	2.80%	132.8	169.0
Term loan	July 31, 2019	2.88%	23.4	27.9
Industrial Equipment Group European Facilities	December 21, 2021	3.25%	26.4	—
Capital leases	Various	Various	18.8	17.7
Other	Various	Various	23.6	3.5

Gross debt			475.0	468.1
Less current portion of long-term debt			(25.8)	(17.8)
Less short-term debt			(5.0)	—
Less unamortized debt issuance costs (1)			(5.2)	(4.5)

Total long-term debt, net			$439.0	$445.8

(1)	Prior to the adoption of ASU 2015-03 in the first quarter of 2016, debt issuance costs of $4.5 million at December 31, 2015 were reflected in the consolidated balance sheet in Other long-term assets. Such amount was reclassified to Long-term debt for comparative purposes.

On December 21, 2016, the Company, through its subsidiary, Industrial Equipment Group European Holding Company Limited subsidiary, entered into a financing agreement with Banco Bolbao Vizcaya Argentaria, S.A. The financing agreement provides the Company the ability to borrow up to $36.9 million , including a loan for $26.4 million for the acquisition of GH as well as a revolving credit facility for up to $10.5 million to fund working capital and general corporate needs. The full amount of the loan is outstanding as of December 31, 2016; no amounts have been drawn on the revolving credit facility as of December 31, 2016.

In addition to the Agreement, the Company also assumed long-term debt of $8.9 million and short-term debt of $5.0 million as part of the GH acquisition.

On April 22, 2016, the Company further amended its credit facility (the “Amended Credit Agreement”) to:

•	increase the revolving credit facility to $300.0 million;

•	increases the inventory advance rate from 50% to 60% , reducing back to 50% on a pro-rata quarterly basis over 36 months commencing July 1, 2016;

•	reload the term loan up to $35.0 million , of which $23.4 million has been borrowed and is outstanding as of December 31, 2016;

•	increases the Canadian sub-limit up to $35.0 million;

•	increases the European sub-limit up to $25.0 million; and

•	provide minor pricing adjustments including pricing the first $35.0 million drawn on the revolver at LIBOR + 3.50%, reducing automatically on a pro-rata quarterly basis over 36 months commencing July 1, 2016.

Under the Amended Credit Agreement, a detailed borrowing base formula provides borrowing availability to the Company based on percentages of eligible accounts receivable and inventory.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

At the Company’s election, domestic amounts borrowed under the revolving credit facility may be borrowed at either: LIBOR plus 1.5% to 2.5% ; or the bank’s prime lending rate minus 0.25% to 1.25%. The LIBOR-based interest rate is dependent on the Company’s debt service coverage ratio, as defined in the Amended Credit Agreement.

Amounts borrowed under the Canadian revolving credit facility provided by the Amended Credit Agreement may be borrowed at either: the Canadian deposit offered rate plus 1.5% to 2.5%; the Canadian prime lending rate plus 0.0% to 1.0%; or the US base rate plus 0.0% to 1.0%.

On October 21, 2015, the Company, through its subsidiary, Southwest Steel Processing LLC, entered into a financing agreement with the Arkansas Development Finance Authority. The agreement provides the Company the ability to borrow up to $11.0 million for expansion of its manufacturing facility in Arkansas. The loan matures in September 2025. The Company has borrowed $6.2 million under this agreement as of December 31, 2016.

On August 13, 2015, the Company entered into a capital lease agreement (the “Lease Agreement”). The Lease Agreement provides the Company up to $50.0 million for capital leases. See Note 10 for additional disclosure.

The term loan is amortized based on a seven -year schedule with the balance due at maturity (July 31, 2019). The Amended Credit Agreement also reduced the commitment fee for the revolving credit facility. At the Company’s election, amounts borrowed under the term loan may be borrowed at either: LIBOR plus 2.0% to 3.0%; or the bank’s prime lending rate minus 0.75% to plus 0.25%.

At December 31, 2016, the Company had approximately $106.2 million of unused borrowing capacity under the revolving credit facility.

The following table represents fair value information of the Company’s senior notes due 2021 (the “Senior Notes”), classified as Level 1, at December 31, 2016 and 2015. The fair value was estimated using quoted market prices.

	December 31, 2016	December 31, 2015
	(In millions)
Carrying amount	$250.0	$250.0
Fair value	$257.5	$263.4

Maturities of short-term and long-term debt, excluding capital leases, during each of the five years subsequent to December 31, 2016 are as follows:

(In millions)
2017	$24.7
2018	$20.8
2019	$138.4
2020	$8.1
2021	$263.1

Foreign subsidiaries of the Company had $42.4 million of borrowings at December 31, 2016 and $0.8 million at December 31, 2015 and outstanding bank guarantees of approximately $ 9.9 million and $ 3.9 million at December 31, 2016 and 2015, respectively, under their credit arrangements.

The Senior Notes are general unsecured senior obligations of the Company and are fully and unconditionally guaranteed on a joint and several basis by all material 100% owned domestic subsidiaries of the Company. Provisions of the indenture governing the Senior Notes and the Credit Agreement contain restrictions on the Company’s ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

otherwise dispose of a substantial portion of assets or to merge or consolidate with an unaffiliated entity. At December 31, 2016, the Company was in compliance with all financial covenants of the Credit Agreement.

The weighted average interest rate on all debt was 5.73% at December 31, 2016 and 5.47% at December 31, 2015.

NOTE 7 — Income Taxes

Income before income taxes consists of the following:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
United States	$16.3	$44.9	$54.3
Outside the United States	25.6	25.8	18.5

	$41.9	$70.7	$72.8

Income taxes consists of the following:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Current expense:
Federal	$0.3	$11.7	$17.6
State	0.2	0.7	0.8
Foreign	6.6	6.0	6.2

	7.1	18.4	24.6
Deferred expense (benefit):
Federal	0.9	2.9	1.1
State	0.5	0.6	(0.8)
Foreign	0.7	(0.4)	0.3

	2.1	3.1	0.6

Income tax expense	$9.2	$21.5	$25.2

A reconciliation of income tax expense computed by applying the statutory federal income tax rate to income before income taxes as recorded is as follows:

	Year Ended December 31,
	2016	2015	2014
	(In millions)
Tax at U.S. statutory rate	$14.7	$24.7	$25.4
Effect of state income taxes, net	0.2	0.6	1.4
Effect of foreign operations	(2.1)	(1.6)	(0.9)
Valuation allowance	0.5	(0.7)	(1.1)
Uncertain tax positions	(4.0)	0.1	0.3
Non-deductible items	0.6	0.5	1.0
Non-deductible compensation	0.8	1.2	0.8
Manufacturer’s deduction	(0.5)	(1.1)	(1.4)
Other, net	(1.0)	(2.2)	(0.3)

Total	$9.2	$21.5	$25.2

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Significant components of the Company’s net deferred income tax assets and liabilities are as follows:

	Year Ended December 31,
	2016	2015
	(In millions)
Deferred income tax assets:
Postretirement benefit obligation	$3.6	$4.8
Inventory	13.7	12.0
Net operating loss and credit carryforwards	10.8	6.1
Warranty reserve	2.1	1.9
Accrued litigation	2.8	2.9
Compensation	4.1	6.0
Other	9.8	10.1

Total deferred income tax assets	46.9	43.8
Deferred income tax liabilities:
Depreciation and amortization	16.0	15.2
Pension	22.1	21.0
Intangible assets	23.3	19.3
Other	5.2	1.6

Total deferred income tax liabilities	66.6	57.1

Net deferred income tax liabilities prior to valuation allowances	(19.7)	(13.3)
Valuation allowances	(5.3)	(4.8)

Net deferred income tax liability	$(25.0)	$(18.1)

At December 31, 2016 , the Company has U.S., state and foreign net operating loss carryforwards for income tax purposes. The foreign net operating loss carryforward is $22.1 million , of which $5.5 million expires between 2017 and 2036 and the remainder has no expiration date. The Company has a tax benefit from a state net operating loss carryforward of $2.7 million that expires between 2017 and 2036 . The Company also has a tax benefit from a non-consolidated U.S. net operating loss carryforward of $1.1 million that expires between 2035 and 2036 .

As of December 31, 2016 and 2015 , the Company was not in a cumulative three -year loss position and it was determined that it was more likely than not that its U.S. deferred tax assets will be realized. As of December 31, 2014, the Company reversed a valuation allowance of $1.3 million against its state net operating loss carryforward. As of December 31, 2016 and 2015 , the Company recorded valuation allowances of $4.5 million and $4.2 million , respectively, against certain foreign net deferred tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities). The Company reviews all valuation allowances related to deferred tax assets and will reverse these valuation allowances, partially or totally, when appropriate under ASC 740.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2016	2015	2014
	(In millions)
Unrecognized Tax Benefit — January 1,	$6.3	$6.5	$5.9
Gross Increases to Tax Positions Related to Prior Years	0.3	0.3	0.8
Gross Decreases to Tax Positions Related to Prior Years	—	(0.1)	(0.2)
Expiration of Statute of Limitations	(3.7)	(0.4)	—

Unrecognized Tax Benefit — December 31,	$2.9	$6.3	$6.5

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is $2.4 million at December 31, 2016 and $5.5 million at December 31, 2015. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2016 and 2015, the Company recognized approximately $(1.4) million and $0.2 million , respectively, in net interest and penalties. The Company had approximately $0.4 million and $1.9 million for the payment of interest and penalties accrued at December 31, 2016 and 2015, respectively. It is reasonably possible that within the next twelve months the amount of gross unrecognized tax benefits could be reduced by approximately $1.4 million as a result of the closure of tax statutes related to existing uncertain tax positions.

The Company is subject to taxation in the U.S. and various state and foreign jurisdictions. The Company’s tax years for 2013 through 2016 remain open for examination by the Internal Revenue Service and 2012 through 2016 remain open for examination by various state and foreign taxing authorities.

Deferred taxes have not been provided on approximately $131.1 million of undistributed earnings of the Company’s foreign subsidiaries as it is the Company’s policy and intent to permanently reinvest such earnings. The Company has determined that it is not practicable to determine the unrecognized tax liability on such undistributed earnings.

NOTE 8 — Share-Based Compensation

A summary of Holdings’ stock option activity as of December 31, 2016 and changes during the year then ended is presented below:

	2016
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(In whole shares)			(In millions)
Outstanding — beginning of year	60,000	$19.41
Granted	—	—
Exercised	(22,000)	19.60
Canceled or expired	—	—

Outstanding — end of year	38,000	$19.30	1.1 years	$0.9

Options exercisable	38,000	$19.30	1.1 years	$0.9

Exercise prices for options outstanding as of December 31, 2016 range from $15.61 to $24.92.

The total intrinsic value of options exercised during the years ended December 31, 2016, 2015 and 2014 was $0.9 million, $3.3 million and $0.1 million, respectively. Net cash proceeds from the exercise of stock options were $0.5 million, $1.2 million and $0, respectively.

There were no stock options awarded in 2016 , 2015 or 2014.

A summary of Holdings’ restricted share and performance share activity for the year ended December 31, 2016 is as follows:

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	2016
	Time-Based		Performance-Based
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
	(In whole shares)		(In whole shares)
Outstanding — beginning of year	208,429	$36.61	120,000	$48.72
Granted (a)	58,570	30.72	165,000	34.78
Vested	(126,083)	41.00	(40,000)	48.72
Performance- to time-based (b)	80,000	48.72	(80,000)	48.72
Canceled or expired	(4,000)	36.34	—	—

Outstanding — end of year	216,916	$36.94	165,000	$34.78

(a)	Included in the granted amount are 6,020 restricted share units
(b)	During the second quarter of 2016, 40,000 of the performance-based restricted shares granted in 2015 fully vested based on achievement of the performance criteria. In accordance with the grant agreements, the remaining 80,000 shares became time-based, vesting over the remaining two years of the requisite service period.

During the first quarter of 2016, 1,500 shares were awarded, vested and expensed at the time of the award. The value of the award was immaterial.

The Company recognized compensation expense of $10.6 million , $7.3 million and $5.8 million for the years ended December 31, 2016 , 2015 and 2014, respectively, relating to time-based shares and performance shares.

The total fair value of restricted stock units vested during the years ended December 31, 2016 , 2015 and 2014 was $5.1 million, $9.0 million and $11.5 million, respectively.

As of December 31, 2016, the Company had unrecognized compensation expense of $7.5 million , before taxes, related to stock option awards and restricted shares. The unrecognized compensation expense is expected to be recognized over a total weighted average period of 1.4 years.

The number of shares available for future grants for all Holdings’ plans at December 31, 2016 is 367,977.

NOTE 9 — Commitments, Contingencies and Litigation Judgment

The Company is subject to various pending and threatened legal proceedings arising in the ordinary course of business. Although the Company cannot precisely predict the amount of any liability that may ultimately arise with respect to any of these matters, the Company records provisions when it considers the liability probable and reasonably estimable. Our provisions are based on historical experience and legal advice, reviewed quarterly and adjusted according to developments. Estimating probable losses requires the analysis of multiple forecasted factors that often depend on judgments about potential actions by third parties, such as regulators, courts, and state and federal legislatures. Changes in the amounts of our loss provisions, which can be material, affect our financial condition. Due to the inherent uncertainties in the process undertaken to estimate potential losses, we are unable to estimate an additional range of loss in excess of our accruals. While it is reasonably possible that such excess liabilities, if they were to occur, could be material to operating results in any given quarter or year of their recognition, we do not believe that it is reasonably possible that such excess liabilities would have a material adverse effect on our long-term results of operations, liquidity or consolidated financial position.

Our subsidiaries are involved in a number of contractual and warranty related disputes. At this time, we cannot reasonably determine the probability of a loss, and the timing and amount of loss, if any, cannot be reasonably estimated. We believe that appropriate liabilities for these contingencies have been recorded; however, actual results may differ materially from our estimates.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

IPSCO Tubulars Inc. d/b/a TMK IPSCO sued Ajax Tocco Magnethermic Corporation (“ATM”), a subsidiary of Industries, in the United States District Court for the Eastern District of Arkansas claiming that equipment supplied by ATM for heat treating certain steel pipe at IPSCO’s Blytheville, Arkansas facility did not perform as required by the contract. The complaint alleged causes of action for breach of contract, gross negligence and constructive fraud. IPSCO sought approximately $10 million in damages plus an unspecified amount of punitive damages. ATM denied the allegations. ATM subsequently obtained summary judgment on the constructive fraud claim, which was dismissed by the district court prior to trial. The remaining claims were the subject of a bench trial that occurred in May 2013. After IPSCO presented its case, the district court entered partial judgment in favor of ATM, dismissing the gross negligence claim, a portion of the breach of contract claim, and any claim for punitive damages. The trial proceeded with respect to the remainder of IPSCO’s claim for breach of contract. In September 2013, the district court issued a judgment in favor of IPSCO in the amount of $5.2 million, which the Company recognized and accrued for at that time. IPSCO subsequently filed a motion seeking to recover $3.8 million in attorneys’ fees and costs. The district court reserved ruling on that issue pending an appeal. In October 2013, ATM filed an appeal with the U.S. Court of Appeals for the Eighth Circuit seeking reversal of the judgment in favor of IPSCO. In November 2013, IPSCO filed a cross-appeal seeking reversal of the dismissal of its claim for gross negligence and punitive damages. The Eighth Circuit issued an opinion in March 2015 affirming in part, reversing in part, and remanding the case. It affirmed the district court’s determination that ATM was liable for breach of contract. It also affirmed the district court’s dismissal of IPSCO’s claim for gross negligence and punitive damages. However, the Eighth Circuit reversed nearly all of the damages awarded by the district court and remanded for further findings on the issue of damages, including whether consequential damages are barred under the express language of the contract. Because IPSCO did not appeal the award of $5.2 million in its favor, those damages could be decreased, but could not be increased, on remand. On remand, the district court entered an order once again awarding IPSCO $5.2 million . In December 2015, ATM filed a second appeal with the Eighth Circuit seeking reversal of the damages award. That appeal is pending. In March 2016, the district court issued an order granting, in part, IPSCO’s motion for fees and costs and awarding $2.2 million to IPSCO, which the Company accrued for as of December 31, 2015. ATM filed a third appeal of that decision. As of December 31, 2016, the Company had $7.4 million accrued for this matter.

In August 2013, we received a subpoena from the staff of the SEC in connection with the staff’s investigation of a third party. At that time, we also learned that the Department of Justice (“DOJ”) is conducting a criminal investigation of the third party. In connection with its initial response to the staff’s subpoena, we disclosed to the staff of the SEC that, in November 2007, the third party participated in a payment on behalf of us to a foreign tax official that implicates the Foreign Corrupt Practices Act.

The Board of Directors formed a special committee to review our transactions with the third party and to make any recommendations to the Board of Directors with respect thereto.

The Company intends to cooperate fully with the SEC and the DOJ in connection with their investigations of the third party and with the SEC in light of the Company’s disclosure. The Company is unable to predict the outcome or impact of the special committee’s investigation or the length, scope or results of the SEC’s review or the impact on its results of operations.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 10 — Lease Arrangements

Future minimum lease commitments during each of the five years following December 31, 2016 and thereafter are as follows:

	(In millions)
	Capital Leases	Operating leases
2017	$6.6	$15.8
2018	4.3	11.9
2019	4.3	8.0
2020	3.9	5.4
2021	0.7	3.8
Thereafter	—	17.6

Total minimum lease payments	19.8	$62.5

Amounts representing interest	(1.0)

Present value of minimum lease payments	18.8
Current maturities	(6.1)

Long-term capital lease obligation	$12.7

Rental expense for 2016 , 2015 and 2014 was $18.5 million , $19.7 million and $18.6 million, respectively.

Certain of the Company’s leases are with related parties at an annual rental expense of approximately $2.4 million . Transactions with related parties are not material to the Company’s financial position, results of operations or cash flows.

Assets recorded under capital leases are included in property, plant and equipment and consist of the following:

	December 31, 2016	December 31, 2015
Machinery and equipment	$20.4	$16.2
Less accumulated depreciation	2.3	0.5

	$18.1	$15.7

Amortization of machinery and equipment under capital leases is included in depreciation expense. Capital lease obligations of $18.8 million were borrowed from the $50.0 million Lease Agreement to acquire machinery and equipment during 2016.

NOTE 11 — Pensions and Postretirement Benefits

The Company and its subsidiaries have pension plans, principally noncontributory defined benefit or noncontributory defined contribution plans, covering substantially all employees. In addition, the Company has an unfunded postretirement benefit plan. One of its defined benefit plans, covering most U.S. employees not covered by collective bargaining agreements, utilizes a cash balance formula. Under a cash balance formula, a plan participant accumulates a retirement benefit consisting of pay credits that are based upon a percentage of current eligible earnings and current interest credits. For the remaining defined benefit plans, benefits are based on the employee’s years of service. For the defined contribution plans, the costs charged to operations and the amount funded are based upon a percentage of the covered employees’ compensation.

The Company’s objective for the pension plan is to monitor the funded ratio; create general investment goals in regards to acceptable risk and liquidity needs ensuring the long-term interests of participants and beneficiaries are considered and manage risk by minimizing the short-term and long-term risk of actual expenses and contribution requirements.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following tables set forth the changes in benefit obligation, plan assets, funded status and amounts recognized in the consolidated balance sheet for the defined benefit pension and postretirement benefit plans as of December 31, 2016 and 2015:

	Pension Benefits		Postretirement Benefits
	2016	2015	2016	2015
	(In millions)
Change in benefit obligation
Benefit obligation at beginning of year	$58.4	$61.1	$13.5	$17.0
Service cost	2.4	2.6	—	—
Interest cost	1.8	2.3	0.3	0.5
Actuarial losses (gains)	0.5	(3.0)	(2.6)	(2.7)
Benefits and expenses paid, net of contributions	(4.6)	(4.6)	(1.2)	(1.3)

Benefit obligation at end of year	$58.5	$58.4	$10.0	$13.5

Change in plan assets
Fair value of plan assets at beginning of year	$117.3	$125.7	$—	$—
Actual return on plan assets	8.3	(2.9)	—	—
Company contributions	—	—	1.2	1.3
Cash transfer to fund postretirement benefit payments	(0.8)	(0.9)	—	—
Benefits and expenses paid, net of contributions	(4.6)	(4.6)	(1.2)	(1.3)

Fair value of plan assets at end of year	$120.2	$117.3	$—	$—

Funded (underfunded) status of the plans	$61.7	$58.9	$(10.0)	$(13.5)

Amounts recognized in the consolidated balance sheets consist of:

	Pension Benefits		Postretirement Benefits
	2016	2015	2016	2015
	(In millions)
Pension assets	$61.7	$58.9	$—	$—
Other current liabilities	—	—	1.2	1.4
Other long-term liabilities	—	—	8.8	12.1

	$61.7	$58.9	$10.0	$13.5

Amounts recognized in Accumulated other comprehensive loss
Net actuarial loss	$25.8	$25.2	$1.7	$4.4
Net prior service cost (credit)	0.3	0.3	(0.2)	(0.3)

Accumulated other comprehensive loss	$26.1	$25.5	$1.5	$4.1

The pension plan weighted-average asset allocation at December 31, 2016 and 2015 and target allocation for 2017 are as follows:

		Plan Assets
	Target 2017	2016	2015
Asset Category
Equity securities	45-75%	61.9%	62.7%
Debt securities	20-40%	24.6%	25.4%
Other	0-20%	13.5%	11.9%

	100%	100%	100%

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table sets forth, by level within the fair value hierarchy, the pension plans assets:

	2016		2015
	Level 1	Total (at Fair Value)	Level 1	Total (at Fair Value)
	(In millions)
Common stock	$40.0	$40.0	$38.3	$38.3
Equity Funds	29.0	29.0	29.1	29.1
Foreign Stock	5.4	5.4	5.7	5.7
U.S. Government obligations	8.1	8.1	7.4	7.4
Fixed income funds	14.1	14.1	14.6	14.6
Corporate Bonds	6.3	6.3	6.8	6.8
Cash and Cash Equivalents	3.3	3.3	1.2	1.2

Total	$106.2		$103.1

Investments measured at net asset value:
Common collective trust		1.1		1.5
Hedge funds		12.9		12.7

Total assets at fair value		$120.2		$117.3

The following tables summarize the assumptions used in the valuation of pension and postretirement benefit obligations at December 31, and the measurement of the net periodic benefit cost in the following year.

	Weighted-Average assumptions as of December 31,
	Pension Benefits			Postretirement Benefits
	2016	2015	2014	2016	2015	2014
Discount rate	3.91%	4.13%	3.82%	3.63%	3.80%	3.60%
Expected return on plan assets	8.25%	8.25%	8.25%	N/A	N/A	N/A
Rate of compensation increase	3.00%	3.00%	3.00%	N/A	N/A	N/A
Medical health care benefits rate increase	N/A	N/A	N/A	6.50%	6.75%	7.00%
Medical drug benefits rate increase	N/A	N/A	N/A	6.50%	6.75%	7.00%
Ultimate health care cost trend rate	N/A	N/A	N/A	5.00%	5.00%	5.00%
Year of ultimate trend rate	N/A	N/A	N/A	2025	2022	2022

In determining its expected return on plan assets assumption for the year ended December 31, 2016 , the Company considered historical experience, its asset allocation, expected future long-term rates of return for each major asset class, and an assumed long-term inflation rate. This assumption was supported by the asset return generation model, which projected future asset returns using simulation and asset class correlation.

Effective December 31, 2015, the Company adopted a change in the method used to estimate the service and interest cost components of net periodic benefit cost for its defined benefit pension plans. Historically, the service and interest cost components were estimated using a single weighted-average discount rate derived from the yield curve used to measure the benefit obligation at the beginning of the period. For 2016, the Company used a spot rate approach by applying the specific spot rates along the yield curve to the relevant projected cash flows in the estimation of the service and interest components of benefit cost, resulting in a more precise measurement. These spot rates were determined as of the measurement date of December 31, 2015. This change does not affect the measurement of total benefit obligations. The change was accounted for as a change in estimate and, accordingly, was accounted for prospectively starting in 2016. The spot rates used to determine service and interest costs ranged from 3.29% to 4.19% for the U.S. pension plan. The reductions in service and interest costs for 2016 associated with this change were $0.1 million and $0.5 million , respectively.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Similar to the changes in the discount rate approach discussed for the pension plans above, effective December 31, 2015, we elected to use an approach that discounts the individual expected cash flows underlying interest and service costs using the applicable spot rates derived from the yield curve used to determine the benefit obligation to the relevant projected cash flows. The spot rates used to determine service and interest costs ranged from 2.93% to 4.43% for the postretirement benefit plans. The reductions in service and interest costs in 2016 associated with this change were $0.0 million and $0.1 million, respectively.

	Pension Benefits			Postretirement Benefits
	2016	2015	2014	2016	2015	2014
	(In millions)
Components of net periodic benefit cost
Service costs	$2.4	$2.6	$2.2	$—	$—	$—
Interest costs	1.8	2.3	2.2	0.3	0.6	0.6
Expected return on plan assets	(9.4)	(10.2)	(10.1)	—	—	—
Amortization of prior service cost (credit)	—	—	0.1	(0.1)	(0.1)	(0.1)
Recognized net actuarial loss	1.1	0.3	—	0.1	0.5	0.5

Benefit (income) costs	$(4.1)	$(5.0)	$(5.6)	$0.3	$1.0	$1.0

Other changes in plan assets and benefit obligations recognized in accumulated other comprehensive (income) loss
AOCI at beginning of year	$25.5	$15.7	$2.2	$4.1	$7.2	$5.8
Net loss (gain) arising during the year	1.7	10.1	13.1	(2.6)	(2.7)	1.8
Recognition of prior service credit	—	—	—	0.1	0.1	0.1
Recognition of actuarial loss	(1.1)	(0.3)	0.4	(0.1)	(0.5)	(0.5)

Total recognized in accumulated other comprehensive loss at end of year	$26.1	$25.5	$15.7	$1.5	$4.1	$7.2

The estimated net loss, prior service cost and net transition obligation for the defined benefit pension plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the year ending December 31, 2017 is $1.1 million .

The estimated net loss and prior service cost for the postretirement plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the year ending December 31, 2017 is less than $ 0.1 million.

Below is a table summarizing the Company’s expected future benefit payments and the expected payments due to Medicare subsidy over the next ten years:

		Postretirement Benefits
	Pension Benefits	Gross	Expected Medicare Subsidy	Net including Medicare Subsidy
	(In millions)
2017	$4.7	$1.3	$0.2	$1.1
2018	4.4	1.2	0.2	1.0
2019	4.3	1.1	0.1	1.0
2020	4.5	1.0	0.1	0.9
2021	4.6	0.9	0.1	0.8
2022 to 2026	23.4	4.0	0.5	3.5

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The Company has a postretirement benefit plan. Under the plan, health care benefits are provided on both a contributory and noncontributory basis. The assumed health care cost trend rate has a significant effect on the amounts reported. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

	1-Percentage Point Increase	1-Percentage Point Decrease
	(In millions)
Effect on total of service and interest cost components in 2016	$—	$—
Effect on postretirement benefit obligation as of December 31, 2016	$0.7	$(0.6)

The Company expects to make no contributions to its defined benefit plans in 2017.

In January 2008, a Supplemental Executive Retirement Plan (“SERP”) for the Company’s Chairman and Chief Executive Officer (“CEO”) was approved by the Compensation Committee of the Board of Directors of the Company. The SERP provides an annual supplemental retirement benefit for up to $0.4 million upon the CEO’s termination of employment with the Company. The vested retirement benefit will be equal to a percentage of the SERP that is equal to the ratio of (1) his credited service with the Company prior to January 1, 2008 (up to a maximum of thirteen years), plus his credited service after January 1, 2008 (up to a maximum of seven years) to (2) twenty years of credited service. In the event of a change in control before the CEO’s termination of employment, he will receive 100% of the SERP. The Company recorded income of $0.2 million in 2016 , and expense of $0.6 million in 2015 and $0.5 million in 2014 related to the SERP.

NOTE 12 — Accumulated Other Comprehensive Income (Loss)

The components of and changes in accumulated other comprehensive income (loss) for the years ended December 31, 2016 , 2015 , and 2014 were as follows:

	Cumulative Translation Adjustment	Pension and Postretirement Benefits	Total
	(In millions)
Balance at January 1, 2014	$2.8	$0.6	$3.4
Foreign currency translation adjustments (a)	(7.9)	—	(7.9)
Pension and OPEB activity, net of tax adjustments (b)	—	(9.5)	(9.5)

Balance at December 31, 2014	(5.1)	(8.9)	(14.0)
Foreign currency translation adjustments (a)	(11.8)	—	(11.8)
Pension and OPEB activity, net of tax adjustments (b)	—	(4.2)	(4.2)

Balance at December 31, 2015	(16.9)	(13.1)	(30.0)
Foreign currency translation adjustments (a)	(13.9)	—	(13.9)
Pension and OPEB activity, net of tax adjustments (b)	—	1.2	1.2

Balance at December 31, 2016	$(30.8)	$(11.9)	$(42.7)

(a)	No income taxes are provided on foreign currency translation adjustments as foreign earnings are considered permanently invested.
(b)	The tax adjustments are reclassified out of accumulated other comprehensive income and included in income tax expense.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

NOTE 13 — Subsequent Events

On January 31, 2017, the Holding’s Board of Directors declared a quarterly dividend of $0.125 per common share. The dividend was paid on March 1, 2017, to shareholders of record as of the close of business on February 15, 2017 and resulted in a cash outlay of approximately $1.6 million.

NOTE 14 — Supplemental Guarantor Information

Each of the material domestic direct and indirect wholly-owned subsidiaries of the Company (the “Guarantor Subsidiaries”) has fully and unconditionally guaranteed, on a joint and several basis, to pay principal, premium, and interest with respect to the Senior Notes. Each of the Guarantor Subsidiaries is “100% owned,” as defined by Rule 3-10(h)(1) of Regulation S-X.

The guarantee of a Guarantor Subsidiary will automatically terminate, and the obligations of such Guarantor Subsidiary under its guarantee of Senior Notes will be released:

(a) in the event of any sale or other disposition of all or substantially all of the assets or all of the capital stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise;

(b) upon designation of any Subsidiary Guarantor as an “unrestricted subsidiary” (as defined in the indenture governing the Senior Notes (the “Indenture”));

(c) upon defeasance or satisfaction and discharge of the Indenture; and

(d) upon the release of such Subsidiary Guarantor’s guarantees under all credit facilities of the Company (other than a release as a result of payment under or a discharge of such guarantee).

The following supplemental condensed consolidating financial statements present condensed consolidating balance sheets as of December 31, 2016 and December 31, 2015 , condensed consolidating statements of income and other comprehensive income (loss) for the years ended December 31, 2016 , 2015 and 2014 , condensed consolidating statements of cash flows for the years ended December 31, 2016 , 2015 and 2014 , and reclassification and elimination entries necessary to consolidate the Parent and all of its subsidiaries. The condensed consolidating financial statements present investments in subsidiaries using the equity method of accounting. The “Parent” reflected in the accompanying supplemental guarantor information is Park-Ohio Industries, Inc., who is also a guarantor.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Balance Sheet

	December 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$54.4	$—	$54.4
Accounts receivable, net	—	125.2	69.2	—	194.4
Inventories, net	—	172.9	67.7	—	240.6
Receivable from affiliates	—	—	12.8	—	12.8
Other current assets	0.7	28.3	24.3	—	53.3

Total current assets	0.7	326.4	228.4	—	555.5
Investment in subsidiaries	492.8	213.8	—	(706.6)	—
Intercompany advances	296.5	78.1	110.5	(485.1)	—
Property, plant and equipment, net	6.2	98.2	65.2	—	169.6
Goodwill	—	56.8	29.8	—	86.6
Intangible assets, net	—	64.8	31.8	—	96.6
Other long-term assets	62.8	4.5	4.0	—	71.3

Total assets	$859.0	$842.6	$469.7	$(1,191.7)	$979.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$—	$100.3	$33.4	$—	$133.7
Payable to affiliates	—	—	7.0	—	7.0
Current portion of long-term and short-term debt	13.2	6.4	11.2	—	30.8
Accrued expenses and other	10.5	36.8	31.3	—	78.6

Total current liabilities	23.7	143.5	82.9	—	250.1
Long-term liabilities, less current portion:
Debt	389.2	12.2	37.6	—	439.0
Deferred tax liabilities	—	20.4	8.6	—	29.0
Other long-term liabilities	16.1	8.5	5.2	—	29.8

Total long-term liabilities	405.3	41.1	51.4	—	497.8
Intercompany advances	198.3	192.2	94.6	(485.1)	—
Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	221.7	465.8	230.8	(696.6)	221.7
Noncontrolling interest	10.0	—	10.0	(10.0)	10.0

Total shareholder’s equity	231.7	465.8	240.8	(706.6)	231.7

Total liabilities and shareholder’s equity	$859.0	$842.6	$469.7	$(1,191.7)	$979.6

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Balance Sheet

	December 31, 2015
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$0.1	$48.3	$—	$48.4
Accounts receivable, net	—	139.7	59.6	—	199.3
Inventories, net	—	183.1	65.9	—	249.0
Receivable from affiliates	—	—	8.6	—	8.6
Other current assets	0.8	34.2	4.0	—	39.0

Total current assets	0.8	357.1	186.4	—	544.3
Investment in subsidiaries	495.4	173.5	—	(668.9)	—
Intercompany advances	249.2	65.4	151.6	(466.2)	—
Property, plant and equipment, net	6.7	112.2	35.2	—	154.1
Goodwill	—	56.5	25.5	—	82.0
Intangible assets, net	—	69.4	23.4	—	92.8
Other long-term assets	57.2	4.8	4.4	—	66.4

Total assets	$809.3	$838.9	$426.5	$(1,135.1)	$939.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$—	$91.5	$38.2	$—	$129.7
Payable to affiliates	—	—	6.6	—	6.6
Current portion of long-term debt	11.7	4.7	1.4	—	17.8
Accrued expenses and other	3.5	53.9	20.1	—	77.5

Total current liabilities	15.2	150.1	66.3	—	231.6
Long-term liabilities, less current portion:
Debt	430.6	14.6	0.6	—	445.8
Deferred income taxes	—	17.1	4.3	—	21.4
Other long-term liabilities	16.4	13.0	9.1	—	38.5

Total long-term liabilities	447.0	44.7	14.0	—	505.7
Intercompany advances	144.8	172.9	148.5	(466.2)	—
Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	195.4	471.2	190.8	(662.0)	195.4
Noncontrolling interest	6.9	—	6.9	(6.9)	6.9

Total shareholder’s equity	202.3	471.2	197.7	(668.9)	202.3

Total liabilities and shareholder’s equity	$809.3	$838.9	$426.5	$(1,135.1)	$939.6

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Income and Other Comprehensive Income (Loss)

	Year Ended December 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$—	$985.6	$291.3	$—	$1,276.9
Cost of sales	—	848.6	225.3	—	1,073.9

Gross profit	—	137.0	66.0	—	203.0
Selling, general and administrative expenses	24.2	69.3	35.4	—	128.9
Asset impairment charges	—	4.0	—	—	4.0
Income (loss) from subsidiaries	84.0	19.2	—	(103.2)	—

Operating income (loss)	59.8	82.9	30.6	(103.2)	70.1
Interest expense	27.1	—	1.1	—	28.2

Income (loss) before income taxes	32.7	82.9	29.5	(103.2)	41.9
Income tax expense	—	1.1	8.1	—	9.2

Net income (loss)	32.7	81.8	21.4	(103.2)	32.7
Net (income) loss attributable to noncontrolling interest	(0.5)	—	(0.5)	0.5	(0.5)

Net income (loss) attributable to ParkOhio common shareholder	$32.2	$81.8	$20.9	$(102.7)	$32.2

Other comprehensive income (loss) (see note 12):
Foreign currency translation adjustments	$(13.9)	$—	$(13.9)	$13.9	$(13.9)
Recognition of actuarial loss (gain), net of tax	1.2	1.2	—	(1.2)	1.2

Comprehensive income (loss), net of tax	20.0	83.0	7.5	(90.5)	20.0
Comprehensive (income) loss attributable to noncontrolling interest	(0.5)	—	(0.5)	0.5	(0.5)

Comprehensive income (loss) attributable to ParkOhio common shareholder	$19.5	$83.0	$7.0	$(90.0)	$19.5

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Income and Other Comprehensive Income (Loss)

	Year Ended December 31, 2015
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$—	$1,135.5	$328.3	$—	$1,463.8
Cost of sales	—	967.6	261.0	—	1,228.6

Gross profit	—	167.9	67.3	—	235.2
Selling, general and administrative expenses	28.6	70.6	35.2	—	134.4
Litigation judgment costs	2.2	—	—	—	2.2
Income (loss) from subsidiaries	106.6	20.6	—	(127.2)	—

Operating income (loss)	75.8	117.9	32.1	(127.2)	98.6
Interest expense	26.6	—	1.3	—	27.9

Income (loss) before income taxes	49.2	117.9	30.8	(127.2)	70.7
Income tax expense	—	14.7	6.8	—	21.5

Net income (loss)	49.2	103.2	24.0	(127.2)	49.2
Net (income) loss attributable to noncontrolling interest	(0.6)	—	(0.6)	0.6	(0.6)

Net income (loss) attributable to ParkOhio common shareholder	$48.6	$103.2	$23.4	$(126.6)	$48.6

Other comprehensive income (loss) (see note 12):
Foreign currency translation adjustments	$(11.8)	$—	$(11.8)	$11.8	$(11.8)
Recognition of actuarial loss (gain), net of tax	(4.2)	(4.2)	—	4.2	(4.2)

Comprehensive income (loss), net of tax	33.2	99.0	12.2	(111.2)	33.2
Comprehensive (income) loss attributable to noncontrolling interest	(0.6)	—	(0.6)	0.6	(0.6)

Comprehensive income (loss) attributable to ParkOhio common shareholder	$32.6	$99.0	$11.6	$(110.6)	$32.6

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Income and Other Comprehensive Income (Loss)

	Year Ended December 31, 2014
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$—	$1,103.0	$275.7	$—	$1,378.7
Cost of sales	—	928.7	215.5	—	1,144.2

Gross profit	—	174.3	60.2	—	234.5
Selling, general and administrative expenses	26.2	74.7	34.7	—	135.6
Income (loss) from subsidiaries	99.5	15.5	—	(115.0)	—

Operating income (loss)	73.3	115.1	25.5	(115.0)	98.9
Interest expense	25.7	—	0.4	—	26.1

Income (loss) before income taxes	47.6	115.1	25.1	(115.0)	72.8
Income tax expense (benefit)	—	17.4	7.8	—	25.2

Net income (loss)	47.6	97.7	17.3	(115.0)	47.6
Net income attributable to noncontrolling interest	(1.3)	—	(1.3)	1.3	(1.3)

Net income (loss) attributable to ParkOhio common shareholder	$46.3	$97.7	$16.0	$(113.7)	$46.3

Other comprehensive income (loss) (see note 12):
Foreign currency translation adjustments	$(7.9)	$—	$(7.9)	$7.9	$(7.9)
Recognition of actuarial (loss) gain, net of tax	(9.5)	(9.5)	—	9.5	(9.5)

Comprehensive income (loss), net of tax	30.2	88.2	9.4	(97.6)	30.2
Comprehensive income attributable to noncontrolling interest	(1.3)	—	(1.3)	1.3	(1.3)

Comprehensive income (loss) attributable to ParkOhio common shareholder	$28.9	$88.2	$8.1	$(96.3)	$28.9

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
OPERATING ACTIVITIES
Net cash (used) provided by operating activities	$(31.5)	$119.2	$14.2	$(30.4)	$71.5
INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	(20.4)	(8.1)	—	(28.5)
Business acquisition, net of cash acquired	—	—	(23.4)	—	(23.4)

Net cash used by investing activities	—	(20.4)	(31.5)	—	(51.9)
FINANCING ACTIVITIES
Intercompany account change	73.9	(98.2)	(6.1)	30.4	—
Proceeds from other long-term debt	1.4	0.1	33.4	—	34.9
Payments on term loans and other debt	(4.5)	—	—	—	(4.5)
Payments on revolving credit facility, net	(36.2)	—	—	—	(36.2)
Payments on capital lease facilities, net	—	(0.8)	(0.4)	—	(1.2)
Payment of acquisition earn-out	—	—	(2.0)	—	(2.0)
Dividend paid to parent	(2.5)	—	—	—	(2.5)
Income tax effect of share-based compensation exercises and vesting	(0.6)	—	—	—	(0.6)

Net cash provided (used) by financing activities	31.5	(98.9)	24.9	30.4	(12.1)
Effect of exchange rate changes on cash	—	—	(1.5)	—	(1.5)

(Decrease) increase in cash and cash equivalents	—	(0.1)	6.1	—	6.0
Cash and cash equivalents at beginning of year	—	0.1	48.3	—	48.4

Cash and cash equivalents at end of year	$—	$—	$54.4	$—	$54.4

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2015
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
OPERATING ACTIVITIES
Net cash (used) provided by operating activities	$(36.4)	$82.0	$33.2	$(41.6)	$37.2
INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	(29.6)	(6.9)	—	(36.5)

Net cash (used) provided by investing activities	—	(29.6)	(6.9)	—	(36.5)
FINANCING ACTIVITIES
Intercompany account change	45.6	(69.0)	(18.2)	41.6	—
Proceeds from other long-term debt	2.3	—	—	—	2.3
(Payments) proceeds on term loans and other debt	(3.3)	1.1	(1.4)	—	(3.6)
Proceeds from revolving credit facility, net	7.9	—	—	—	7.9
Proceeds from capital lease facilities	—	11.8	2.0	—	13.8
Dividend paid to parent	(17.0)	—	—	—	(17.0)
Income tax effect of share-based compensation exercises and vesting	0.9	—	—	—	0.9

Net cash provided (used) by financing activities	36.4	(56.1)	(17.6)	41.6	4.3
Effect of exchange rate changes on cash	—	—	(4.9)	—	(4.9)

(Decrease) increase in cash and cash equivalents	—	(3.7)	3.8	—	0.1
Cash and cash equivalents at beginning of year	—	3.8	44.5	—	48.3

Cash and cash equivalents at end of year	$—	$0.1	$48.3	$—	$48.4

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidating Statement of Cash Flows

	Year Ended December 31, 2014
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
OPERATING ACTIVITIES
Net cash (used) provided by operating activities	$(21.2)	$89.8	$14.4	$(27.1)	$55.9
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(0.2)	(8.3)	(17.3)	—	(25.8)
Proceeds from sale of assets	—	2.1	—	—	2.1
Business acquisitions, net of cash acquired	—	(47.5)	(25.2)	—	(72.7)

Net cash (used) by investing activities	(0.2)	(53.7)	(42.5)	—	(96.4)
FINANCING ACTIVITIES
Intercompany account change	(30.7)	(32.4)	36.0	27.1	—
Proceeds from other long-term debt	14.1	—	0.1	—	14.2
Payments on term loans and other debt	(3.6)	(0.6)	(2.4)	—	(6.6)
Proceeds from revolving credit facility, net	50.3	—	—	—	50.3
Dividend paid to parent	(10.0)	—	—	—	(10.0)
Income tax effect of share-based compensation exercises and vesting	1.3	—	—	—	1.3
Other	—	—	(1.3)	—	(1.3)

Net cash provided (used) by financing activities	21.4	(33.0)	32.4	27.1	47.9
Effect of exchange rate changes on cash	—	—	(2.8)	—	(2.8)

Increase in cash and cash equivalents	—	3.1	1.5	—	4.6
Cash and cash equivalents at beginning of year	—	0.7	43.0	—	43.7

Cash and cash equivalents at end of year	$—	$3.8	$44.5	$—	$48.3

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2017	December 31, 2016
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$57.9	$54.4
Accounts receivable, net	225.9	194.4
Inventories, net	248.6	240.6
Receivable from affiliates	14.9	12.8
Other current assets	56.0	53.3

Total current assets	603.3	555.5
Property, plant and equipment, net	171.3	169.6
Goodwill	87.1	86.6
Intangible assets, net	95.1	96.6
Other long-term assets	73.6	71.3

Total assets	$1,030.4	$979.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$154.5	$133.7
Payable to affiliates	7.0	7.0
Current portion of long-term debt and short-term debt	29.7	30.8
Accrued expenses and other	87.2	78.6

Total current liabilities	278.4	250.1
Long-term liabilities, less current portion:
Debt	452.0	439.0
Deferred income taxes	29.3	29.0
Other long-term liabilities	22.4	29.8

Total long-term liabilities	503.7	497.8
Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	238.0	221.7
Noncontrolling interests	10.3	10.0

Total equity	248.3	231.7

Total liabilities and shareholder’s equity	$1,030.4	$979.6

Refer to the accompanying notes to these unaudited condensed consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In millions)
Net sales	$343.8	$328.0
Cost of sales	288.3	280.2

Gross profit	55.5	47.8
Selling, general and administrative expenses	36.6	32.4
Litigation settlement gain	(3.3)	—
Asset impairment charge	—	4.0

Operating income	22.2	11.4
Interest expense	7.4	7.1

Income before income taxes	14.8	4.3
Income tax expense	4.7	1.6

Net income	10.1	2.7
Net income attributable to noncontrolling interests	(0.3)	—

Net income attributable to ParkOhio common shareholder	$9.8	$2.7

Refer to the accompanying notes to these unaudited condensed consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In millions)
Net income	$10.1	$2.7
Other comprehensive income:
Foreign currency translation adjustment	3.9	2.6
Pension and other postretirement benefit adjustments, net of tax	0.2	0.2

Total other comprehensive income	4.1	2.8

Total comprehensive income, net of tax	14.2	5.5
Comprehensive income attributable to noncontrolling interests	(0.3)	—

Comprehensive income attributable to ParkOhio common shareholder	$13.9	$5.5

Refer to the accompanying notes to these unaudited condensed consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In millions)
OPERATING ACTIVITIES
Net income	$10.1	$2.7
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	7.8	7.4
Litigation settlement gain	(3.3)	—
Asset impairment charge	—	4.0
Share-based compensation expense	2.2	2.5
Changes in operating assets and liabilities:
Accounts receivable	(30.0)	(11.6)
Inventories	(6.5)	(3.5)
Other current assets	(2.3)	(2.6)
Accounts payable and accrued expenses	27.3	16.8
Litigation settlement payment	(4.0)	—
Other	(3.5)	(5.7)

Net cash (used) provided by operating activities	(2.2)	10.0
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6.1)	(8.9)

Net cash used by investing activities	(6.1)	(8.9)
FINANCING ACTIVITIES
Proceeds from (payments on) revolving credit facility, net	13.0	(4.5)
Payments on term loans and other debt	(3.0)	(1.1)
Proceeds from term loans and other debt	—	4.7
Proceeds from (payments on) capital lease facilities, net	1.1	(0.7)

Net cash provided (used) by financing activities	11.1	(1.6)
Effect of exchange rate changes on cash	0.7	0.8

Increase in cash and cash equivalents	3.5	0.3
Cash and cash equivalents at beginning of period	54.4	48.4

Cash and cash equivalents at end of period	$57.9	$48.7

Refer to the accompanying notes to these unaudited condensed consolidated financial statements.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

NOTE 1 — Basis of Presentation

The condensed consolidated financial statements include the accounts of Park-Ohio Industries, Inc. and its subsidiaries (collectively, “we”, “our” or the “Company”). All intercompany accounts and transactions have been eliminated in consolidation. Park-Ohio Industries, Inc. is a wholly-owned subsidiary of Park-Ohio Holdings Corp. (“Holdings”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three -month period ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 . The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 — New Accounting Pronouncements

Accounting Pronouncements Adopted

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.” The ASU simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification of related amounts within the statement of cash flows. The Company adopted this ASU effective January 1, 2017.

ASU 2016-09 requires prospective recognition of excess tax benefits and deficiencies resulting from share-based compensation awards vesting and exercises be recognized as a discrete income tax adjustment in the income statement. Previously, these amounts were recognized in Additional paid-in capital. In the three months ended March 31, 2017, an immaterial amount of net excess tax benefits was recognized as a reduction in income tax expense. In addition, ASU 2016-09 requires excess tax benefits and shortfalls to be prospectively excluded from the assumed future proceeds in the calculation of diluted shares, resulting in an insignificant increase in diluted weighted average shares outstanding for the three months ended March 31, 2017 and an immaterial impact on earnings per share. ASU 2016-09 also requires that excess tax benefits from share-based compensation awards be reported as operating activities in the Condensed Consolidated Statements of Cash Flows. Previously, this activity was included in financing activities on the Condensed Consolidated Statements of Cash Flows. The Company has elected to apply this change on a prospective basis. This change has an immaterial impact on our Condensed Consolidated Statements of Cash Flows. Also, we elected to continue to estimate forfeitures rather than account for them as they occur.

In January 2017, the FASB issued ASU 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill impairment.” The amendments in the ASU simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. The ASU is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company early adopted this guidance for any impairment test performed after January 1, 2017.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

Recent Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which was the result of a joint project by the FASB and International Accounting Standards Board to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. generally accepted accounting principles and International Financial Reporting Standards. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The ASU will require either retrospective application to each prior reporting period presented or modified retrospective application with the cumulative effect of initially applying the standard recognized at the date of adoption. The Company is in the process of analyzing the impact of ASU 2014-09, and the related ASUs, across all its businesses. This includes reviewing current accounting policies and practices to identify potential differences that would result from applying the requirements under the new standard. The Company expects to adopt the new standard using the modified retrospective approach, under which the cumulative effect of initially applying the new guidance is recognized as an adjustment to the opening balance of retained earnings upon adoption effective January 1, 2018. We are still evaluating the impact and an estimation of the impact cannot be made at this time. In addition, the standard requires new substantial disclosures and we continue to evaluate these requirements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The amendments in the ASU address certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The FASB also is addressing measurement of credit losses on financial assets in a separate project. The ASU is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years. Early adoption is not permitted. The new guidance will be applied prospectively. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842).” The ASU establishes a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease term of more than twelve months. The ASU is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The new standard requires a modified retrospective transition for capital or operating leases existing at or entered into after the beginning of the earliest comparative period presented in the financial statements, but it does not require transition accounting for leases that expire prior to the date of initial application. The Company is currently evaluating the impact of adopting this guidance.

In March 2017, the FASB issued ASU 2017-07 “Compensation—Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The ASU requires that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The Company is planning to adopt this standard in the first quarter of 2018. The Company is currently evaluating the impact of adopting this guidance.

No other recently issued ASUs are expected to have a material impact on our results of operations, financial condition or liquidity.

NOTE 3 — Segments

Our operating segments are defined as components of the enterprise for which separate financial information is available and evaluated on a regular basis by our chief operating decision maker to allocate resources and assess performance.

For purposes of measuring business segment performance, the Company utilizes segment operating income, which is defined as revenues less expenses identifiable to the product lines within each segment. The Company does not allocate items that are non-operating; unusual in nature; or are corporate costs, which include but are not limited to executive and share-based

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

compensation and corporate office costs. Segment operating income reconciles to consolidated income before income taxes by deducting corporate costs, certain non-cash items and interest expense.

Results by business segment were as follows:

	Three Months Ended March 31,
	2017	2016
	(In millions)
Net sales:
Supply Technologies	$133.2	$129.9
Assembly Components	139.3	131.7
Engineered Products	71.3	66.4

	$343.8	$328.0

Segment operating income:
Supply Technologies	$11.3	$10.2
Assembly Components	12.5	10.2
Engineered Products	1.7	1.4

Total segment operating income	25.5	21.8
Corporate costs	(6.6)	(6.4)
Litigation settlement gain	3.3	—
Asset impairment charge	—	(4.0)

Operating income	22.2	11.4
Interest expense	(7.4)	(7.1)

Income before income taxes	$14.8	$4.3

NOTE 4 — Acquisition

In December 2016, the Company acquired all the outstanding capital stock of GH Electrotermia S.A. (“GH”), headquartered in Valencia, Spain, for $23.4 million in cash (net of $6.3 million cash acquired), plus the assumption of $13.9 million in debt. The allocation of the purchase price, which is materially unchanged from December 31, 2016, is subject to finalization of the Company’s determination of the fair value of assets acquired and liabilities assumed as of the acquisition date. The Company has not yet finalized its analysis of the fair value of property, plant and equipment; intangible assets; noncontrolling interests; deferred taxes and certain other assets and liabilities. The final allocation is expected to be completed as soon as practicable but no later than twelve months after the acquisition date. In addition, the purchase agreement stipulates potential contingent consideration of up to $2.1 million based on achievement of certain EBITDA targets for 2016 and 2017. The estimated fair value of the contingent consideration, valued using level 3 inputs, was approximately $1.1 million as of March 31, 2017 and December 31, 2016.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

NOTE 5 — Inventories

The components of inventory consist of the following:

	March 31, 2017	December 31, 2016
	(In millions)
Finished goods	$134.7	$131.4
Work in process	45.6	43.4
Raw materials and supplies	68.3	65.8

Inventories, net	$248.6	$240.6

NOTE 6 — Accrued Warranty Costs

The Company estimates warranty claims on products sold that may be incurred based on current and historical data. Actual warranty expense could differ from the estimates made by the Company based on product performance. The following table presents changes in the Company’s product warranty liability for the three months ended March 31, 2017 and 2016:

	2017	2016
	(In millions)
January 1	$7.1	$6.1
Claims paid	(1.0)	(0.6)
Warranty expense, net	1.0	0.7

March 31	$7.1	$6.2

NOTE 7 — Income Taxes

The Company’s tax provision for interim periods is determined using an estimate of its annual effective income tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter, the Company updates its estimated annual effective income tax rate, and if the estimated income tax rate changes, a cumulative adjustment is made.

The effective income tax rates for the first three months of 2017 and 2016 were 31.8% and 37.2%, respectively. The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense. It is reasonably possible that, within the next twelve months, the amount of gross unrecognized tax benefits could be reduced by approximately $1.4 million as a result of the closure of tax statutes related to existing uncertain tax positions.

NOTE 8 — Financing Arrangements

Long-term debt consists of the following:

			Carrying Value at
	Maturity Date	Interest Rate at March 31, 2017	March 31, 2017	December 31, 2016
			(In millions)
Senior Notes due 2021	April 1, 2021	8.125%	$250.0	$250.0
Revolving credit facility	July 31, 2019	4.10%	145.8	132.8
Term Loan	July 31, 2019	3.00%	22.3	23.4
Industrial Equipment Group European Facilities	December 21, 2021	3.25%	26.7	26.4
Capital Leases	Various	Various	19.9	18.8
Other	Various	Various	22.0	23.6

Gross debt			486.7	475.0
Less current portion of long-term debt			(25.3)	(25.8)
Less short-term debt			(4.4)	(5.0)
Less unamortized debt issuance costs			(5.0)	(5.2)

Total long-term debt, net			$452.0	$439.0

See Note 15 - Subsequent Events for a discussion of the Company’s refinancing of its Senior Notes (as defined below) and Amended Credit Agreement (as described below), and the repayment of its term loan on April 17, 2017.

On December 21, 2016, the Company, through its subsidiary, IEGE Industrial Equipment Holding Company Limited, entered into a financing agreement with Banco Bolbao Vizcaya Argentaria, S.A. The financing agreement provides the Company the ability to borrow up to $36.9 million , including a loan for $26.4 million for the acquisition of GH as well as a revolving credit facility for up to $10.5 million to fund working capital and general corporate needs. The full amount of the loan is outstanding as of March 31, 2017; no amounts have been drawn on the $10.5 million revolving credit facility as of March 31, 2017.

On April 22, 2016, the Company further amended its revolving credit facility (the “Amended Credit Agreement”) to

•	increase the revolving credit facility to $300.0 million;

•	increase the inventory advance rate from 50% to 65%, reducing back to 50% on a pro-rata quarterly basis over 36 months commencing July 1, 2016;

•	reload the term loan up to $35.0 million, of which $22.3 million has been borrowed and is outstanding as of March 31, 2017;

•	increase the Canadian sub-limit up to $35.0 million;

•	increase the European sub-limit up to $25.0 million; and

•	provide minor pricing adjustments including pricing the first $35.0 million drawn on the revolving credit facility at LIBOR plus 3.50%, reducing automatically on a pro-rata quarterly basis over 36 months commencing July 1, 2016.

Under the Amended Credit Agreement, a detailed borrowing base formula provides borrowing availability to the Company based on percentages of eligible accounts receivable and inventory. At the Company’s election, domestic amounts borrowed under the Amended Credit Agreement may be borrowed at either: LIBOR plus 1.5% to 2.5% ; or the bank’s prime lending rate minus 0.25% to 1.25% . The LIBOR-based interest rate is dependent on the Company’s debt service coverage ratio, as defined in the Amended Credit Agreement. Amounts borrowed under the sub-limit may be borrowed at either: the Canadian deposit offered rate plus 1.5% to 2.5%; the Canadian prime lending rate plus 0.0% to 1.0%; or the U.S. base rate plus 0.0% to 1.0%.

On October 21, 2015, the Company, through its Southwest Steel Processing LLC subsidiary, entered into a financing agreement with the Arkansas Development Finance Authority. The financing agreement provides the Company the ability to borrow up to $11.0 million for expansion of its manufacturing facility in Arkansas. The financing agreement matures in September 2025. The Company had $6.1 million of borrowings outstanding under this agreement as of March 31, 2017.

On August 13, 2015, the Company entered into a Capital Lease Agreement (the “Lease Agreement”). The Lease Agreement provides the Company up to $50.0 million for capital leases. Capital lease obligations of $19.9 million were borrowed under the Lease Agreement to acquire machinery and equipment as of March 31, 2017.

The term loan is amortized based on a seven -year schedule with the balance due at maturity (July 31, 2019). At the Company’s election, amounts borrowed under the term loan may be borrowed at either: LIBOR plus 2.0% to 3.0%; or the bank’s prime lending rate minus 0.75% to plus 0.25% .

The following table represents fair value information of the Company’s 8.125% Senior Notes due 2021 (the “Senior Notes”), classified as Level 1 using estimated quoted market prices.

	March 31, 2017	December 31, 2016
	(In millions)
Carrying amount	$250.0	$250.0
Fair value	$258.0	$257.5

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

NOTE 9 — Stock-Based Compensation

There was no stock option activity for the three months ended March 31, 2017.

A summary of Holdings’ restricted share activity for the three months ended March 31, 2017 is as follows:

	2017
	Time-Based		Performance-Based
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
	(In whole shares)		(In whole shares)
Outstanding - beginning of year	216,916	$36.94	165,000	$34.78
Granted	15,500	42.60	—	—
Vested	(9,499)	35.13	(55,000)	34.78
Performance-based to time-based (a)	110,000	34.78	(110,000)	34.78
Canceled or expired	(2,000)	37.87	—	—

Outstanding - end of period	330,917	$36.53	—	$—

(a)	During the first quarter of 2017, 55,000 of the performance-based restricted shares granted in 2016 fully vested based on the achievement of the performance criteria. In accordance with the grant agreements, the remaining 110,000 shares became time-based, vesting over the remaining two years of the requisite service period.

Total stock-based compensation expense included in selling, general and administrative expenses during the first three months of 2017 and 2016 was $2.2 million and $2.5 million , respectively. As of March 31, 2017 , there was $6.0 million of unrecognized compensation cost related to non-vested stock-based compensation, which cost is expected to be recognized over a weighted-average period of 1.5 years.

NOTE 10 — Commitments, Contingencies and Litigation Settlement

The Company is subject to various pending and threatened legal proceedings arising in the ordinary course of business. The Company records a liability for loss contingencies in the consolidated financial statements when a loss is known or considered probable and the amount can be reasonably estimated. Our provisions are based on historical experience, current information and legal advice, and they may be adjusted in the future based on new developments. Estimating probable losses requires the analysis of multiple forecasted factors that often depend on judgments and potential actions by third parties. Although it is not possible to predict with certainty the ultimate outcome or cost of these matters, the Company believes they will not have a material adverse effect on our consolidated financial statements.

IPSCO Tubulars Inc. d/b/a TMK IPSCO sued Ajax Tocco Magnethermic Corporation (“ATM”), a subsidiary of the Company, in the United States District Court for the Eastern District of Arkansas claiming that equipment supplied by ATM for heat treating certain steel pipe at IPSCO’s Blytheville, Arkansas facility did not perform as required by the contract. The complaint alleged causes of action for breach of contract, gross negligence and constructive fraud. IPSCO sought approximately $10.0 million in damages plus an unspecified amount of punitive damages. In September 2013, the district court issued a judgment in favor of IPSCO in the amount of $5.2 million , which the Company recognized and accrued for at that time. In March 2016, the district court issued an order granting, in part, IPSCO’s motion for fees and costs and awarding $2.2 million to IPSCO, which the Company accrued for as of December 31, 2015. ATM filed a third appeal of that decision. On March 28, 2017, the Company and IPSCO agreed to a settlement and release of all claims for the payment by the Company of $4.0 million to IPSCO, which was made in March 2017. As of the settlement date, the Company had $7.3 million accrued for this matter. The Company reversed the excess liability and recognized $3.3 million in income in the first quarter of 2017.

Our subsidiaries are involved in a number of contractual and warranty related disputes. We believe that appropriate liabilities for these contingencies have been recorded; however, actual results may differ materially from our estimates.

In August 2013, the Company received a subpoena from the staff of the Securities and Exchange Commission (“SEC”) in connection with the staff’s investigation of a third party. At that time, the Company also learned that the U.S. Department of Justice (“DOJ”) is conducting a criminal investigation of the third party. In connection with its initial response to the staff’s subpoena, the Company disclosed to the staff of the SEC that, in November 2007, the third party participated in a payment on behalf of the Company to a foreign tax official that implicates the Foreign Corrupt Practices Act.

The Board of Directors formed a special committee to review the Company’s transactions with the third party and to make any recommendations to the Board of Directors with respect thereto. The Company intends to cooperate fully with the SEC and the DOJ in connection with their investigations of the third party and with the SEC in light of the Company’s disclosure. The Company is unable to predict the outcome or impact of the special committee’s investigation or the length, scope or results of the SEC’s review or the impact on its results of operations.

NOTE 11 — Pension and Postretirement Benefits

The components of net periodic benefit (income) costs recognized during interim periods were as follows:

	Pension Benefits		Postretirement Benefits
	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
	(In millions)
Service costs	$0.6	$0.6	$—	$—
Interest costs	0.5	0.5	0.1	0.1
Expected return on plan assets	(2.4)	(2.4)	—	—
Recognized net actuarial loss	0.3	0.3	—	0.1

Net periodic benefit (income) costs	$(1.0)	$(1.0)	$0.1	$0.2

Weighted average:
Discount rate	3.91%	4.13%	3.63%	3.80%
Expected return on plan assets	8.25%	8.25%

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

NOTE 12 — Accumulated Other Comprehensive Loss

The components of and changes in accumulated other comprehensive loss for the three months ended March 31, 2017 and 2016 were as follows:

	Cumulative Translation Adjustment	Pension and Postretirement Benefits	Total
	(In millions)
January 1, 2017	$(30.8)	$(11.9)	$(42.7)
Foreign currency translation adjustments (a)	3.9	—	3.9
Pension and OPEB activity, net of tax adjustments (b)	—	0.2	0.2

March 31, 2017	$(26.9)	$(11.7)	$(38.6)

January 1, 2016	$(16.9)	$(13.1)	$(30.0)
Foreign currency translation adjustments (a)	2.6	—	2.6
Pension and OPEB activity, net of tax adjustments (b)	—	0.2	0.2

March 31, 2016	$(14.3)	$(12.9)	$(27.2)

(a)	No income taxes are provided on foreign currency translation adjustments as foreign earnings are considered permanently re-invested.
(b)	The tax adjustments are reclassified out of accumulated other comprehensive income and included in income tax expense.

NOTE 13 — Asset Impairment

In the first quarter of 2016, due to the accelerated end of production in certain programs with an automotive customer, the Company evaluated its long-lived assets in accordance with ASU 360, “Property, Plant and Equipment.” As the carrying value of the assets exceeded the expected undiscounted cash flows, the Company estimated the fair value of these assets to determine whether impairment existed. The fair value of the assets was estimated, using Level 2 inputs, based on the expected sale proceeds of similar machinery and equipment as determined using third party quotes and appraisals. As a result of its analysis, the Company recorded an asset impairment charge of $4.0 million.

NOTE 14 — Supplemental Guarantor Information

Each of the material domestic direct and indirect wholly-owned subsidiaries of the Company (the “Guarantor Subsidiaries”) has fully and unconditionally guaranteed, on a joint and several basis, to pay principal, premium, and interest with respect to the Company’s Senior Notes. Each of the Guarantor Subsidiaries is “100% owned,” as defined by Rule 3-10(h)(1) of Regulation S-X.

The guarantee of a Guarantor Subsidiary will automatically terminate, and the obligations of such Guarantor Subsidiary under its guarantee of Senior Notes will be released:

(a) in the event of any sale or other disposition of all or substantially all of the assets or all of the capital stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise;

(b) upon designation of any Subsidiary Guarantor as an “unrestricted subsidiary” (as defined in the indenture governing the Senior Notes (the “Indenture”);

(c) upon defeasance or satisfaction and discharge of the Indenture; and

(d) upon the release of such Subsidiary Guarantor’s guarantees under all credit facilities of the Company (other than a release as a result of payment under or a discharge of such guarantee).

The following supplemental condensed consolidating financial statements present condensed consolidating balance sheets as of March 31, 2017 and December 31, 2016 , condensed consolidating statements of income and other comprehensive income (loss) for the three months ended March 31, 2017 and 2016 , condensed consolidating statements of cash flows for the three months ended March 31, 2017 and 2016 , and reclassification and elimination entries necessary to consolidate the Parent and all of its subsidiaries. The condensed consolidating financial statements present investments in subsidiaries using the equity method of accounting. The “Parent” reflected in the accompanying supplemental guarantor information is Park-Ohio Industries, Inc., who is also a guarantor.

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Condensed Consolidating Balance Sheets
	March 31, 2017
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$57.9	$—	$57.9
Accounts receivable, net	—	153.3	72.6	—	225.9
Inventories, net	—	173.8	74.8	—	248.6
Receivable from affiliates	—	—	14.9	—	14.9
Other current assets	1.4	32.3	22.3	—	56.0

Total current assets	1.4	359.4	242.5	—	603.3
Investments in subsidiaries	511.3	223.8	—	(735.1)	—
Intercompany advances	298.4	78.5	111.3	(488.2)	—
Property, plant and equipment, net	6.1	98.9	66.3	—	171.3
Goodwill	—	56.8	30.3	—	87.1
Intangible assets, net	—	63.6	31.5	—	95.1
Other long-term assets	64.0	4.3	5.3	—	73.6

Total assets	$881.2	$885.3	$487.2	$(1,223.3)	$1,030.4

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$—	$117.3	$37.2	$—	$154.5
Payable to affiliates	—	—	7.0	—	7.0
Current portion of long-term and short-term debt	13.2	6.0	10.5	—	29.7
Accrued expenses and other	17.5	36.5	33.2	—	87.2

Total current liabilities	30.7	159.8	87.9	—	278.4
Long-term liabilities, less current portion:
Debt	401.3	12.2	38.5	—	452.0
Deferred income taxes	—	20.6	8.7	—	29.3
Other long-term liabilities	15.7	1.1	5.6	—	22.4

Total long-term liabilities	417.0	33.9	52.8	—	503.7
Intercompany advances	185.2	208.0	95.0	(488.2)	—
Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	238.0	483.6	241.2	(724.8)	238.0
Noncontrolling interests	10.3	—	10.3	(10.3)	10.3

Total equity	248.3	483.6	251.5	(735.1)	248.3

Total liabilities and equity	$881.2	$885.3	$487.2	$(1,223.3)	$1,030.4

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Condensed Consolidating Balance Sheets
	December 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Reclassifications/ Eliminations	Consolidated
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$54.4	$—	$54.4
Accounts receivable, net	—	125.2	69.2	—	194.4
Inventories, net	—	172.9	67.7	—	240.6
Receivable from affiliates	—	—	12.8	—	12.8
Other current assets	0.7	28.3	24.3	—	53.3

Total current assets	0.7	326.4	228.4	—	555.5
Investments in subsidiaries	492.8	213.8	—	(706.6)	—
Intercompany advances	296.5	78.1	110.5	(485.1)	—
Property, plant and equipment, net	6.2	98.2	65.2	—	169.6
Goodwill	—	56.8	29.8	—	86.6
Intangible assets, net	—	64.8	31.8	—	96.6
Other long-term assets	62.8	4.5	4.0	—	71.3

Total assets	$859.0	$842.6	$469.7	$(1,191.7)	$979.6

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$—	$100.3	$33.4	$—	$133.7
Payable to affiliates	—	—	7.0	—	7.0
Current portion of long-term and short-term debt	13.2	6.4	11.2	—	30.8
Accrued expenses and other	10.5	36.8	31.3	—	78.6

Total current liabilities	23.7	143.5	82.9	—	250.1
Long-term liabilities, less current portion:
Debt	389.2	12.2	37.6	—	439.0
Deferred income taxes	—	20.4	8.6	—	29.0
Other long-term liabilities	16.1	8.5	5.2	—	29.8

Total long-term liabilities	405.3	41.1	51.4	—	497.8
Intercompany advances	198.3	192.2	94.6	(485.1)	—
Total Park-Ohio Industries, Inc. and Subsidiaries shareholder’s equity	221.7	465.8	230.8	(696.6)	221.7
Noncontrolling interests	10.0	—	10.0	(10.0)	10.0

Total equity	231.7	465.8	240.8	(706.6)	231.7

Total liabilities and shareholder’s equity	$859.0	$842.6	$469.7	$(1,191.7)	$979.6

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Consolidating Statements of Income (Loss) and Comprehensive Income (Loss)
	Three Months Ended March 31, 2017
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$—	$259.3	$84.5	$—	$343.8
Cost of sales	—	222.8	65.5	—	288.3

Gross profit	—	36.5	19.0	—	55.5
Selling, general and administrative expenses	6.3	19.0	11.3	—	36.6
Litigation settlement gain	—	(3.3)	—	—	(3.3)
Income (loss) from subsidiaries	23.2	4.4	—	(27.6)	—

Operating income (loss)	16.9	25.2	7.7	(27.6)	22.2
Interest expense	6.8	—	0.6	—	7.4

Income (loss) before income taxes	10.1	25.2	7.1	(27.6)	14.8
Income tax expense	—	2.5	2.2	—	4.7

Net income (loss)	10.1	22.7	4.9	(27.6)	10.1
Net (income) loss attributable to noncontrolling interests	(0.3)	—	(0.3)	0.3	(0.3)

Net income (loss) attributable to ParkOhio common shareholder	$9.8	$22.7	$4.6	$(27.3)	$9.8

Other comprehensive income (loss) (see note 11):
Net income (loss)	$10.1	$22.7	$4.9	$(27.6)	$10.1
Foreign currency translation adjustment	3.9	—	3.9	(3.9)	3.9
Pension and OPEB activity, net of tax adjustments	0.2	0.2	—	(0.2)	0.2

Comprehensive income (loss), net of tax	14.2	22.9	8.8	(31.7)	14.2
Comprehensive (income) loss attributable to noncontrolling interest	(0.3)	—	(0.3)	0.3	(0.3)

Comprehensive income (loss) attributable to ParkOhio common shareholder	$13.9	$22.9	$8.5	$(31.4)	$13.9

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Consolidating Statements of Income (Loss) and Comprehensive Income (Loss)
	Three Months Ended March 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
Net sales	$—	$251.0	$77.0	$—	$328.0
Cost of sales	—	220.3	59.9	—	280.2

Gross profit	—	30.7	17.1	—	47.8
Selling, general and administrative expenses	4.1	18.5	9.8	—	32.4
Asset impairment	—	4.0	—	—	4.0
Income (loss) from subsidiaries	13.6	4.4	—	(18.0)	—

Operating income (loss)	9.5	12.6	7.3	(18.0)	11.4
Interest expense	6.8	—	0.3	—	7.1

Income (loss) before income taxes	2.7	12.6	7.0	(18.0)	4.3
Income tax expense	—	(0.9)	2.5	—	1.6

Net income (loss)	2.7	13.5	4.5	(18.0)	2.7
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—

Net income (loss) attributable to ParkOhio common shareholder	$2.7	$13.5	$4.5	$(18.0)	$2.7

Other comprehensive income (loss) (see note 11):
Net income (loss)	$2.7	$13.5	$4.5	$(18.0)	$2.7
Foreign currency translation adjustment	2.6	—	2.6	(2.6)	2.6
Pension and OPEB activity, net of tax adjustments	0.2	0.1	—	(0.1)	0.2

Comprehensive income (loss), net of tax	5.5	13.6	7.1	(20.7)	5.5
Comprehensive (income) loss attributable to noncontrolling interests	—	—	—	—	—

Comprehensive income (loss) attributable to ParkOhio common shareholder	$5.5	$13.6	$7.1	$(20.7)	$5.5

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Condensed Consolidating Statements of Cash Flows
	Three Months Ended March 31, 2017
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
OPERATING ACTIVITIES
Net cash (used) provided by operating activities	$(4.4)	$(0.8)	$14.4	$(11.4)	$(2.2)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	(4.5)	(1.6)	—	(6.1)

Net cash used in investing activities	—	(4.5)	(1.6)	—	(6.1)
FINANCING ACTIVITIES
Intercompany account change	(7.5)	5.8	(9.7)	11.4	—
Proceeds from revolving credit facility, net	13.0	—	—	—	13.0
Payments on term loans and other debt	(1.1)	(0.2)	(1.7)	—	(3.0)
(Payments on) proceeds from capital lease facilities, net	—	(0.3)	1.4	—	1.1

Net cash provided (used) by financing activities	4.4	5.3	(10.0)	11.4	11.1
Effect of exchange rate changes on cash	—	—	0.7	—	0.7

Increase in cash and cash equivalents	—	—	3.5	—	3.5
Cash and cash equivalents at beginning of period	—	—	54.4	—	54.4

Cash and cash equivalents at end of period	$—	$—	$57.9	$—	$57.9

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

	Condensed Consolidating Statements of Cash Flows
	Three Months Ended March 31, 2016
	Parent	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In millions)
OPERATING ACTIVITIES
Net cash (used) provided by operating activities	$(9.8)	$21.5	$4.6	$(6.3)	$10.0
INVESTING ACTIVITIES
Purchases of property, plant and equipment	—	(4.5)	(4.4)	—	(8.9)

Net cash used in investing activities	—	(4.5)	(4.4)	—	(8.9)
FINANCING ACTIVITIES
Intercompany account change	10.9	(16.6)	(0.6)	6.3	—
Proceeds from revolving credit facility, net	(4.5)	—	—	—	(4.5)
Payments on term loans and other debt	(1.1)	—	—	—	(1.1)
Proceeds from term loans and other debt	4.5	0.2	—	—	4.7
Payments on capital leases, net	—	(0.6)	(0.1)	—	(0.7)

Net cash provided (used) by financing activities	9.8	(17.0)	(0.7)	6.3	(1.6)
Effect of exchange rate changes on cash	—	—	0.8	—	0.8

Increase in cash and cash equivalents	—	—	0.3	—	0.3
Cash and cash equivalents at beginning of period	—	0.1	48.3	—	48.4

Cash and cash equivalents at end of period	$—	$0.1	$48.6	$—	$48.7

Park-Ohio Industries, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

March 31, 2017

NOTE 15 — Subsequent Events

On April 17, 2017, the Company completed the issuance, in a private placement, of $350.0 million aggregate principal amount of 6.625% Senior Notes due 2027 (the “Notes”). The Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2017, and the Notes mature on April 15, 2027. The Notes are unsecured senior obligations of Park-Ohio and are guaranteed on an unsecured senior basis by the material domestic subsidiaries of Park-Ohio. The net proceeds from the issuance were used to repay in full the Senior Notes and the Company’s term loan under the Amended Credit Agreement, and to repay a portion of the borrowings outstanding under the Company’s revolving credit facility under the Amended Credit Agreement.

On April 17, 2017, the Company also entered into a seventh amended and restated credit agreement (the “Further Amended Credit Agreement”) with a group of banks. The Further Amended Credit Agreement, among other things, provides an increased revolving credit facility of up to $350.0 million , extends the maturity date of borrowings under the facility to April 17, 2022. Furthermore, the Company has the option, pursuant to the Further Amended Credit Agreement, to increase the availability under the revolving credit facility by an aggregate incremental amount up to $100.0 million.

Park-OHIO INDUSTRIES, INC.

PROSPECTUS

Offer to Exchange up to $350,000,000

Aggregate Principal Amount of Newly

Issued 6.625% Senior Notes due 2027

For

a Like Principal Amount of Outstanding

Restricted 6.625% Notes due 2027

Issued on April 17, 2017

PART II

INFORMATION NOT REQUIRED IN DOCUMENT

Item 20. Indemnification of Directors and Officers.

Ohio Law

Section 1701.13(E)(1) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

To the extent that a director, trustee, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to above, Section 1701.13(E)(3) provides that he or she is entitled to be indemnified against his or her reasonable expenses incurred in connection with such action, suit or proceeding.

Section 1701.13(E)(5) requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he or she agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

Finally, Section 1701.13(E)(6) states that the indemnification authorized under Ohio law is not exclusive and is in addition to any other rights to indemnification granted by the Company’s Articles of Incorporation or Code of Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise. Section 1701.13(E)(7) specifically authorizes companies to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or her or arising out of his or her status as such.

Code of Regulations

The Company’s Code of Regulations provides that it shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member of the Company’s board of directors or an officer, employee, member, manager or agent of the Company, or is or was serving at the Company’s request as a director, trustee, officer, employee or agent of another corporation, limited liability company, or a partnership, joint venture, trust or other enterprise.

In addition, the Company’s Code of Regulations provides that the Company will pay, to the full extent required by law, expenses, including attorney’s fees, incurred by a member of the Company’s board of directors in defending such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent permitted by law, such expenses incurred by any other person. The Company’s indemnification and payment, is not exclusive of, and shall be in addition to, any other rights the indemnified parties have under law, the Articles of Incorporation, any agreements, vote of shareholders or disinterested members of the board of directors or otherwise.

Insurance

Under the terms of the Company’s directors’ and officers’ insurance policy, the Company’s directors and officers are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

Indemnification Agreements

In addition, the Company has entered into indemnification agreements with each of its directors and officers (“Indemnitees”). In general, the indemnification agreements provide that, subject to the procedures, limitations and exceptions set forth therein, the Company will indemnify the Indemnitee for all damages, losses, liabilities, judgments, fines, penalties or amounts paid in settlement which Indemnitee becomes obligated to pay (“Losses”), arising out of any Claim (as defined below) (x) arising out of any actual or alleged act or omission by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any corporation, limited liability company, partnership, joint venture, trust, plan or other entity or enterprise as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent (“Other Enterprise”) or (y) by reason of the fact that Indemnitee is a current or former director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is a current or former director, officer, employee, member, manager, trustee or agent of any Other Enterprise (an “Indemnifiable Claim”). For purposes of the indemnification agreements, Claim is defined as (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding against Indemnitee, whether civil, criminal, administrative, arbitrative, investigative or other (including by or in the right of the Company), and whether made pursuant to federal, state or other law; or (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by the Company or any other person, (including any governmental entity) that Indemnitee believes in good faith might lead to the institution of any such claim, demand, action, suit or proceeding; or (iii) any subpoena or any discovery request seeking information, documents or testimony from Indemnitee whether or not the Indemnitee is a party to or the subject of the underlying claim, demand, action, suit or proceeding or the subject of any such inquiry or investigation. Subject to the terms of the indemnification agreements, Indemnitees also have the right to payment or advancement by the Company of reasonable expenses arising out of an Indemnifiable Claim or the enforcement of the indemnification agreements, which are paid or incurred by the Indemnitee or which Indemnitee reasonably determines are likely to be so paid or incurred by Indemnitee. Finally, the indemnification agreements require the Company to use commercially reasonable efforts to maintain in effect directors’ and officers’ liability insurance.

Item 21. Exhibits And Financial Statement Schedules.

(a)	Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Park-Ohio Industries, Inc. (filed as Exhibit 3.1 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

3.2	Code of Regulations of Park-Ohio Industries, Inc. (filed as Exhibit 3.2 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

4.1	Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including Form of Note) (filed as Exhibit 4.1 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

4.2	Seventh Amended and Restated Credit Agreement, dated April 17, 2017. Among Park-Ohio Industries, Inc., RB&W Corporation of Canada, the European Borrowers (as defined therein) party thereto, the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as European agent and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager (filed as Exhibit 4.3 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

4.3	Registration Rights Agreement, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

5.1	Opinion of Jones Day

5.2	Opinion of Bradley Arant Boult Cummings LLP

5.3	Opinion of Ice Miller LLP

10.1	Form of Indemnification Agreement entered into between Park-Ohio Industries, Inc. and each of its directors and certain officers (filed as Exhibit 10.1 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

10.2	Amended and Restated 1998 Long-Term Incentive Plan (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp., filed on May 30, 2012, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.3	2015 Equity and Incentive Compensation Plan (filed as Exhibit 4.4 to Form S-8 of Park-Ohio Holdings Corp., filed on June 4, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.4	Form of Restricted Share Agreement between the Company and each non-employee director (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp., filed on January 25, 2005, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.5	Form of Restricted Share Agreement for Employees (filed as Exhibit 10.1 to Form 10-Q for Park-Ohio Holdings Corp. for the quarter ended September 30, 2006, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.6	Form of Incentive Stock Option Agreement (filed as Exhibit 10.5 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2004, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.7	Form of Non-Statutory Stock Option Agreement (filed as Exhibit 10.6 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2004, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.8	Park-Ohio Industries, Inc. Annual Cash Bonus Plan (filed as Exhibit 10.2 to the Form 10-Q for Park-Ohio Holdings Corp, filed August 10, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.9	Form of Performance Based Restricted Share Agreement (filed as Exhibit 10.1 to Form 10-Q of Park-Ohio Holdings Corp. filed August 10, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.10	Supplemental Executive Retirement Plan for Edward F. Crawford, effective as of March 10, 2008 (filed as Exhibit 10.9 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2007, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.11	Non-qualified Defined Contribution Retirement Benefit Letter Agreement for Edward F. Crawford, dated March 10, 2008 (filed as Exhibit 10.10 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2007, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.12	2009 Director Supplemental Defined Contribution Plan of Park-Ohio Holdings Corp. (Filed as Exhibit 10 to Form 10-Q of Park-Ohio Holdings Corp. filed on May 10, 2011, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.13	Confidential Separation Agreement and General Release between Park-Ohio Industries, Inc. and Park-Ohio Holdings Corp. and W. Scott Emerick (filed as Exhibit 10.1 to the Form 10-Q of Park-Ohio Holdings Corp., filed on November 9, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries (filed as Exhibit 21.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2016, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (Included in Exhibit 5.1)

23.3	Consent of Bradley Arant Boult Cummings LLP (Included in Exhibit 5.2)

23.4	Consent of Ice Miller LLP (Included in Exhibit 5.3)

24.1	Powers of Attorney

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

99.1	Form of Letter of Transmittal

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(2) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the exchange offer required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the exchange offer prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the exchange offer containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the exchange offer made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

PARK-OHIO INDUSTRIES INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2017
Edward F. Crawford

*	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2017
Patrick W. Fogarty

*	President, Chief Operating Officer, and Director	June 27, 2017
Matthew V. Crawford

*	Director	June 27, 2017
Patrick V. Auletta

*	Director	June 27, 2017
John D. Grampa

*	Director	June 27, 2017
Dan T. Moore

*	Director	June 27, 2017
Ronna Romney

*	Director	June 27, 2017
Steven H. Rosen

*	Director	June 27, 2017
James W. Wert

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-4 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By: /s/ Robert D. Vilsack	June 27, 2017
Robert D. Vilsack, as Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

AJAX TOCCO MAGNETHERMIC CORPORATION
BATES RUBBER, INC.
CONTROL TRANSFORMER, INC.
EP CLEVELAND HOLDINGS, INC.
PARK-OHIO FORGED & MACHINED PRODUCTS LLC
PRECISION MACHINING CONNECTION LLC
SUPPLY TECHNOLOGIES LLC
SUPPLY TECHNOLOGIES PROCUREMENT COMPANY, INC.

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	Chief Executive Officer (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

LEWIS & PARK SCREW & BOLT COMPANY
PHARMACEUTICAL LOGISTICS, INC.
PHARMACY WHOLESALE LOGISTICS, INC.
P-O REALTY LLC
RED BIRD, INC.
WB&R ACQUISITION COMPANY, INC.

By: /s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	President (Principal Executive Officer) and Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

AUTOFORM TOOL & MANUFACTURING, LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Manager

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	Chief Executive Officer (Principal Executive Officer)	June 27, 2017

/s/ Jay Egelski Jay Egelski	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Manager	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Manager	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Manager	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

GENERAL ALUMINUM MGF. COMPANY
SUMMERSPACE, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Senior Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

BLUE FALCON TRAVEL, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew V. Crawford Matthew V. Crawford	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

POVI L.L.C.

By:
PARK-OHIO INDUSTRIES, INC. its sole member

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Matthew V. Crawford Matthew V. Crawford	Assistant Secretary (Principal Executive Officer, Principal Financial officer and Principal Accounting Officer)	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

ATBD, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert D. Vilsack Robert D. Vilsack	Vice President (Principal Executive Officer), Secretary	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

ELASTOMEROS TECNICOS MOLDEADOS, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ravi Dodaballapur Ravi Dodaballapur	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

EP REALTY HOLDINGS, INC.
FLUID ROUTING SOLUTIONS, LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	Chief Executive Officer (Principal Executive Officer)	June 27, 2017

/s/ Jay Egelski Jay Egelski	Vice President — Finance (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

FECO, INC.
TOCCO, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	Chief Executive Officer (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

INDUCTION MANAGEMENT SERVICES, LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tom Illencik Tom Illencik	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

APOLLO AEROSPACE COMPONENTS LLC
INTEGRATED HOLDING COMPANY
INTEGRATED LOGISTICS HOLDING COMPANY
INTEGRATED LOGISTICS SOLUTIONS, INC.
ST HOLDING CORP.
STMX, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Chrzanowski John Chrzanowski	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

SNOW DRAGON LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tom Illencik Tom Illencik	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Mathew V. Crawford Mathew V. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

RB&W MANUFACTURING LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

THE CLANCY BING COMPANY

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Edward F. Crawford Edward F. Crawford	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

GATEWAY INDUSTRIAL SUPPLY LLC

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Craig Cowan Craig Cowan	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Vice President — Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

PARK OHIO PRODUCTS, INC.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ravi Dodaballapur Ravi Dodaballapur	President (Principal Executive Officer)	June 27, 2017

/s/ Jason Stema Jason Stema	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Edward F. Crawford Edward F. Crawford	Director	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

TW MANUFACTURING CO.

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Patrick W. Fogarty Patrick W. Fogarty	Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

RB&W LTD.

By:	RB&W Manufacturing Co.
its sole member

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalves by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 27, 2017.

THE AJAX MANUFACTURING COMPANY

By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Vice President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below authorizes Patrick Fogarty, Robert Vilsack and Mathew Crawford, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this registrant’s Registration Statement on Form S-4 relating to the exchange offer and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tom Illencik Tom Illencik	President (Principal Executive Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 27, 2017

/s/ Patrick W. Fogarty Patrick W. Fogarty	Director	June 27, 2017

/s/ Robert D. Vilsack Robert D. Vilsack	Director	June 27, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of Park-Ohio Industries, Inc. (filed as Exhibit 3.1 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

3.2	Code of Regulations of Park-Ohio Industries, Inc. (filed as Exhibit 3.2 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

4.1	Indenture, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including Form of Note) (filed as Exhibit 4.1 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

4.2	Seventh Amended and Restated Credit Agreement, dated April 17, 2017. Among Park-Ohio Industries, Inc., RB&W Corporation of Canada, the European Borrowers (as defined therein) party thereto, the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, J.P. Morgan Europe Limited, as European agent and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager (filed as Exhibit 4.3 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

4.3	Registration Rights Agreement, dated April 17, 2017, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp. filed on April 17, 2017, SEC File No. 333-43005 and incorporated herein by reference and made a part hereof)

5.1	Opinion of Jones Day

5.2	Opinion of Bradley Arant Boult Cummings LLP

5.3	Opinion of Ice Miller LLP

10.1	Form of Indemnification Agreement entered into between Park-Ohio Industries, Inc. and each of its directors and certain officers (filed as Exhibit 10.1 to the Form 10-K of Park-Ohio Industries, Inc. for the year ended December 31, 1998, SEC File No. 333-43005 and incorporated by reference and made a part hereof)

10.2	Amended and Restated 1998 Long-Term Incentive Plan (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp., filed on May 30, 2012, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.3	2015 Equity and Incentive Compensation Plan (filed as Exhibit 4.4 to Form S-8 of Park-Ohio Holdings Corp., filed on June 4, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.4	Form of Restricted Share Agreement between the Company and each non-employee director (filed as Exhibit 10.1 to Form 8-K of Park-Ohio Holdings Corp., filed on January 25, 2005, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.5	Form of Restricted Share Agreement for Employees (filed as Exhibit 10.1 to Form 10-Q for Park-Ohio Holdings Corp. for the quarter ended September 30, 2006, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.6	Form of Incentive Stock Option Agreement (filed as Exhibit 10.5 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2004, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.7	Form of Non-Statutory Stock Option Agreement (filed as Exhibit 10.6 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2004, SEC File No. 000-03134 and incorporated herein by reference and made a part hereof)

10.8	Park-Ohio Industries, Inc. Annual Cash Bonus Plan (filed as Exhibit 10.2 to the Form 10-Q for Park-Ohio Holdings Corp, filed August 10, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.9	Form of Performance Based Restricted Share Agreement (filed as Exhibit 10.1 to Form 10-Q of Park-Ohio Holdings Corp. filed August 10, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.10	Supplemental Executive Retirement Plan for Edward F. Crawford, effective as of March 10, 2008 (filed as Exhibit 10.9 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2007, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.11	Non-qualified Defined Contribution Retirement Benefit Letter Agreement for Edward F. Crawford, dated March 10, 2008 (filed as Exhibit 10.10 to Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2007, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.12	2009 Director Supplemental Defined Contribution Plan of Park-Ohio Holdings Corp. (Filed as Exhibit 10 to Form 10-Q of Park-Ohio Holdings Corp. filed on May 10, 2011, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

10.13	Confidential Separation Agreement and General Release between Park-Ohio Industries, Inc. and Park-Ohio Holdings Corp. and W. Scott Emerick (filed as Exhibit 10.1 to the Form 10-Q of Park-Ohio Holdings Corp., filed on November 9, 2015, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

12.1	Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries (filed as Exhibit 21.1 to the Form 10-K of Park-Ohio Holdings Corp. for the year ended December 31, 2016, SEC File No. 000-03134 and incorporated by reference and made a part hereof)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (Included in Exhibit 5.1)

23.3	Consent of Bradley Arant Boult Cummings LLP (Included in Exhibit 5.2)

23.4	Consent of Ice Miller LLP (Included in Exhibit 5.3)

24.1	Powers of Attorney

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1

99.1	Form of Letter of Transmittal

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document